EXHIBIT 4

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                      BANC OF AMERICA FUNDING CORPORATION,

                                  as Depositor,

                       GREENPOINT MORTGAGE FUNDING, INC.,

                                  as Servicer,

                                       and

                             WELLS FARGO BANK, N.A.,

                                   as Trustee

                         POOLING AND SERVICING AGREEMENT

                              Dated April 28, 2005

                             -----------------------

                       Mortgage Pass-Through Certificates

                                  Series 2005-C

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                                TABLE OF CONTENTS

                                                                            Page

PRELIMINARY STATEMENT......................................................

                                    ARTICLE I

                                   DEFINITIONS

Section 1.01  Defined Terms................................................
Section 1.02  Calculations.................................................
Section 1.03  Rights of the NIMS Insurer...................................

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS
                        ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01  Conveyance of Mortgage Loans.................................
Section 2.02  Acceptance by the Trustee of the Mortgage Loans..............
Section 2.03  Representations, Warranties and Covenants of the Servicer....
Section 2.04  Representations and Warranties of the Depositor as to the
               Mortgage Loans..............................................
Section 2.05  Designation of Interests in the REMICs.......................
Section 2.06  REMIC Certificate Maturity Date..............................
Section 2.07  Execution and Delivery of Certificates.......................

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

Section 3.01  Servicer to Service Mortgage Loans...........................
Section 3.02  Subservicing; Enforcement of the Obligations of the
               Servicer....................................................
Section 3.03  Fidelity Bond; Errors and Omissions Insurance................
Section 3.04  Access to Certain Documentation..............................
Section 3.05  Maintenance of Primary Mortgage Insurance Policy; Claims.....
Section 3.06  Rights of the Depositor and the Trustee in Respect of the
               Servicer....................................................
Section 3.07  Trustee to Act as Servicer...................................
Section 3.08  Collection of Mortgage Loan Payments.........................
Section 3.09  Collection of Mortgage Loan Payments; Servicer Custodial
               Account, Distribution Account and Reserve Account...........
Section 3.10  Collection of Taxes, Assessments and Similar Items;
               Escrow Accounts.............................................
Section 3.11  Access of Trustee and NIMS Insurer to Certain
               Documentation and Information Regarding the Mortgage
               Loans.......................................................
Section 3.12  Permitted Withdrawals from the Servicer Custodial
               Accounts and the Distribution Account.......................
Section 3.13  Maintenance of Hazard Insurance and Other Insurance..........
Section 3.14  Enforcement of Due-On-Sale Clauses; Assumption Agreements....
Section 3.15  Realization Upon Defaulted Mortgage Loans; REO Property......
Section 3.16  Trustee to Cooperate; Release of Mortgage Files..............
Section 3.17  Documents, Records and Funds in Possession of the
               Servicer to be Held for the Trustee.........................
Section 3.18  Servicing Compensation.......................................
Section 3.19  Annual Statement as to Compliance............................
Section 3.20  Annual Independent Public Accountants' Servicing
               Statement; Financial Statements.............................
Section 3.21  Advances.....................................................
Section 3.22  Modifications, Waivers, Amendments and Consents..............
Section 3.23  Reports to the Securities and Exchange Commission............

                                   ARTICLE IV

                             SERVICER'S CERTIFICATE

Section 4.01  Servicer's Certificate.......................................

                                    ARTICLE V

                 PAYMENTS AND STATEMENTS TO CERTIFICATEHOLDERS;
                              REMIC ADMINISTRATION

Section 5.01  Distributions................................................
Section 5.02  Priorities of Distributions..................................
Section 5.03  Allocation of Losses.........................................
Section 5.04  Statements to Certificateholders.............................
Section 5.05  Tax Returns and Reports to Certificateholders................
Section 5.06  Tax Matters Person...........................................
Section 5.07  Rights of the Tax Matters Person in Respect of the
               Trustee.....................................................
Section 5.08  REMIC Related Covenants......................................
Section 5.09  REMIC Distributions..........................................

                                   ARTICLE VI

                                THE CERTIFICATES

Section 6.01  The Certificates.............................................
Section 6.02  Registration of Transfer and Exchange of Certificates........
Section 6.03  Mutilated, Destroyed, Lost or Stolen Certificates............
Section 6.04  Persons Deemed Owners........................................

                                   ARTICLE VII

                         THE DEPOSITOR AND THE SERVICER

Section 7.01  Respective Liabilities of the Depositor and the Servicer.....
Section 7.02  Merger or Consolidation of the Depositor or the Servicer.....
Section 7.03  Limitation on Liability of the Depositor, the Servicer
               and Others..................................................
Section 7.04  Depositor and Servicer Not to Resign.........................

                                  ARTICLE VIII

                                     DEFAULT

Section 8.01  Events of Default............................................
Section 8.02  Remedies of Trustee..........................................
Section 8.03  Directions by Certificateholders and Duties of Trustee
               During Event of Default.....................................
Section 8.04  Action upon Certain Failures of the Servicer and upon
               Event of Default............................................
Section 8.05  Trustee to Act; Appointment of Successor.....................
Section 8.06  Notification to Certificateholders...........................

                                   ARTICLE IX

                                   THE TRUSTEE

Section 9.01  Duties of Trustee............................................
Section 9.02  Certain Matters Affecting the Trustee........................
Section 9.03  Trustee not Liable for Certificates or Mortgage Loans........
Section 9.04  Trustee May Own Certificates.................................
Section 9.05  Eligibility Requirements for Trustee.........................
Section 9.06  Resignation and Removal of Trustee...........................
Section 9.07  Successor Trustee............................................
Section 9.08  Merger or Consolidation of Trustee...........................
Section 9.09  Appointment of Co-Trustee or Separate Trustee................
Section 9.10  Authenticating Agents........................................
Section 9.11  Trustee's Fees and Expenses..................................
Section 9.12  Appointment of Custodian.....................................
Section 9.13  Paying Agents................................................
Section 9.14  Limitation of Liability......................................
Section 9.15  Trustee May Enforce Claims Without Possession of
               Certificates................................................
Section 9.16  Suits for Enforcement........................................
Section 9.17  Waiver of Bond Requirement...................................
Section 9.18  Waiver of Inventory, Accounting and Appraisal Requirement....

                                    ARTICLE X

                                   TERMINATION

Section 10.01 Termination upon Purchase or Liquidation of All Mortgage
               Loans.......................................................
Section 10.02 Additional Termination Requirements..........................

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

Section 11.01 Amendment....................................................
Section 11.02 Recordation of Agreement; Counterparts.......................
Section 11.03 Limitation on Rights of Certificateholders...................
Section 11.04 Governing Law................................................
Section 11.05 Notices......................................................
Section 11.06 Severability of Provisions...................................
Section 11.07 Certificates Nonassessable and Fully Paid....................
Section 11.08 Access to List of Certificateholders.........................
Section 11.09 Recharacterization...........................................
Section 11.10 Third Party Beneficiary......................................

EXHIBITS

Exhibit A-A-1           Form of Face of Class A-1 Certificate
Exhibit A-A-2           Form of Face of Class A-2 Certificate
Exhibit A-A-3           Form of Face of Class A-3 Certificate
Exhibit B-M-1           Form of Face of Class M-1 Certificate
Exhibit B-M-2           Form of Face of Class M-2 Certificate
Exhibit B-B-1           Form of Face of Class B-1 Certificate
Exhibit B-B-2           Form of Face of Class B-2 Certificate
Exhibit B-B-3           Form of Face of Class B-3 Certificate
Exhibit B-1             Form of Face of Class CE Certificates...........
Exhibit B-2             Form of Face of Class P Certificates............
Exhibit B-3             Form of Face of Class R Certificates............
Exhibit C               Form of Reverse of all Certificates.............
Exhibit D-1             Loan Subgroup A Mortgage Loan Schedule..........
Exhibit D-2             Loan Subgroup B Mortgage Loan Schedule..........
Exhibit E               Form of Request for Release.....................
Exhibit F               Form of Certification of Establishment of
                        Account.........................................
Exhibit G-1             Form of Transferor's Certificate................
Exhibit G-2A            Form I of Transferee's Certificate..............
Exhibit G-2B            Form II of Transferee's Certificate.............
Exhibit H               Form of Transferee Representation Letter
                        for ERISA Restricted Certificates...............
Exhibit I               Form of Affidavit Regarding Transfer of
                        Residual Certificate............................
Exhibit J               List of Recordation States......................
Exhibit K               Form of Initial Certification ..................
Exhibit L               Form of Final Certification.....................
Exhibit M               Form of Sarbanes-Oxley Certification............
Exhibit N               Form of Trustee's Sarbanes-Oxley Reliance
                        Certification...................................
Exhibit O               Form of Servicer's Sarbanes-Oxley Reliance
                        Certification...................................
Exhibit P               Form of Yield Maintenance Agreements............

                         POOLING AND SERVICING AGREEMENT

            THIS POOLING AND SERVICING AGREEMENT, dated April 28, 2005, is hereby executed by and among BANC OF AMERICA FUNDING CORPORATION, as depositor (together with its permitted successors and assigns, the "Depositor"), GREENPOINT MORTGAGE FUNDING, INC., as servicer (together with its permitted successors and assigns, "GreenPoint" or the "Servicer"), and WELLS FARGO BANK, N.A., as trustee (together with its permitted successors and assigns, the "Trustee").

                          W I T N E S S E T H  T H A T:

            In consideration of the mutual agreements herein contained, the Depositor, the Servicer and the Trustee agree as follows:

                              PRELIMINARY STATEMENT

            The Trust Estate for federal income tax purposes will be treated as two real estate mortgage investment conduits (the "Upper-Tier REMIC" and the "Lower-Tier REMIC," respectively, and each a "REMIC"). The Offered Certificates (other than the Class A-3 Certificates) and each Component (exclusive of the right of such Certificates or Components to receive Cap Carryover Amounts) and the Class CE Certificates shall constitute "regular interests" in the Upper-Tier REMIC. The Certificates (other than the Class R and Class P Certificates) are the "Regular Certificates." The Uncertificated Lower-Tier Interests shall constitute the "regular interests" in the Lower-Tier REMIC. The "Class LR Interest" shall be the "residual interest" in the Lower-Tier REMIC. The "Class UR Interest" shall be the "residual interest" in the Upper-Tier REMIC. The portion of the Trust Estate consisting of the Reserve Account, the Yield Maintenance Agreements, the Class P Certificates, the rights of the Offered Certificates to receive Cap Carryover Amounts and the obligation of the Class CE Certificates to pay Cap Carryover Amounts shall not be assets of either REMIC created hereunder, but rather shall be assets of the Grantor Trust. The assets of the Grantor Trust, the Certificates and the Uncertificated Lower-Tier Interests will represent the entire beneficial ownership interest in the Trust. The "latest possible maturity date" for federal income tax purposes of all interests created hereby will be the REMIC Certificate Maturity Date.

            The following table sets forth characteristics of the Certificates and Components, together with the minimum denominations and integral multiples in excess thereof in which the Classes of Certificates shall be issuable:

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                                                                                                  Integral
                                                        Pass-              Minimum                Multiples
                              Initial Class            Through          Denomination/             in Excess
Classes                    Certificate Balance          Rate         Percentage Interest          of Minimum
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Class A-1                       $295,302,000.00           (1)              $1,000                    $1
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Class A-2                       $111,958,000.00           (2)              $1,000                    $1
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Class A-3                           (3)                   (3)              $1,000                    $1
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Class M-1                        $14,365,000.00           (4)             $25,000                    $1
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Class M-2                        $10,898,000.00           (4)             $25,000                    $1
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Class B-1                         $7,926,000.00           (4)             $25,000                    $1
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Class B-2                         $2,477,000.00           (4)             $25,000                    $1
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Class B-3                         $3,220,000.00           (4)             $25,000                    $1
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Class CE                            (5)                   (5)                 N/A                    N/A
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Class P                            N/A                   N/A                   N/A                   N/A
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Class R                            N/A                   N/A                   N/A                   N/A
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                                                                                                   Integral
                                                        Pass-                                    Multiples In
                               Initial Component       Through          Minimum                    Excess Of
Components                     Balance                  Rate            Denomination               Minimum
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Class A-3A                    $32,812,000.00             (6)                 N/A                     N/A
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Class A-3B                    $12,440,000.00             (7)                 N/A                     N/A
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(1) For each Distribution Date occurring prior to and including the Auction Date, interest will accrue on the Class A-1 Certificates at a per annum rate equal to the lesser of (i) the sum of One-Month LIBOR and 0.24% and
     (ii) the Subgroup A Cap. On each Distribution Date following the Auction Date, interest will accrue on the Class A-1 Certificates at a per annum rate equal to the lesser of (i) the sum of One-Month LIBOR and 0.48% and
     (ii) the Subgroup A Cap.

(2) For each Distribution Date occurring prior to and including the Auction Date, interest will accrue on the Class A-2 Certificates at a per annum rate equal to the lesser of (i) the sum of One-Month LIBOR and 0.25% and
     (ii) the Subgroup B Cap. On each Distribution Date following the Auction Date, interest will accrue on the Class A-2 Certificates at a per annum rate equal to the lesser of (i) the sum of One-Month LIBOR and 0.50% and
     (ii) the Subgroup B Cap.

(3) The Class A-3 Certificates will be deemed for purposes of distributions of principal and interest to consist of two Components as described in the table: the Class A-3A Component and the Class A-3B Component (each, a "Component"). The Components are not severable.

(4) For each Distribution Date occurring prior to and including the Auction Date, interest will accrue on these Certificates at a per annum rate equal to the lesser of (i) the sum of One-Month LIBOR and 0.45%, 0.65%, 1.20%, 1.90% and 1.90% with respect to the Class M-1, Class M-2, Class B-1, Class B-2 and Class B-3 Certificates, respectively, and (ii) the Pool Cap. On each Distribution Date following the Auction Date, interest will accrue on these Certificates at a per annum rate equal to the lesser of (i) the sum of One-Month LIBOR and 0.675%, 0.975%, 1.80%, 2.85% and 2.85% with respect to the Class M-1, Class M-2, Class B-1, Class B-2 and Class B-3 Certificates, respectively, and (ii) the Pool Cap.

(5) Solely for REMIC purposes, the Class CE Certificates will (i) have an initial Original Class Certificate Balance equal to the Initial Overcollateralization Amount and (ii) will bear interest on their Notional Amount at their Pass-Through Rate.

(6) For each Distribution Date occurring prior to and including the Auction Date, interest will accrue on the Class A-3A Component at a per annum rate equal to the lesser of (i) the sum of One-Month LIBOR and 0.30% and (ii) the Subgroup A Cap. On each Distribution Date following the Auction Date, interest will accrue on the Class A-3A Component at a per annum rate equal to the lesser of (i) the sum of One-Month LIBOR and 0.60% and (ii) the Subgroup A Cap.

(7) For each Distribution Date occurring prior to and including the Auction Date, interest will accrue on the Class A-3B Component at a per annum rate equal to the lesser of (i) the sum of One-Month LIBOR and 0.30% and (ii) the Subgroup B Cap. On each Distribution Date following the Auction Date, interest will accrue on the Class A-3B Component at a per annum rate equal to the lesser of (i) the sum of One-Month LIBOR and 0.60% and (ii) the Subgroup B Cap.

                                    ARTICLE I

                                   DEFINITIONS

            Section 1.01 Defined Terms. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article:

            1933 Act: The Securities Act of 1933, as amended.

            60+ Day Delinquent Loan: For each Distribution Date, each Mortgage Loan (including each Mortgage Loan in foreclosure and each Mortgage Loan for which the Mortgagor has filed for bankruptcy after the Closing Date) with respect to which any portion of a Monthly Payment is, as of the Due Date in the prior calendar month, two months or more past due and each Mortgage Loan relating to an REO Property.

            Accrued Certificate Interest: For any Distribution Date and each Class of interest-bearing Certificates (other than the Class A-3 Certificates), one month's interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the related Class Certificate Balance less such Class' Interest Percentage of Relief Act Shortfalls for such Distribution Date. For any Distribution Date and the Class A-3 Certificates, the sum of the Accrued Component Interest for each Component.

            Accrued Component Interest: For any Distribution Date and each Component, one month's interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the related Component Balance less such Component's Interest Percentage of Relief Act Shortfalls for such Distribution Date.

            Advance: A Periodic Advance or a Servicing Advance.

            Agreement: This Pooling and Servicing Agreement together with all amendments hereof and supplements hereto.

            Amount Held for Future Distribution: As to any Distribution Date, the total of the amounts held in the Servicer Custodial Accounts at the close of business on the preceding Determination Date on account of (i) Principal Prepayments and Liquidation Proceeds received or made on the Mortgage Loans in the month of such Distribution Date and (ii) payments which represent receipt of Monthly Payments on the Mortgage Loans in respect of a Due Date or Due Dates subsequent to the related Due Date.

            Ancillary Income: All assumption fees, late payment charges and all other ancillary income and fees (other than Prepayment Premiums) with respect to the Mortgage Loans.

            Applied Realized Loss Amount: With respect to each Distribution Date, the excess, if any, of the aggregate of (a) the Class Certificate Balances of the Certificates (after taking into account the distribution of the Principal Distribution Amount on such Distribution Date and any increase in any Class Certificate Balance as a result of Recoveries) over (b) the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of such Distribution Date.

            Appraised Value: With respect to any Mortgaged Property, either (i) the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such Mortgage Loan or, in certain cases, an automated valuation model or tax assessed value and (b) the sales price for such property, except that, in the case of Mortgage Loans the proceeds of which were used to refinance an existing mortgage loan, the Appraised Value of the related Mortgaged Property is the appraised value thereof determined in an appraisal obtained at the time of refinancing or, in certain cases, an automated valuation model or tax assessed value, or (ii) the appraised value determined in an appraisal made at the request of a Mortgagor subsequent to origination in order to eliminate the Mortgagor's obligation to keep a Primary Mortgage Insurance Policy in force.

            Assignment of Mortgage: An individual assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to give record notice of the sale of the Mortgage.

            Auction Date: As defined in Section 10.01 hereof.

            Auction Winner: As defined in Section 10.01 hereof.

            Available Funds: As to any Distribution Date, the sum of the Interest Remittance Amount and the Principal Remittance Amount for such Distribution Date.

            Authenticating Agents: As defined in Section 9.10.

            BAFC: Banc of America Funding Corporation or its successor in interest.

            Book-Entry Certificate: All Classes of Certificates other than the Physical Certificates.

            Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of North Carolina, the State of New York, the State of California, the State of Minnesota, the State of Maryland or any state in which the Corporate Trust Office of the Trustee is located are required or authorized by law or executive order to be closed.

            Cap: Any of the Subgroup A Cap, the Subgroup B Cap or the Pool Cap.

            Cap Carryover Amount: If on any Distribution Date the Accrued Certificate Interest for any Class of Certificates or the Accrued Component Interest for any Component is based upon clause (ii) of the definition of the applicable Cap, the excess of (i) the amount of interest such Class or Component would have been entitled to receive on such Distribution Date based on the related Pass-Through Rate (without regard to the applicable Cap), over (ii) the amount of interest such Class or Component received on such Distribution Date based on the applicable Cap, together with the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate on such Class or Component).

            Certificate: Any of the Banc of America Funding Corporation Mortgage Pass-Through Certificates, Series 2005-C that are issued pursuant to this Agreement.

            Certificate Balance: With respect to any Certificate (other than the Class CE, Class-P and Class R Certificates) at any date, the maximum dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the product of the Percentage Interest of such Certificate and the Class Certificate Balance of the Class of Certificates of which such Certificate is a part. The Class CE, Class P and Class R Certificates have no Certificate Balance.

            Certificate Custodian: Initially, Wells Fargo Bank, N.A.; thereafter any other Certificate Custodian acceptable to the Depository and selected by the Trustee.

            Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of a Book-Entry Certificate. With respect to any Definitive Certificate, the Certificateholder of such Certificate.

            Certificate Register: The register maintained pursuant to Section 6.02.

            Certificate Registrar: The registrar appointed pursuant to Section 6.02.

            Certificateholder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or the Servicer or any affiliate thereof shall be deemed not to be outstanding and the Percentage Interest and Voting Rights evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests or Voting Rights, as the case may be, necessary to effect any such consent has been obtained, unless such entity is the registered owner of the entire Class of Certificates, provided that the Trustee shall not be responsible for knowing that any Certificate is registered in the name of an affiliate of the Depositor or the Servicer unless one of its Responsible Officers has actual knowledge thereof.

            Certification: As defined in Section 3.23.

            Class: As to the Certificates, the Class A-1, Class A-2, Class A-3, Class M-1, Class M-2, Class B-1, Class B-2, Class B-3, Class CE, Class P and Class R Certificates, as the case may be.

            Class A Certificates: The Class A-1, Class A-2 and Class A-3 Certificates.

            Class A-3 Realized Loss Amortization Amount: As to the Components and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Components as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in
Section 5.02(c)(i) through (iii) hereof, in each case for such Distribution
Date.

            Class A-3A Applied Realized Loss Amount: With respect to any Distribution Date on and after the Class Certificate Balance of the Class M-1 Certificates has been reduced to zero, and after the Applied Realized Loss Amount has been allocated pursuant to the first paragraph of Section 5.03, the excess, if any, of (a) the sum of the aggregate Class Certificate Balance of the Class A-1 Certificates and the Component Balance of the Class A-3A Component (after taking into account the distribution of the Principal Distribution Amount on such Distribution Date and any increase in the Class Certificate Balance of the Class A-1 Certificates or the Component Balance of the Class A-3A Component as a result of Recoveries) over (b) the aggregate Stated Principal Balance of the Subgroup A Mortgage Loans as of the Due Date in the month of such Distribution Date.

            Class A-3B Applied Realized Loss Amount: With respect to any Distribution Date on and after the Class Certificate Balance of the Class M-1 Certificates has been reduced to zero, and after the Applied Realized Loss Amount has been allocated pursuant to the first paragraph of Section 5.03, the excess, if any, of (a) the sum of the aggregate Class Certificate Balance of the Class A-2 Certificates and the Component Balance of the Class A-3B Component (after taking into account the distribution of the Principal Distribution Amount on such Distribution Date and any increase in the Class Certificate Balance of the Class A-2 Certificates or the Component Balance of the Class A-3B Component as a result of Recoveries) over (b) the aggregate Stated Principal Balance of the Subgroup B Mortgage Loans as of the Due Date in the month of such Distribution Date.

            Class B Certificates: The Class B-1, Class B-2 and Class B-3 Certificates.

            Class B-1 Principal Distribution Amount: As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution
Date), (iii) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), and (iv) the Class Certificate Balance of the Class B-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 96.10% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of such Distribution Date and (B) the amount by which the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of such Distribution Date exceeds the product of (i) 0.50% and (ii) the Cut-off Date Pool Principal Balance.

            Class B-1 Realized Loss Amortization Amount: As to the Class B-1 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class B-1 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in Section 5.02(c)(i) through (xi) hereof, in each case for such Distribution Date.

            Class B-2 Principal Distribution Amount: As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution
Date), (iii) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Class Certificate Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such Distribution Date), and (v) the Class Certificate Balance of the Class B-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 97.10% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of such Distribution Date and (B) the amount by which the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of such Distribution Date exceeds the product of (i) 0.50% and (ii) the Cut-off Date Pool Principal Balance.

            Class B-2 Realized Loss Amortization Amount: As to the Class B-2 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class B-2 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in Section 5.02(c)(i) through (xiv) hereof, in each case for such Distribution Date.

            Class B-3 Principal Distribution Amount: As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution
Date), (iii) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Class Certificate Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such Distribution Date), (v) the Class Certificate Balance of the Class B-2 Certificates (after taking into account the payment of the Class B-2 Principal Distribution Amount on such Distribution Date) and (vi) the Class Certificate Balance of the Class B-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 98.40% and
(ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of such Distribution Date and (B) the amount by which the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of such Distribution Date exceeds the product of (i) 0.50% and (ii) the Cut-off Date Pool Principal Balance.

            Class B-3 Realized Loss Amortization Amount: As to the Class B-3 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class B-3 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in Section 5.02(c)(i) through (xvii) hereof, in each case for such Distribution Date.

            Class CE Distributable Amount: With respect to any Distribution Date, the sum of (i) the interest accrued on such Class CE Certificate at its Pass-Through Rate calculated on its Notional Amount less the amount (without duplication) of Cap Carryover Amounts paid pursuant to Section 5.02(c)(xix),
(ii) any remaining Overcollateralization Release Amounts, (iii) the aggregate of amounts remaining in the Reserve Account after the distributions in Section 3.09(f)(i)(A).

            Class CE Uncertificated Principal Balance: As of any date of determination, the Initial Overcollateralization Amount minus the sum of (i) any Realized Losses allocated thereto and (ii) any amounts distributed (or deemed distributed) to the Class CE Certificates with respect thereto.

            Class M-1 Principal Distribution Amount: As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date) and (ii) the Class Certificate Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 88.50% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of such Distribution Date and (B) the amount by which the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of such Distribution Date exceeds the product of (i) 0.50% and (ii) the Cut-off Date Pool Principal Balance.

            Class M-1 Realized Loss Amortization Amount: As to the Class M-1 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-1 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in Section 5.02(c)(i) through (v) hereof, in each case for such Distribution Date.

            Class M-2 Principal Distribution Amount: As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution
Date) and (iii) the Class Certificate Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 92.90% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of such Distribution Date and (B) the amount by which the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of such Distribution Date exceeds the product of
(i) 0.50% and (ii) the Cut-off Date Pool Principal Balance.

            Class M-2 Realized Loss Amortization Amount: As to the Class M-2 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-2 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in Section 5.02(c)(i) through (viii) hereof, in each case for such Distribution Date.

            Class A Certificates: The Class A-1, Class A-2 and Class A-3 Certificates.

            Class B Certificates: The Class B-1, Class B-2 and Class B-3 Certificates.

            Class Certificate Balance: Class Certificate Balance means, with respect to any Class of Offered Certificates (other than the Class A-3 Certificates) and any Distribution Date, and subject to Section 5.02(f), the Initial Class Certificate Balance of such Class (a) reduced by the sum of (i) all amounts actually distributed in respect of principal of such Class on all prior Distribution Dates and (ii) Applied Realized Loss Amounts allocated thereto for previous Distribution Dates pursuant to Section 5.03 and (b) increased by any Recoveries allocated to such Class for previous Distribution Dates. The Class Certificate Balance of the Class A-3 Certificates will equal the sum of the Component Balances of the Components. The Class CE, Class P and Class R Certificates do not have a Class Certificate Balance.

            Class M Certificates: The Class M-1 Certificates and the Class M-2 Certificates.

            Class M Certificateholders: Collectively, the Holders of the Class M Certificates.

            Class LR Interest: As defined in the Preliminary Statement.

            Class UR Interest: As defined in the Preliminary Statement.

            Closing Date: April 28, 2005.

            Code: The Internal Revenue Code of 1986, as amended.

            Compensating Interest: As defined in Section 3.18.

            Component Balance: With respect to any Component and any Distribution Date and subject to Section 5.02(f), the Initial Component Balance of such Component (a) reduced by the sum of (i) all amounts actually distributed in respect of principal of such Component on all prior Distribution Dates and
(ii) Class A-3A Applied Realized Loss Amounts, Class A-3B Applied Realized Loss Amount or Applied Realized Loss Amounts allocated thereto, as the case may be, for previous Distribution Dates pursuant to Section 5.03 and (b) increased by any Recoveries allocated to such Component for previous Distribution Dates.

            Co-op Shares: Shares issued by private non-profit housing corporations.

            Corporate Trust Office: The principal corporate trust office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement is conducted, which office at the date of the execution of this instrument is located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: Corporate Trust Services - BAFC 2005-C, and for certificate transfer purposes is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services - BAFC 2005-C, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the NIMS Insurer and the Servicer.

            Corresponding Classes or Components: With respect to the Lower-Tier REMIC and the Upper-Tier REMIC, the following Classes or Components shall be Corresponding Classes or Components:

         Corresponding
      Lower-Tier Interests      Corresponding Upper-Tier Classes or Components
      --------------------      ----------------------------------------------
      LT1A1                               Class A-1 Certificates
      LT1A2                               Class A-2 Certificates
      LT1A3A                              Class A-3A Component
      LT1A3B                              Class A-3B Component
      LT1M1                               Class M-1 Certificates
      LT1M2                               Class M-2 Certificates
      LT1B1                               Class B-1 Certificates
      LT1B2                               Class B-2 Certificates
      LT1B3                               Class B-3 Certificates

            Custodial Agreement: Initially, the Custodial Agreement, dated April 28, 2005, by and among the Depositor, the Servicer, Trustee and the Custodian and thereafter any custodial agreement entered into pursuant to Section 9.12.

            Custodian: Initially, Wachovia Bank, National Association, as custodian under the Custodial Agreement, and thereafter the Custodian, if any, hereafter appointed by the Trustee pursuant to Section 9.12. The Custodian may (but need not) be the Trustee or any Person directly or indirectly controlling or controlled by or under common control of the Trustee. None of the Depositor, the Servicer nor any Person directly or indirectly controlling or controlled by or under common control with any such Person may be appointed Custodian.

            Customary Servicing Procedures: With respect to the Servicer, procedures (including collection procedures) that such Servicer customarily employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions servicing mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located.

            Cut-off Date: April 1, 2005.

            Cut-off Date Pool Principal Balance: The aggregate of the Cut-off Date Principal Balances of the Mortgage Loans which is $495,361,118.59.

            Cut-off Date Principal Balance: As to any Mortgage Loan, the unpaid principal balance thereof as of the close of business on the Cut-off Date, reduced by all installments of principal due on or prior thereto whether or not paid.

            Debt Service Reduction: As to any Mortgage Loan and any Determination Date, the excess of (i) the Monthly Payment due on the related Due Date under the terms of such Mortgage Loan over (ii) the amount of the monthly payment of principal and/or interest required to be paid with respect to such Due Date by the Mortgagor as established by a court of competent jurisdiction (pursuant to an order which has become final and nonappealable) as a result of a proceeding initiated by or against the related Mortgagor under the Bankruptcy Code, as amended from time to time (11 U.S.C.); provided that no such excess shall be considered a Debt Service Reduction so long as (a) the Servicer is pursuing an appeal of the court order giving rise to any such modification and
(b)(1) such Mortgage Loan is not in default with respect to payment due thereunder in accordance with the terms of such Mortgage Loan as in effect on the Cut-off Date or (2) Monthly Payments are being advanced by the Servicer in accordance with the terms of such Mortgage Loan as in effect on the Cut-off Date.

            Debt Service Reduction Mortgage Loan: Any Mortgage Loan that became the subject of a Debt Service Reduction.

            Defective Mortgage Loan: Any Mortgage Loan which is required to be cured, repurchased or substituted for pursuant to Section 2.02.

            Deficient Valuation: As to any Mortgage Loan and any Determination Date, the excess of (i) the then outstanding indebtedness under such Mortgage Loan over (ii) the secured valuation thereof established by a court of competent jurisdiction (pursuant to an order which has become final and nonappealable) as a result of a proceeding initiated by or against the related Mortgagor under the Bankruptcy Code, as amended from time to time (11 U.S.C.), pursuant to which such Mortgagor retained such Mortgaged Property; provided that no such excess shall be considered a Deficient Valuation so long as (a) the Servicer is pursuing an appeal of the court order giving rise to any such modification and
(b)(1) such Mortgage Loan is not in default with respect to payments due thereunder in accordance with the terms of such Mortgage Loan as in effect on the Cut-off Date or (2) Monthly Payments are being advanced by the Servicer in accordance with the terms of such Mortgage Loan as in effect on the Cut-off Date.

            Deficient Valuation Mortgage Loan: Any Mortgage Loan that became the subject of a Deficient Valuation.

            Definitive Certificates: As defined in Section 6.02(c)(iii).

            Depositor: Banc of America Funding Corporation, a Delaware corporation, or its successor in interest, as depositor of the Trust Estate.

            Depository: The Depository Trust Company, the nominee of which is Cede & Co., as the registered Holder of the Book-Entry Certificates or any successor thereto appointed in accordance with this Agreement. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

            Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

            Determination Date: As to any Distribution Date, the 15th day of the month of the related Distribution Date or, if such 15th day is not a Business Day, the Business Day immediately preceding such day.

            Distribution Account: The Eligible Account created and maintained by the Trustee pursuant to Section 3.09(b) in the name of the Trustee for the benefit of the Certificateholders and designated "Wells Fargo Bank, N.A., as Trustee, in trust for registered holders of Banc of America Funding Corporation Mortgage Pass-Through Certificates, Series 2005-C." The Distribution Account shall be deemed to consist of three sub-accounts: one for each Loan Subgroup (designated as Sub-Account 1 and Sub-Account 2) and one sub-account referred to herein as the Upper-Tier Certificate Sub-Account. Funds in the Distribution Account shall be held in trust for the Holders of the Certificates for the uses and purposes set forth in this Agreement.

            Distribution Date: The 20th day of each month beginning in May 2005 (or, if such day is not a Business Day, the next Business Day).

            Due Date: As to any Distribution Date and each Mortgage Loan, the first day in the calendar month of such Distribution Date.

            Eligible Account: Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company) have the highest short-term ratings of each Rating Agency at the time any amounts are held on deposit therein, or (ii) an account or accounts in a depository institution or trust company in which such accounts are insured by the FDIC (to the limits established by the FDIC) and the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee, the NIMS Insurer and to each Rating Agency, the Certificateholders have a claim with respect to the funds in such account or a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution or trust company in which such account is maintained, or (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution or trust company (including the Trustee), acting in its fiduciary capacity or (iv) any other account acceptable to each Rating Agency. Eligible Accounts may bear interest and may include, if otherwise qualified under this definition, accounts maintained with the Trustee.

            ERISA: The Employee Retirement Income Security Act of 1974, as amended.

            ERISA Restricted Certificates: Any of the Class CE, Class P and Class R Certificates.

            Escrow Account: As defined in Section 3.10.

            Escrow Payments: The amounts constituting taxes, assessments, Primary Mortgage Insurance Policy premiums, fire and hazard insurance premiums and other payments as may be required to be escrowed by the Mortgagor with the mortgagee pursuant to the terms of any Mortgage Note or Mortgage.

            Event of Default: As defined in Section 8.01.

            Excess Proceeds: With respect to any Liquidated Mortgage Loan, the amount, if any, by which the sum of any Liquidation Proceeds of such Mortgage Loan received in the calendar month in which such Mortgage Loan became a Liquidated Mortgage Loan, net of any amounts previously reimbursed to the Servicer as Nonrecoverable Advance(s) with respect to such Mortgage Loan pursuant to Section 3.12(a)(iii), exceeds (i) the unpaid principal balance of such Liquidated Mortgage Loan as of the Due Date in the month in which such Mortgage Loan became a Liquidated Mortgage Loan plus (ii) accrued interest at the Mortgage Interest Rate from the Due Date as to which interest was last paid or for which a Periodic Advance was made (and not reimbursed) up to the Due Date applicable to the Distribution Date immediately following the calendar month during which such liquidation occurred.

            Extra Principal Distribution Amount: As of any Distribution Date, the lesser of (x) the Monthly Excess Interest Amount for such Distribution Date and (y) the Overcollateralization Deficiency for such Distribution Date.

            FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

            FHLMC: The Federal Home Loan Mortgage Corporation, or any successor thereto.

            Final Distribution Date: The Distribution Date on which the final distribution in respect of the Certificates will be made pursuant to Section 10.01.

            Financial Market Service: Bloomberg Financial Service and any other financial information provider designated by the Depositor by written notice to the Trustee.

            FIRREA: The Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

            FNMA: Fannie Mae, or any successor thereto.

            Form 10-K: As defined in Section 3.23(a).

            Grantor Trust: That portion of the Trust exclusive of the REMICs consisting of (a) the Prepayment Premiums and the right of the Class P Certificateholders to receive such Prepayment Premiums, (a) the right of the Offered Certificates to receive Cap Carryover Amounts, (b) each Yield Maintenance Agreement, the Reserve Account and the beneficial interest of the Class CE Certificates with respect thereto and (c) the obligation of the Class CE Certificates to pay Cap Carryover Amounts.

            GreenPoint: GreenPoint Mortgage Funding, Inc., a New York corporation, or its successor in interest, in its capacity as Servicer, or any successor servicer for such Mortgage Loans appointed as herein provided.

            Gross Margin: As to each Mortgage Loan, the fixed percentage set forth in the related Mortgage Note and indicated in the Mortgage Loan Schedule as the "Gross Margin," which percentage is added to the Index on each Rate Adjustment Date to determine (subject to rounding, the Periodic Cap and the Rate Ceiling) the Mortgage Interest Rate on such Mortgage Loan until the next Rate Adjustment Date.

            Holder: A Certificateholder.

            Indenture: An indenture relating to the issuance of net interest margin notes secured by the Class CE Certificates and the Class P Certificates, which may or may not be guaranteed by the NIMS Insurer.

            Independent: When used with respect to any specified Person means such a Person who (i) is in fact independent of the Depositor, the Trustee and the Servicer, (ii) does not have any direct financial interest or any material indirect financial interest in the Depositor, the Trustee or the Servicer or in an affiliate of any of them, and (iii) is not connected with the Depositor, the Trustee or the Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

            Index: As to any Mortgage Loan and Rate Adjustment Date, a rate per annum that is defined to be the arithmetic mean of the interbank offered rates for six month U.S. dollar-denominated deposits in the London market, as published in The Wall Street Journal and most recently available either (i) as of the first Business Day in the month preceding the month of the applicable Rate Adjustment Date or (ii) up to 45 days before the applicable Rate Adjustment Date.

            Initial Class Certificate Balance: As to each Class of Certificates, the Class Certificate Balance set forth in the Preliminary Statement.

            Initial Component Balance: As to each Component, the Component Balance set forth in the Preliminary Statement.

            Initial Overcollateralization Amount: $3,963,118.59.

            Insurance Policy: With respect to any Mortgage Loan included in the Trust Estate, any related insurance policy, including all riders and endorsements thereto in effect, including any replacement policy or policies for any Insurance Policies.

            Insurance Proceeds: Proceeds paid by an insurer pursuant to any Insurance Policy, in each case other than any amount included in such Insurance Proceeds in respect of Insured Expenses.

            Insured Expenses: Expenses covered by an Insurance Policy or any other insurance policy with respect to the Mortgage Loans.

            Interest Accrual Period: As to each Distribution Date and each Class of Offered Certificates, the period from and including the Distribution Date in the prior calendar month (or in the case of the first Distribution Date, from the Closing Date) through and including the day prior to the current Distribution Date. Interest on each Class of Offered Certificates will be calculated on the basis of the actual number of days in the related Interest Accrual Period and a 360-day year.

            Interest Carry Forward Amount: For any Class of Offered Certificates (other than the Class A-3 Certificates) and the Components and any Distribution Date, the sum of (a) the excess, if any, of the Accrued Certificate Interest or Accrued Component Interest, as the case may be, and any Interest Carry Forward Amount for the prior Distribution Date, over the amount in respect of interest actually distributed on such Class or Component on such prior Distribution Date and (b) interest on such excess at the applicable Pass-Through Rate for the related Interest Accrual Period.

            Interest Percentage: With respect to any Class of Offered Certificates (other than the Class A-3 Certificates) or any Component and any Distribution Date, the ratio (expressed as a decimal carried to six places) of the Accrued Certificate Interest for such Class or Accrued Component Interest for such Component to the sum of the Accrued Certificate Interest for all Classes and Accrued Component Interest for all Components, in each case with respect to such Distribution Date, without regard to Relief Act Shortfalls.

            Interest Remittance Amount: As of any Distribution Date, the sum of the Subgroup A Interest Remittance Amount and the Subgroup B Interest Remittance Amount for such Distribution Date.

            LIBOR Business Day: Any day on which banks in the London, England and The City of New York are open and conducting transactions in foreign currency and exchange.

            LIBOR Determination Date: With respect to the Offered Certificates and each Interest Accrual Period (after the first Interest Accrual Period), the second LIBOR Business Day prior to the day on which such Interest Accrual Period commences.

            Liquidated Mortgage Loan: With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) that was liquidated in the calendar month preceding the month of such Distribution Date and as to which the Servicer has certified (in accordance with this Agreement) that it has received all proceeds it expects to receive in connection with the liquidation of such Mortgage Loan including the final disposition of an REO Property.

            Liquidation Proceeds: Amounts, including Insurance Proceeds, received in connection with the partial or complete liquidation of defaulted Mortgage Loans, whether through trustee's sale, foreclosure sale or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received in connection with an REO Property, less the sum of related unreimbursed Servicing Fees and Advances.

            Loan Subgroup: Any of Loan Subgroup A or Loan Subgroup B.

            Loan Subgroup A: The Subgroup A Mortgage Loans.

            Loan Subgroup B: The Subgroup B Mortgage Loans.

            Loan-to-Value Ratio: With respect to any Mortgage Loan and any date of determination, the fraction, expressed as a percentage, the numerator of which is the outstanding principal balance of the related Mortgage Loan at the date of determination and the denominator of which is the Appraised Value of the related Mortgaged Property.

            Lower-Tier Distribution Amount: As defined in Section 5.09(a).

            Lower-Tier Rate: With respect to Regular Interest LT1AA, Regular Interest LT1A1, Regular Interest LT1A2, Regular Interest LT1A3A, Regular Interest LT1A3B, Regular Interest LT1M1, Regular Interest LT1M2, Regular Interest LT1B1, Regular Interest LT1B2, Regular Interest LT1B3, Regular Interest LT1ZZ, Regular Interest LT1SUB, Regular Interest LT2SUB and Regular Interest LT1XX, the Net WAC of the Mortgage Loans. With respect to Regular Interest LT1GRP, the Subgroup A Cap. With respect Regular Interest LT2GRP, the Subgroup B Cap.

            Lower-Tier REMIC: As defined in the Preliminary Statement, the segregated asset pool, the assets of which consist of the Mortgage Loans, such amounts as shall from time to time be held in the Distribution Account (other than amounts held in respect of the Upper-Tier Certificate Sub-Account), the insurance policies, if any, relating to a Mortgage Loan and the Mortgaged Property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure.

            LT Interest Loss Allocation Amount: With respect to any Distribution Date, an amount equal to (a) the product of (i) 50% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of such Distribution Date and (ii) the Lower-Tier Rate for Regular Interest LT1AA minus the Marker Rate, divided by (b) 12.

            LT Marker Allocation Percentage: 50% of any amount payable from or loss attributable to the Mortgage Loans, which shall be allocated to Regular Interest LT1AA, Regular Interest LT1A1, Regular Interest LT1A2, Regular Interest LT1A3A, Regular Interest LT1A3B, Regular Interest LT1M1, Regular Interest LT1M2, Regular Interest LT1B1, Regular Interest LT1B2, Regular Interest LT1B3 and Regular Interest LT1ZZ as provided in Section 5.09(b)(i).

            LT Overcollateralization Target Amount: 0.50% of the Targeted Overcollateralization Amount.

            LT Overcollateralized Amount: With respect to any date of determination, (i) 0.50% of the aggregate Uncertificated Principal Balances of the Uncertificated Lower-Tier Interests minus (ii) the aggregate of the Uncertificated Principal Balances of Regular Interest LT1A1, Regular Interest LT1A2, Regular Interest LT1A3A, Regular Interest LT1A3B, Regular Interest LT1M1, Regular Interest LT1M2, Regular Interest LT1B1, Regular Interest LT1B2 and Regular Interest LT1B3, in each case as of such date of determination.

            LT Principal Loss Allocation Amount: With respect to any Distribution Date, an amount equal to (a) the product of (i) 50% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of such Distribution Date and (ii) 1 minus a fraction, the numerator of which is two times the aggregate of the Uncertificated Principal Balances of Regular Interest LT1A1, Regular Interest LT1A2, Regular Interest LT1A3A, Regular Interest LT1A3B, Regular Interest LT1M1, Regular Interest LT1M2, Regular Interest LT1B1, Regular Interest LT1B2 and Regular Interest LT1B3 and the denominator of which is the aggregate of the Uncertificated Principal Balances of Regular Interest LT1A1, Regular Interest LT1A2, Regular Interest LT1A3A, Regular Interest LT1A3B, Regular Interest LT1M1, Regular Interest LT1M2, Regular Interest LT1B1, Regular Interest LT1B2, Regular Interest LT1B3 and Regular Interest LT1ZZ.

            LT Sub WAC Allocation Percentage: 50% of any amount payable or loss attributable from the Mortgage Loans, which shall be allocated to Regular Interest LT1SUB, Regular Interest LT1GRP, Regular Interest LT2SUB, Regular Interest LT2GRP and Regular Interest LT1XX.

            Marker Rate: With respect to the Class CE Certificates and any Distribution Date, a per annum rate equal to two (2) times the weighted average of the applicable Lower-Tier Rates for Regular Interest LT1A1, Regular Interest LT1A2, Regular Interest LT1A3A, Regular Interest LT1A3B, Regular Interest LT1M1, Regular Interest LT1M2, Regular Interest LT1B1, Regular Interest LT1B2, Regular Interest LT1B3 and Regular Interest LT1ZZ, (i) with the rate on each such Uncertificated Lower-Tier Interest (other than Regular Interest LT1ZZ) subject to a cap equal to the Pass-Through Rate of its Corresponding Class or Component (taking into account in determining any such Pass-Through Rate the imposition of the applicable Cap as described in footnote 1, 2, 4, 6 or 7 to the table in the Preliminary Statement relating to the Certificates) for the purposes of this calculation and (ii) with the rate on Regular Interest LT1ZZ subject to a cap of zero for the purpose of this calculation; provided, however, that for this purpose, calculations of the Lower-Tier Rate and the related caps with respect to each such Uncertificated Regular Interest (other than Regular Interest LT1ZZ) shall be multiplied by a fraction, the numerator of which is the actual number of days in the Interest Accrual Period and the denominator of which is 30.

            Maximum LT1ZZ Uncertificated Accrued Interest Deferral Amount: With respect to any Distribution Date, the excess of (a) accrued interest at the Lower-Tier Rate applicable to Regular Interest LT1ZZ for such Distribution Date on a balance equal to the Uncertificated Principal Balance of Regular Interest LT1ZZ minus the LT Overcollateralized Amount, in each case for such Distribution Date, over (b) Uncertificated Accrued Interest on Regular Interest LT1A1, Regular Interest LT1A2, Regular Interest LT1A3A, Regular Interest LT1A3B, Regular Interest LT1M1, Regular Interest LT1M2, Regular Interest LT1B1, Regular Interest LT1B2 and Regular Interest LT1B3, each subject to a cap equal to the Pass-Through Rate of the related Corresponding Class for the purpose of this calculation; provided, however, that for this purpose, calculations of the Lower-Tier Rate and the related caps with respect to Uncertificated Accrued Interest on Regular Interest LT1A1, Regular Interest LT1A2, Regular Interest LT1A3A, Regular Interest LT1A3B, Regular Interest LT1M1, Regular Interest LT1M2, Regular Interest LT1B1, Regular Interest LT1B2 and Regular Interest LT1B3 shall be multiplied by a fraction, the numerator of which is the actual number of days in the Interest Accrual Period and the denominator of which is 30.

            MERS: As defined in Section 2.01(b)(iii) hereof.

            Minimum Bid Price: As defined in Section 10.01 hereof.

            Monthly Excess Cashflow Amount: The sum of the Monthly Excess Interest Amount, the Overcollateralization Release Amount and (without duplication) any portion of the Principal Distribution Amount remaining after principal distributions on the Offered Certificates.

            Monthly Excess Interest Amount: With respect to each Distribution Date, the amount, if any, by which the Interest Remittance Amount for such Distribution Date exceeds the aggregate amount distributed on such Distribution Date to the Certificates pursuant to priorities first through ninth under
Section 5.02(a).

            Monthly Form 8-K: As defined in Section 3.23(a).

            Monthly Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan which, unless otherwise specified herein, shall give effect to any related Debt Service Reduction and any Deficient Valuation that affects the amount of the monthly payment due on such Mortgage Loan.

            Moody's: Moody's Investors Service, Inc., or any successor thereto.

            Mortgage: The mortgage, deed of trust or other instrument creating a first lien on a Mortgaged Property securing a Mortgage Note or creating a first lien on a leasehold interest.

            Mortgage File: The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

            Mortgage Interest Rate: As to any Mortgage Loan, the per annum rate of interest at which interest accrues on the principal balance of such Mortgage Loan, as adjusted from time to time in accordance with the provisions of the related Mortgage Note, which rate is (a) prior to the first Rate Adjustment Date for each such Mortgage Loan, the initial Mortgage Interest Rate for such Mortgage Loan indicated on the Mortgage Loan Schedule and (b) from and after such Rate Adjustment Date, the sum of the Index, as of the Rate Adjustment Date applicable to such Due Date, and the Gross Margin, rounded as set forth in such Mortgage Note, subject to the Periodic Cap and the Rate Ceiling applicable to such Mortgage Loan at any time during the life of such Mortgage Loan.

            Mortgage Loan Purchase Agreement: The Mortgage Loan Purchase Agreement, dated April 28, 2005, between Bank of America, National Association, as seller, and the Depositor, as purchaser.

            Mortgage Loan Schedule: The list of Mortgage Loans (as from time to time amended by the Servicer to reflect the addition of Substitute Mortgage Loans and the deletion of Defective Mortgage Loans pursuant to the provisions of this Agreement) transferred to the Trustee as part of the Trust Estate and from time to time subject to this Agreement, attached hereto as Exhibit D-1 and Exhibit D-2 setting forth the following information with respect to each Mortgage Loan: (i) the Mortgage Loan identifying number; (ii) a code indicating whether the Mortgaged Property is owner-occupied; (iii) the property type for each Mortgaged Property; (iv) the original months to maturity or the remaining months to maturity from the Cut-off Date; (v) the Loan-to-Value Ratio at origination; (vi) the Mortgage Interest Rate as of the Cut-off Date; (vii) the date on which the first Monthly Payment was due on the Mortgage Loan, and, if such date is not the Due Date currently in effect, such Due Date; (viii) the stated maturity date; (ix) the amount of the Monthly Payment as of the Cut-off Date; (x) the paid-through date; (xi) the original principal amount of the Mortgage Loan; (xii) the principal balance of the Mortgage Loan as of the close of business on the Cut-off Date, after application of payments of principal due on or before the Cut-off Date, whether or not collected, and after deduction of any payments collected of scheduled principal due after the Cut-off Date; (xiii) a code indicating the purpose of the Mortgage Loan; (xiv) a code indicating the documentation style; (xv) the Appraised Value; (xvi) the first Rate Adjustment Date; (xvii) the Rate Ceiling; (xviii) the Periodic Cap; (xix) the Gross Margin;
(xx) the Index; (xxi) the closing date of such Mortgage Loan; and (xxii) whether such Mortgage Loan is subject to a Prepayment Premium. With respect to each Loan Subgroup in the aggregate, the Mortgage Loan Schedule shall set forth the following information, as of the Cut-off Date: (i) the number of Mortgage Loans;
(ii) the current aggregate outstanding principal balance of the Mortgage Loans;
(iii) the weighted average Mortgage Interest Rate of the Mortgage Loans; and
(iv) the weighted average months to maturity of the Mortgage Loans.

            Mortgage Loans: Such of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 as from time to time are held as a part of the Trust Estate (including any Substitute Mortgage Loans and REO Property), the Mortgage Loans originally so held being identified in the Mortgage Loan Schedule.

            Mortgage Note: The originally executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with all riders thereto and amendments thereof.

            Mortgaged Property: The underlying property securing a Mortgage Loan, which may include Co-op Shares or residential long term leases.

            Mortgagor: The obligor on a Mortgage Note.

            Net Mortgage Interest Rate: As to any Mortgage Loan and Distribution Date, such Mortgage Loan's Mortgage Interest Rate thereon on the first day of the month preceding the month of the related Distribution Date reduced by (i) the Servicing Fee Rate and (ii) the Trustee Fee Rate.

            Net WAC: As to any Loan Subgroup and any Distribution Date, the weighted average of the Net Mortgage Interest Rates of the Mortgage Loans in such Loan Subgroup (based on Stated Principal Balances of the Mortgage Loans in such Loan Subgroup on the Due Date in the month preceding the month of such Distribution Date).

            NIMS Insurer: Any insurer that is guaranteeing certain payments under notes secured by collateral which includes all or a portion of the Class CE and Class P Certificates.

            Non-U.S. Person: A Person other than a U.S. Person.

            Nonrecoverable Advance: Any portion of an Advance previously made or proposed to be made in respect of a Mortgage Loan which has not been previously reimbursed and which, in the good faith judgment of the Servicer or the Trustee, as applicable, will not or, in the case of a proposed Advance, would not be ultimately recoverable from the related Mortgagor, related Liquidation Proceeds, or other recoveries in respect of the related Mortgage Loan.

            NYCEMA: A New York Consolidation, Extension and Modification Agreement.

            Offered Certificates: The Class A Certificates and the Class M-1, Class M-2, Class B-1, Class B-2 and Class B-3 Certificates.

            Officer's Certificate: A certificate signed by the Chairman of the Board, Vice Chairman of the Board, President or a Vice President and by the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant Secretaries, or any other duly authorized officer of the Depositor and delivered to the Trustee.

            One-Month LIBOR: With respect to the initial Interest Accrual Period, 3.06% per annum. With respect to each Interest Accrual Period (other than the initial Interest Accrual Period), the rate determined by the Trustee on the related LIBOR Determination Date on the basis of the offered rate for one-month United States dollar deposits, as such rate appears on the Telerate Page 3750, as of 11:00 a.m. (London time) on such LIBOR Determination Date. If no such quotations are available on a LIBOR Determination Date, One-Month LIBOR for the related Interest Accrual Period will be the higher of (i) One-Month LIBOR for the previous LIBOR Determination Date (or, in the case of the first LIBOR Determination Date for which the Trustee is required to determine One-Month LIBOR, 3.06% per annum) or (ii) a per annum rate which the Trustee determines to be either (a) the arithmetic mean (rounding such arithmetic mean upwards if necessary to the nearest whole multiple of 1/16%) of the one-month United States dollar lending rate that New York City banks selected by the Trustee are quoting on the relevant LIBOR Determination Date to the principal London offices of at least two leading banks in the London interbank market or
(b) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month United States dollar lending rate that the New York City banks selected by the Trustee are quoting on such LIBOR Determination Date to leading European banks.

            Opinion of Counsel: A written opinion of counsel acceptable to the Trustee who may be counsel for the Depositor or the Servicer, except that any opinion of counsel relating to the qualification of the Trust Estate as two separate REMICs or compliance with the REMIC Provisions must be an opinion of Independent counsel.

            OTS: The Office of Thrift Supervision.

            Outstanding Mortgage Loan: As to any Due Date, a Mortgage Loan which was not the subject of a Principal Prepayment in Full prior to such Due Date, which did not become a Liquidated Mortgage Loan prior to such Due Date and which was not purchased from the Trust prior to such Due Date pursuant to Section 2.02, 2.04 or Section 3.15(b).

            Overcollateralization Amount: As of any Distribution Date, the excess, if any, of (x) the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of such Distribution Date over (y) the aggregate Class Certificate Balance of all Classes of Offered Certificates (after taking into account all distributions of principal on such Distribution Date and the increase of any Class Certificate Balance or Component Balance of a Class of Offered Certificates or a Component, as applicable, as a result of Recoveries).

            Overcollateralization Deficiency: As of any Distribution Date, the excess, if any, of (x) the Targeted Overcollateralization Amount for such Distribution Date over (y) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after taking into account the reduction on such Distribution Date of the Class Certificate Balances of all Classes of Offered Certificates resulting from the distribution of the Principal Distribution Amount (but not the Extra Principal Distribution Amount) on such Distribution Date, but prior to taking into account any Applied Realized Loss Amounts, Class A-3A Applied Realized Loss Amounts or Class A-3B Applied Realized Loss Amounts on such Distribution Date.

            Overcollateralization Release Amount: With respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the excess, if any, of (i) the Overcollateralization Amount for such Distribution Date, assuming that 100% of the Principal Remittance Amount is applied as a principal payment on the Offered Certificates on such Distribution Date, over (ii) the Targeted Overcollateralization Amount for such Distribution Date. With respect to any Distribution Date on which a Trigger Event is in effect, the Overcollateralization Release Amount will be zero.

            Ownership Interest: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

            Pass-Through Rate: As to each Class of interest-bearing Certificates, the per annum rate set forth or described in the Preliminary Statement.

            With respect to the Class CE Certificates and any Distribution Date, a per annum rate equal to the percentage equivalent of a fraction, the numerator of which is the sum of the amounts calculated pursuant to clauses (A) through
(K) below, and the denominator of which is the aggregate of the Uncertificated Principal Balances of Regular Interest LT1AA, Regular Interest LT1A1, Regular Interest LT1A2, Regular Interest LT1A3A, Regular Interest LT1A3B, Regular Interest LT1M1, Regular Interest LT1M2, Regular Interest LT1B1, Regular Interest LT1B2, Regular Interest LT1B3 and Regular Interest LT1ZZ. For purposes of calculating the Pass-Through Rate for the Class CE Certificates, the numerator is equal to the sum of the following components:

            (A) the Lower-Tier Rate for Regular Interest LT1AA minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of Regular Interest LT1AA;

            (B) the Lower-Tier Rate for Regular Interest LT1A1 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of Regular Interest LT1A1;

            (C) the Lower-Tier Rate for Regular Interest LT1A2 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of Regular Interest LT1A2;

            (D) the Lower-Tier Rate for Regular Interest LT1A3A minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of Regular Interest LT1A3A;

            (E) the Lower-Tier Rate for Regular Interest LT1A3B minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of Regular Interest LT1A3B;

            (F) the Lower-Tier Rate for Regular Interest LT1M1 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of Regular Interest LT1M1;

            (G) the Lower-Tier Rate for Regular Interest LT1M2 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of Regular Interest LT1M2;

            (H) the Lower-Tier Rate for Regular Interest LT1B1 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of Regular Interest LT1B1;

            (I) the Lower-Tier Rate for Regular Interest LT1B2 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of Regular Interest LT1B2;

            (J) the Lower-Tier Rate for Regular Interest LT1B3 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of Regular Interest LT1B3;

            (K) the Lower-Tier Rate for Regular Interest LT1ZZ minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of Regular Interest LT1ZZ.

            Paying Agent: As defined in Section 9.13.

            Percentage Interest: As to any Certificate (other than the Class CE, Class P and Class R Certificates), the percentage obtained by dividing the initial Certificate Balance of such Certificate by the Initial Class Certificate Balance of the Class of which such Certificate is a part. With respect to the Class CE, Class P and Class R Certificates, the portion of the Class evidenced thereby, expressed as a percentage, as stated on the face of such Certificate; provided, however, that the sum of all such percentages for each such Class totals 100%.

            Periodic Advance: The payment required to be made by the Servicer with respect to any Distribution Date pursuant to Section 3.21, the amount of any such payment being equal to the aggregate of Monthly Payments (net of the Servicing Fee) on the Mortgage Loans (including any REO Property) serviced by such Servicer that were due on the related Due Date and not received as of the close of business on the related Determination Date, less the aggregate amount of any such delinquent payments that such Servicer has determined would constitute a Nonrecoverable Advance if advanced.

            Periodic Cap: For each Mortgage Loan, the applicable limit on adjustment of the Mortgage Interest Rate for each Rate Adjustment Date specified in the applicable Mortgage Note, if any, and designated as such in the Mortgage Loan Schedule.

            Permitted Investments: One or more of the following:

            (i) obligations of or guaranteed as to principal and interest by the United States, FHLMC, FNMA or any agency or instrumentality of the United States when such obligations are backed by the full faith and credit of the United States; provided that such obligations of FHLMC or FNMA shall be limited to senior debt obligations and mortgage participation certificates other than investments in mortgage-backed or mortgage participation securities with yields evidencing extreme sensitivity to the rate of principal payments on the underlying mortgages, which shall not constitute Permitted Investments hereunder;

            (ii) repurchase agreements on obligations specified in clause (i) maturing not more than one month from the date of acquisition thereof with a corporation incorporated under the laws of the United States or any state thereof rated not lower than "P-1" by Moody's and "A-1" by S&P;

            (iii) federal funds, certificates of deposit, demand deposits, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof, rated not lower than "P-1" by Moody's and "A-1" by S&P;

            (iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which is rated not lower than "P-1" by Moody's and "A-1" by S&P;

            (v) investments in money market funds (including funds of the Trustee or its affiliates, or funds for which an affiliate of the Trustee acts as advisor, as well as funds for which the Trustee and its affiliates may receive compensation) rated either "Aaa" by Moody's and "AAAm G" by S&P or otherwise approved in writing by each Rating Agency; and

            (vi) other obligations or securities that are acceptable to each Rating Agency and the NIMS Insurer and, as evidenced by an Opinion of Counsel obtained by the Trustee and addressed to the Depositor, will not affect the qualification of the Trust Estate as two separate REMICs;

provided, however, that no instrument shall be a Permitted Investment if it represents either (a) the right to receive only interest payments with respect to the underlying debt instrument or (b) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations.

            Permitted Transferee: Any Person other than (i) the United States, or any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing, (iii) an organization which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) (except certain farmers' cooperatives described in Code
Section 521), (iv) rural electric and telephone cooperatives described in Code
Section 1381(a)(2)(C), (v) a Person with respect to whom the income on a Residual Certificate is allocable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other U.S. Person, and (vi) any other Person so designated by the Trustee based on an Opinion of Counsel to the effect that any transfer to such Person may cause the Trust or any other Holder of a Residual Certificate to incur tax liability that would not be imposed other than on account of such transfer. The terms "United States," "State" and "international organization" shall have the meanings set forth in Code Section 7701 or successor provisions.

            Person: Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            Physical Certificates: The Class CE, Class P and Class R
Certificates.

            Plan: As defined in Section 6.02(e).

            Pool Cap: As of any Distribution Date and the Class M and Class B Certificates, a per annum rate equal to the lesser of (i) 11.00% and (ii) a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the weighted average of the Subgroup A Cap and the Subgroup B Cap (each calculated without regard to clause
(i) of the definitions thereof), weighted on the basis of the related Subgroup Subordinate Amount.

            Prepayment Interest Shortfall: As to any Distribution Date and each Mortgage Loan subject to a Principal Prepayment received during the calendar month preceding such Distribution Date, the amount, if any, by which one month's interest at the related Mortgage Interest Rate (net of the Servicing Fee Rate) on such Principal Prepayment exceeds the amount of interest paid in connection with such Principal Prepayment.

            Prepayment Premium: Any prepayment premium, penalty or charge collected by the Servicer from a Mortgagor in connection with any voluntary Principal Prepayment in Full pursuant to the terms of the related Mortgage Note as from time to time held as a part of the Trust Fund, the Prepayment Premiums so held being identified in the Mortgage Loan Schedule.

            Primary Mortgage Insurance Policy: Each policy of primary mortgage guaranty insurance or any replacement policy therefor with respect to any Mortgage Loan, in each case issued by an insurer acceptable to FNMA or FHLMC.

            Principal Distribution Amount: As to any Distribution Date, the sum of (i) the Principal Remittance Amount minus the Overcollateralization Release Amount, if any, and (ii) the Extra Principal Distribution Amount, if any.

            Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan (other than Liquidation Proceeds) which is received in advance of its scheduled Due Date and is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

            Principal Prepayment in Full: Any Principal Prepayment of the entire principal balance of a Mortgage Loan.

            Principal Remittance Amount: With respect to any Distribution Date and Mortgage Loans, to the extent of funds available therefor, the sum (less amounts available for reimbursement to the Servicer of Advances and expenses pursuant to this Agreement and amounts reimbursable or payable to the Trustee pursuant to this Agreement) of: (i) each payment of principal on a Mortgage Loan due on the Due Date in the month of such Distribution Date and received by the Servicer on or prior to the related Determination Date, and any Advances with respect thereto, (ii) all Principal Prepayments received by the Servicer during the prior calendar month, (iii) Insurance Proceeds, net Liquidation Proceeds and Recoveries allocable to principal actually collected by the Servicer during the prior calendar month, (iv) with respect to Defective Mortgage Loans repurchased with respect to the prior calendar month, the portion of the Repurchase Price allocable to principal, (v) any Substitution Adjustment Amounts paid during the prior calendar month and (vi) on the Distribution Date on which the Mortgage Loans and related REO Property are sold at auction in accordance with Section
10.01 hereof, that portion of the Termination Price in respect of principal.

            Private Certificates: The Class CE, Class P and Class R
Certificates.

            Rate Adjustment Date: As to each Mortgage Loan, the Due Date on which date an adjustment to the Mortgage Interest Rate of such Mortgage Loan becomes effective under the related Mortgage Note.

            Rate Ceiling: The maximum per annum Mortgage Interest Rate permitted under the related Mortgage Note and indicated on the Mortgage Loan Schedule.

            Rating Agency: Each of Moody's and S&P. If either such organization or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating organization, or other comparable Person, as is designated by the Depositor, notice of which designation shall be given to the Trustee, the Servicer and the NIMS Insurer. References herein to a given rating or rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

            Realized Loss: With respect to each Liquidated Mortgage Loan, an amount as of the date of such liquidation, equal to (i) the unpaid principal balance of the Liquidated Mortgage Loan as of the date of such liquidation, plus
(ii) interest at the Net Mortgage Interest Rate from the Due Date as to which interest was last paid or advanced (and not reimbursed) to Certificateholders up to the Due Date in the month in which Liquidation Proceeds are required to be distributed on the Stated Principal Balance of such Liquidated Mortgage Loan from time to time, minus (iii) the Liquidation Proceeds, if any, received during the month in which such liquidation occurred, to the extent applied as recoveries of interest at the Net Mortgage Interest Rate and to principal of the Liquidated Mortgage Loan. With respect to each Mortgage Loan that has become the subject of a Deficient Valuation, if the principal amount due under the related Mortgage Note has been reduced, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation. With respect to each Mortgage Loan that has become the subject of a Debt Service Reduction and any Distribution Date, the amount, if any, by which the principal portion of the related Monthly Payment has been reduced.

            Realized Loss Amortization Amount: Any of the Class A-3 Realized Loss Amortization Amount, the Class M-1 Realized Loss Amortization Amount, the Class M-2 Realized Loss Amortization Amount, the Class B-1 Realized Loss Amortization Amount, the Class B-2 Realized Loss Amortization Amount or the Class B-3 Realized Loss Amortization Amount.

            Record Date: With respect to the Class A, Class M and Class B Certificates, the Business Day immediately preceding such Distribution Date; provided, however, that if any such Class A, Class M and Class B Certificates becomes a Definitive Certificate, the Record Date for such Certificate shall be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs and, with respect to the Class CE, Class P and Class R Certificates, the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.

            Recovery: As to any Distribution Date and Loan Subgroup, the sum of all amounts received during the calendar month preceding the month of such Distribution Date on each Mortgage Loan in such Loan Subgroup subsequent to such Mortgage Loan being determined to be a Liquidated Mortgage Loan.

            Regular Certificates: As defined in the Preliminary Statement hereto.

            Regular Interest LT1AA: One of the separate non-certificated beneficial ownership interests in the Lower-Tier REMIC issued hereunder and designated as a Regular Interest in the Lower-Tier REMIC. Regular Interest LT1AA shall accrue interest at the applicable Lower-Tier Rate and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the definition of Uncertificated Lower-Tier Interest.

            Regular Interest LT1A1: One of the separate non-certificated beneficial ownership interests in the Lower-Tier REMIC issued hereunder and designated as a Regular Interest in the Lower-Tier REMIC. Regular Interest LT1A1 shall accrue interest at the applicable Lower-Tier Rate and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the definition of Uncertificated Lower-Tier Interest.

            Regular Interest LT1A2: One of the separate non-certificated beneficial ownership interests in the Lower-Tier REMIC issued hereunder and designated as a Regular Interest in the Lower-Tier REMIC. Regular Interest LT1A2 shall accrue interest at the applicable Lower-Tier Rate and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the definition of Uncertificated Lower-Tier Interest.

            Regular Interest LT1A3A: One of the separate non-certificated beneficial ownership interests in the Lower-Tier REMIC issued hereunder and designated as a Regular Interest in the Lower-Tier REMIC. Regular Interest LT1A3A shall accrue interest at the applicable Lower-Tier Rate and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the definition of Uncertificated Lower-Tier Interest.

            Regular Interest LT1A3B: One of the separate non-certificated beneficial ownership interests in the Lower-Tier REMIC issued hereunder and designated as a Regular Interest in the Lower-Tier REMIC. Regular Interest LT1A3B shall accrue interest at the applicable Lower-Tier Rate and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the definition of Uncertificated Lower-Tier Interest.

            Regular Interest LT1M1: One of the separate non-certificated beneficial ownership interests in the Lower-Tier REMIC issued hereunder and designated as a Regular Interest in the Lower-Tier REMIC. Regular Interest LT1M1 shall accrue interest at the applicable Lower-Tier Rate and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the definition of Uncertificated Lower-Tier Interest.

            Regular Interest LT1M2: One of the separate non-certificated beneficial ownership interests in the Lower-Tier REMIC issued hereunder and designated as a Regular Interest in the Lower-Tier REMIC. Regular Interest LT1M2 shall accrue interest at the applicable Lower-Tier Rate and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the definition of Uncertificated Lower-Tier Interest.

            Regular Interest LT1B1: One of the separate non-certificated beneficial ownership interests in the Lower-Tier REMIC issued hereunder and designated as a Regular Interest in the Lower-Tier REMIC. Regular Interest LT1B1 shall accrue interest at the applicable Lower-Tier Rate and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the definition of Uncertificated Lower-Tier Interest.

            Regular Interest LT1B2: One of the separate non-certificated beneficial ownership interests in the Lower-Tier REMIC issued hereunder and designated as a Regular Interest in the Lower-Tier REMIC. Regular Interest LT1B2 shall accrue interest at the applicable Lower-Tier Rate and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the definition of Uncertificated Lower-Tier Interest.

            Regular Interest LT1B3: One of the separate non-certificated beneficial ownership interests in the Lower-Tier REMIC issued hereunder and designated as a Regular Interest in the Lower-Tier REMIC. Regular Interest LT1B3 shall accrue interest at the applicable Lower-Tier Rate and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the definition of Uncertificated Lower-Tier Interest.

            Regular Interest LT1GRP: One of the separate non-certificated beneficial ownership interests in the Lower-Tier REMIC issued hereunder and designated as a Regular Interest in the Lower-Tier REMIC. Regular Interest LT1GRP shall accrue interest at the applicable Lower-Tier Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the definition of Uncertificated Lower-Tier Interest.

            Regular Interest LT1SUB: One of the separate non-certificated beneficial ownership interests in the Lower-Tier REMIC issued hereunder and designated as a Regular Interest in the Lower-Tier REMIC. Regular Interest LT1SUB shall accrue interest at the applicable Lower-Tier Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the definition of Uncertificated Lower-Tier Interest.

            Regular Interest LT1XX: One of the separate non-certificated beneficial ownership interests in the Lower-Tier REMIC issued hereunder and designated as a Regular Interest in the Lower-Tier REMIC. Regular Interest LT1XX shall accrue interest at the applicable Lower-Tier Rate and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the definition of Uncertificated Lower-Tier Interest.

            Regular Interest LT1ZZ: One of the separate non-certificated beneficial ownership interests in the Lower-Tier REMIC issued hereunder and designated as a Regular Interest in the Lower-Tier REMIC. Regular Interest LT1ZZ shall accrue interest at the applicable Lower-Tier Rate and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

            Regular Interest LT2GRP: One of the separate non-certificated beneficial ownership interests in the Lower-Tier REMIC issued hereunder and designated as a Regular Interest in the Lower-Tier REMIC. Regular Interest LT2GRP shall accrue interest at the applicable Lower-Tier Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the definition of Uncertificated Lower-Tier Interest.

            Regular Interest LT2SUB: One of the separate non-certificated beneficial ownership interests in the Lower-Tier REMIC issued hereunder and designated as a Regular Interest in the Lower-Tier REMIC. Regular Interest LT2SUB shall accrue interest at the applicable Lower-Tier Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the definition of Uncertificated Lower-Tier Interest.

            Reimbursement Amount: As defined in Section 2.02.

            Related Loan Subgroup: For Subgroup A, Loan Subgroup A, and for Subgroup B, Loan Subgroup B.

            Related Subgroup: For Loan Subgroup A, Subgroup A, and for Loan Subgroup B, Subgroup B.

            Relief Act: The Servicemembers Civil Relief Act, as it may be amended from time to time.

            Relief Act Reduction: With respect to any Distribution Date, for any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended calendar month as a result of the application of the Relief Act or comparable state legislation, the amount, if any, by which (i) interest collectible on such Mortgage Loan for the most recently ended calendar month is less than (ii) interest accrued pursuant to the terms of the Mortgage Note on the same principal amount and for the same period as the interest collectible on such Mortgage Loan for the most recently ended calendar month.

            REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code. "Each REMIC" or "either REMIC" means each of the Lower-Tier REMIC, and the Upper-Tier REMIC.

            REMIC Certificate Maturity Date: The "latest possible maturity date" of the Regular Certificates as that term is defined in Section 2.06.

            REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time, as well as provisions of applicable state laws.

            Remittance Date: As to any Distribution Date, by 2:00 p.m. Eastern time on the 18th calendar day of each month, of if such day is not a Business Day, the immediately preceding Business Day.

            REO Property: A Mortgaged Property acquired by the Servicer on behalf of the Trust through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

            Repurchase Price: As to any Defective Mortgage Loan repurchased on any date pursuant to Section 2.02 or 2.04, an amount equal to (a) in the case of the Depositor or the Seller, the sum of (i) the unpaid principal balance thereof and (ii) the unpaid accrued interest thereon at the applicable Mortgage Interest Rate from the Due Date to which interest was last paid by the Mortgagor to the first day of the month following the month in which such Mortgage Loan became eligible to be repurchased and (b) in the case of the Servicer, the sum of (i) the Stated Principal Balance of the Mortgage Loan, (ii) interest on such Stated Principal Balance at the Mortgage Interest Rate from the date on which interest has last been paid and distributed through the last day of the month in which such repurchase takes place and (iii) any costs and damages incurred by the Trust in connection with any violation by such repurchased Mortgage Loan of any predatory or abusive lending law, less (x) amounts received or advanced in respect of such repurchased Mortgage Loan which are being held in the Servicer Custodial Account for distribution in the month of repurchase and (y) if such Servicer is servicing such Mortgage Loan under this Agreement, the Servicing Fee Rate for such Mortgage Loan.

            Request for Release: The Request for Release submitted by the Servicer to the Trustee or the Custodian on behalf of the Trustee, substantially in the form of Exhibit E.

            Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy which is required to be maintained from time to time under this Agreement in respect of such Mortgage Loan.

            Reserve Account: The trust account created and maintained by the Trustee pursuant to Section 3.09(f) which shall be entitled the "Reserve Account, Wells Fargo Bank, N.A., as Trustee, in trust for registered Holders of the Offered Certificates of the Banc of America Funding Trust, Series 2005-C" and which must be an Eligible Account. Amounts on deposit in the Reserve Account shall not be invested. The Reserve Account shall not be an asset of either REMIC formed under this Agreement.

            Residual Certificate: The Class R Certificate.

            Responsible Officer: Any officer of the Corporate Trust Department of the Trustee, including any Senior Vice President, any Vice President, any Assistant Vice President, any Assistant Secretary, any Trust Officer or Assistant Trust Officer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and having responsibility for the administration of this Agreement.

            S&P: Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

            Seller: Bank of America, National Association, a national banking association, or its successor in interest, as seller of the Mortgage Loans under the Mortgage Loan Purchase Agreement.

            Senior Certificates: The Class A Certificates and the Class R Certificate.

            Senior Enhancement Percentage: For any Distribution Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Certificate Balance of the Class M and Class B Certificates before taking into account the distribution of the Principal Distribution Amount on such Distribution Date and (ii) the Overcollateralization Amount as of the prior Distribution Date by (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the due date in the month of such Distribution Date.

            Senior Specified Enhancement Percentage: On any date of determination thereof, 17.30%.

            Senior Principal Distribution Amount: With respect to any Distribution Date, (i) before the Stepdown Date or as to which a Trigger Event is in effect, the lesser of (a) the aggregate Class Certificate Balance of the Class A Certificates immediately prior to such Distribution Date and (b) the Principal Distribution Amount and (ii) on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (a) the aggregate Class Certificate Balance of the Class A Certificates immediately prior to such Distribution Date over (b) the lesser of (x) the product of (i) 82.70% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of such Distribution Date and (y) the amount by which the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of such Distribution Date exceeds the product of (i) 0.50% and (ii) the Cut-off Date Pool Principal Balance for the Mortgage Loans.

            Servicer: GreenPoint in its capacity as originator or servicer of the Mortgage Loans, or any successor servicer appointed as herein provided.

            Servicer Advance Date: As to any Distribution Date, 11:30 a.m., Eastern time, on the Remittance Date.

            Servicer's Certificate: The monthly reports required by Section
4.01.

            Servicer Custodial Account: The separate Eligible Account or Accounts created and maintained by GreenPoint pursuant to Section 3.09(a).

            Servicer Custodial Account Reinvestment Income: For each Distribution Date, all income and gains net of any losses realized since the preceding Distribution Date from Permitted Investments of funds in the Servicer Custodial Account.

            Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the Servicer of its servicing obligations, including, but not limited to (i) the preservation, restoration and protection of a Mortgaged Property, (ii) expenses reimbursable to the Servicer pursuant to Section 3.15 and any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) compliance with the obligations under Section 3.13.

            Servicing Agreement: The Flow Sale and Servicing Agreement, dated as of September 1, 2004, by and between Bank of America, National Association and GreenPoint Mortgage Funding, Inc., as amended by that certain Amendment No. 1, dated as of October 1, 2004, by and between Bank of America, National Association and GreenPoint Mortgage Funding, Inc.

            Servicing Compensation: With respect to each Distribution Date, the sum of (i) the aggregate Servicing Fee for such Distribution Date subject to reduction as provided in Section 3.18, (ii) any Ancillary Income, (iii) Excess Proceeds for the preceding month and (iv) the Servicer Custodial Account Reinvestment Income for such Distribution Date.

            Servicing Fee: With respect to each Mortgage Loan and Distribution Date, the amount of the fee payable to the Servicer, which shall, for such Distribution Date, be equal to one-twelfth of the product of the Servicing Fee Rate with respect to such Mortgage Loan and the Stated Principal Balance of such Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same Stated Principal Balance and period respecting which any related interest payment on a Mortgage Loan is computed. The Servicer's right to receive the Servicing Fee is limited to, and payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds and other proceeds, to the extent permitted by Section 3.12) of related Monthly Payments collected by the Servicer, or as otherwise provided under Section 3.12.

            Servicing Fee Rate: With respect to each Mortgage Loan, as set forth on the Mortgage Loan Schedule.

            Servicing File: The items pertaining to a particular Mortgage Loan referred to in Exhibit P hereto, and any additional documents required to be added to the Servicing File pursuant to the Agreement.

            Servicing Officer: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished to the Trustee and the Custodian by such Servicer, as such list may from time to time be amended.

            Servicing Transfer Costs: All reasonable costs and expenses of the Trustee related to any termination of the Servicer, appointment of a successor Servicer or the transfer and assumption of servicing by the Trustee (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the Servicer as a result of an event of default by such Servicer and (ii) any costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee to service the Mortgage Loans properly and effectively).

            Similar Law: As defined in Section 6.02(e).

            Stated Principal Balance: As to any Mortgage Loan and Due Date, the unpaid principal balance of such Mortgage Loan as of such date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) after giving effect to any previous partial Principal Prepayments and Liquidation Proceeds allocable to principal (other than with respect to any Liquidated Mortgage Loan) and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor, and after giving effect to any Deficient Valuation.

            Stepdown Date: The earlier to occur of (i) the Distribution Date on which the aggregate Class Certificate Balance of the Class A Certificates is reduced to zero and (ii) the later to occur of (x) the Distribution Date in May 2008 and (y) the Distribution Date on which the Senior Enhancement Percentage is greater than or equal to the Senior Specified Enhancement Percentage.

            Sub-Account 1: The sub-account of the Distribution Account designated by the Trustee pursuant to Section 3.09(e).

            Sub-Account 2: The sub-account of the Distribution Account designated by the Trustee pursuant to Section 3.09(e).

            Subgroup: Any of Subgroup A or Subgroup B.

            Subgroup A: The Class A-1 and the Class A-3A Component.

            Subgroup A Cap: As of any Distribution Date and Subgroup A, a per annum rate equal to the lesser of (i) 11.00% and (ii) the Net WAC for the Subgroup A Mortgage Loans (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period).

            Subgroup A Interest Remittance Amount: As of any Distribution Date, the sum, without duplication, of (i) all interest due and collected or advanced with respect to the payments due on the Subgroup A Mortgage Loans on the Due Date in the calendar month in which such Distribution Date occurs and received by the Servicer on or prior to the Determination Date for such Distribution Date (less the Trustee Fees and Servicing Fees for such Mortgage Loans, amounts available for reimbursement of Advances pursuant to this Agreement and expenses and indemnities reimbursable pursuant to this Agreement), (ii) all Compensating Interest paid by the Servicer for such Distribution Date with respect to the Subgroup A Mortgage Loans, (iii) the portion of any payment in connection with any Principal Prepayment, substitution, Repurchase Price, Insurance Proceeds or net Liquidation Proceeds relating to interest with respect to such Mortgage Loans received during the prior calendar month, (iv) on the Distribution Date on which the Subgroup A Mortgage Loans and related REO Property are sold at auction in accordance with Section 10.01 hereof, that portion of the Termination Price in respect of interest and (v) any Reimbursement Amount relating to the Subgroup A Mortgage Loans received during the prior calendar month.

            Subgroup A Mortgage Loan: Each Mortgage Loan listed on Exhibit D-1 hereto.

            Subgroup A Principal Percentage: With respect to any Distribution Date and Subgroup A, the percentage equivalent of a fraction, the numerator of which is the portion of the Principal Remittance Amount for such Distribution Date allocable to the Subgroup A Mortgage Loans and the denominator of which is the Principal Remittance Amount for such Distribution Date.

            Subgroup B: The Class A-2 and the Class A-3B Component.

            Subgroup B Cap: As of any Distribution Date and Subgroup B, a per annum rate equal to the lesser of (i) 11.00% and (ii) the Net WAC for the Subgroup B Mortgage Loans (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period).

            Subgroup B Interest Remittance Amount: As of any Distribution Date, the sum, without duplication, of (i) all interest due and collected or advanced with respect to the payments due on the Subgroup B Mortgage Loans on the Due Date in the calendar month in which such Distribution Date occurs and received by the Servicer on or prior to the Determination Date for such Distribution Date (less the Trustee Fees and Servicing Fees for such Mortgage Loans, amounts available for reimbursement of Advances pursuant to this Agreement and expenses and indemnities reimbursable pursuant to this Agreement), (ii) all Compensating Interest paid by the Servicer for such Distribution Date with respect to the Subgroup B Mortgage Loans, (iii) the portion of any payment in connection with any Principal Prepayment, substitution, Repurchase Price, Insurance Proceeds or net Liquidation Proceeds relating to interest with respect to such Mortgage Loans received during the prior calendar month, (iv) on the Distribution Date on which the Subgroup B Mortgage Loans and related REO Property are sold at auction in accordance with Section 10.01 hereof, that portion of the Termination Price in respect of interest and (v) any Reimbursement Amount relating to the Subgroup B Mortgage Loans received during the prior calendar month.

            Subgroup B Mortgage Loan: Each Mortgage Loan listed on Exhibit D-2 hereto.

            Subgroup B Principal Percentage: With respect to any Distribution Date and Subgroup B, the percentage equivalent of a fraction, the numerator of which is the portion of the Principal Remittance Amount for such Distribution Date allocable to the Subgroup B Mortgage Loans and the denominator of which is the Principal Remittance Amount for such Distribution Date.

            Subgroup Subordinate Amount: With respect to any Distribution Date and any Loan Subgroup, the excess of the aggregate Stated Principal Balance of the Mortgage Loans in such Loan Subgroup over the sum of the Class Certificate Balance of the Class A Certificates of the Related Subgroup and the Component Balance of the Component of the Related Subgroup immediately prior to such date.

            Subordinate Balance Ratio: As of any date of determination, the ratio between the Uncertificated Principal Balances of Regular Interest LT1SUB and Regular Interest LT2SUB, equal to the ratio between the Subgroup Subordinate Amount for Loan Subgroup A and the Subgroup Subordinate Amount for Loan Subgroup B.

            Subordinate Certificates: The Class M Certificates, the Class B Certificates and the Class CE Certificates.

            Subservicer: Any Person with which the Servicer has entered into a Subservicing Agreement and which satisfies the requirements set forth therein.

            Subservicing Agreement: Any subservicing agreement (which, in the event the Subservicer is an affiliate of the Servicer, need not be in writing) between the Servicer and any Subservicer relating to servicing and/or administration of certain Mortgage Loans as provided in Section 3.02.

            Substitute Mortgage Loan: A Mortgage Loan substituted for a Defective Mortgage Loan which must, on the date of such substitution (i) have a Stated Principal Balance, after deduction of the principal portion of the Monthly Payment due in the month of substitution, not in excess of the Stated Principal Balance of the Defective Mortgage Loan; (ii) have a Net Mortgage Interest Rate not less than and not more than 2% greater than that of the Defective Mortgage Loan; (iii) be of the same type as the Defective Mortgage Loan; (iv) have a Loan-to-Value Ratio not higher than that of the Defective Mortgage Loan; (v) have a Gross Margin not less than that of the Defective Mortgage Loan; (vi) have a credit grade not lower in quality than that of the Defective Mortgage Loan; (vii) have a Periodic Cap and Rate Ceiling equal to that of the Defective Mortgage Loan; (viii) have the same Index and frequency of Mortgage Interest Rate Adjustment as the Defective Mortgage Loan; (ix) have a remaining term to maturity not greater than (and not more than one year less than) that of the Defective Mortgage Loan; and (x) comply with each Mortgage Loan representation and warranty set forth in the Servicing Agreement, the Mortgage Loan Purchase Agreement and this Agreement relating to the Defective Mortgage Loan. More than one Substitute Mortgage Loan may be substituted for a Defective Mortgage Loan if such Substitute Mortgage Loans meet the foregoing attributes in the aggregate.

            Substitution Adjustment Amount: As defined in Section 2.02.

            Targeted Overcollateralization Amount: As of any Distribution Date,
(x) prior to the Stepdown Date, 0.80% of the Cut-off Date Pool Principal Balance and (y) on and after the Stepdown Date, (i) if a Trigger Event has not occurred, the greater of (A) 1.60% of the aggregate Stated Principal Balance of the Mortgage Loans as of Due Date in the month of such Distribution Date and (B) 0.50% of the Cut-off Date Pool Principal Balance and (ii) if a Trigger Event has occurred, the Targeted Overcollateralization Amount for the immediately preceding Distribution Date.

            Tax Matters Person: Any person designated as "tax matters person" in accordance with Section 5.06 and the manner provided under Treasury Regulations
Section 1.860F-4(d) and Treasury Regulations Section 301.6231(a)(7)-1.

            Telerate Page 3750: The display page currently so designated on the Moneyline Telerate Service (or such other page as may replace the Telerate Page 3750 page on that service for the purpose of displaying London interbank offered rates of major banks).

            Termination Auction: As defined in Section 10.01 hereof.

            Termination Price: As defined in Section 10.01 hereof.

            Trigger Event: With respect to any Distribution Date, if (i) the three-month rolling average of 60+ Day Delinquent Loans equals or exceeds 40.00% of the Senior Enhancement Percentage or (ii) the aggregate amount of Realized Losses since the Cut-off Date through the Due Date in the month of such Distribution Date (reduced by the aggregate amount of Recoveries received since the Cut-off Date through the Due Date in the month of such Distribution Date) divided by the Cut-off Date Pool Principal Balance exceeds the applicable percentages set forth below with respect to such Distribution Date:

      Distribution Date Occurring In            Percentage
      ------------------------------            ----------
      May 2007 through April 2008                  0.50%
      May 2008 through April 2009                  0.80%
      May 2009 through April 2010                  1.20%
      May 2010 through April 2011                  1.55%
      May 2011 and thereafter                      1.80%

            Treasury Regulations: The final and temporary regulations promulgated under the Code by the U.S. Department of the Treasury.

            Trust: The trust created by this Agreement, which shall be named "Banc of America Funding 2005-C Trust."

            Trust Estate: The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to a portion of which two REMIC elections are to be made, such entire Trust Estate consisting of: (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto, and together with all collections thereon and proceeds thereof, (ii) any REO Property, together with all collections thereon and proceeds thereof,
(iii) the Trustee's rights with respect to the Mortgage Loans under all insurance policies required to be maintained pursuant to this Agreement and any proceeds thereof, (iv) the Depositor's rights under the Servicing Agreement and the Mortgage Loan Purchase Agreement (including any security interest created thereby), (v) the Trustee's rights under the Yield Maintenance Agreements and
(vi) the Servicer Custodial Account, the Distribution Account and the Reserve Account and such assets that are deposited therein from time to time and any investments thereof, together with any and all income, proceeds and payments with respect thereto.

            Trustee: Wells Fargo Bank, N.A., and its successors-in-interest and, if a successor trustee is appointed hereunder, such successor, as trustee.

            Trustee Fee: As to any Distribution Date and Mortgage Loan, an amount equal to one-twelfth of the Trustee Fee Rate multiplied by the aggregate Stated Principal Balance of the Mortgage Loan immediately following the Due Date in the month preceding the month in which such Distribution Date occurs.

            Trustee Fee Rate: With respect to each Mortgage Loan, 0.0045% per annum.

            Uncertificated Accrued Interest: With respect to each Uncertificated Lower-Tier Interest on each Distribution Date, an amount equal to one month's interest at the applicable Lower-Tier Rate on the Uncertificated Principal Balance of such Regular Interest. In each case, Uncertificated Accrued Interest will be reduced by any Prepayment Interest Shortfalls and Relief Act Interest Shortfalls (allocated to such Regular Interests based on their respective entitlements to interest irrespective of any Prepayment Interest Shortfalls and Relief Act Interest Shortfalls for such Distribution Date).

            Uncertificated Lower-Tier Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 5.09 hereof. Any of the Regular Interest LT1AA, Regular Interest LT1A1, Regular Interest LT1A2, Regular Interest LT1A3A, Regular Interest LT1A3B, Regular Interest LT1M1, Regular Interest LT1M2, Regular Interest LT1B1, Regular Interest LT1B2, Regular Interest LT1B3, Regular Interest LT1GRP, Regular Interest LT1SUB, Regular Interest LT1XX, Regular Interest LT1ZZ, Regular Interest LT2GRP and Regular Interest LT2SUB are Uncertificated Lower-Tier Interests. The Uncertificated Lower-Tier Interests shall have the following original Uncertificated Principal Balances as of the Closing Date:

              Designation                    Initial Uncertificated Balance
--------------------------------------------------------------------------------
LT1AA                                                $242,726,948.11
--------------------------------------------------------------------------------
LT1A1                                                 $1,476,510.00
--------------------------------------------------------------------------------
LT1A3A                                                 $164,060.00
--------------------------------------------------------------------------------
LT1A2                                                  $559,790.00
--------------------------------------------------------------------------------
LT1A3B                                                 $62,200.00
--------------------------------------------------------------------------------
LT1M1                                                  $71,825.00
--------------------------------------------------------------------------------
LT1M2                                                  $54,490.00
--------------------------------------------------------------------------------
LT1B1                                                  $39,630.00
--------------------------------------------------------------------------------
LT1B2                                                  $12,385.00
--------------------------------------------------------------------------------
LT1B3                                                  $16,100.00
--------------------------------------------------------------------------------
LT1ZZ                                                 $2,496,621.19
--------------------------------------------------------------------------------
LT1SUB                                                  $3,107.01
--------------------------------------------------------------------------------
LT1GRP                                                 $35,918.41
--------------------------------------------------------------------------------
LT2SUB                                                  $1,177.91
--------------------------------------------------------------------------------
LT2GRP                                                 $13,617.71
--------------------------------------------------------------------------------
LT1XX                                                $247,626,738.27
--------------------------------------------------------------------------------

            Uncertificated Principal Balance: The amount of any Uncertificated Lower-Tier Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Balance of each Uncertificated Lower-Tier Interest shall equal the amount set forth in the definition of "Uncertificated Lower-Tier Interest" hereto as its initial uncertificated balance. On each Distribution Date, the Uncertificated Principal Balance of each Uncertificated Lower-Tier Regular Interest shall be reduced by all distributions of principal made on such Uncertificated Lower-Tier Regular Interest on such Distribution Date pursuant to Section 5.09 and, if and to the extent necessary and appropriate, shall be further reduced on such Distribution Date by Realized Losses as provided in Section 5.09(b) and shall be increased by all Recoveries allocated to such Lower-Tier Regular Interest on such Distribution Date pursuant to Section 5.09(c). The Uncertificated Balance of Regular Interest LT1ZZ shall be increased by interest deferrals as provided in Section 5.09(a)(i). The Uncertificated Principal Balance of each Uncertificated Lower-Tier Regular Interest shall never be less than zero.

            Unpaid Realized Loss Amount: For the Class A-3A Component, the Class A-3B Component, the Class M-1 Certificates, the Class M-2 Certificates, the Class B-1 Certificates, the Class B-2 Certificates and the Class B-3 Certificates and as to any Distribution Date, the excess of (x) the aggregate Applied Realized Loss Amounts, Class A-3A Applied Realized Loss Amounts or Class A-3B Applied Realized Loss Amounts allocated to such Class or Component for all prior Distribution Dates over (y) the sum of (a) the cumulative amount of any Recoveries allocated to such Class or Component and (b) the aggregate Realized Loss Amortization Amounts with respect to such Class or Component for all prior Distribution Dates.

            Upper-Tier Certificate Sub-Account: The sub-account of the Distribution Account designated by the Trustee pursuant to Section 3.09(e).

            Upper-Tier REMIC: As defined in the Preliminary Statement, the assets of which consist of the Uncertificated Lower-Tier Interests and such amounts as shall from time to time be deemed to be held in the Upper-Tier Certificate Sub-Account.

            U.S. Person: A citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury Regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

            Voting Rights: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. As of any date of determination, (a) 1% of all Voting Rights shall be allocated to the Holders of the Class CE Certificates, (b) 1% of all Voting Rights shall be allocated to the Holders of the Class P Certificates, and (c) the remaining Voting Rights shall be allocated among Holders of the remaining Classes of Certificates (other than the Class R Certificates) in proportion to the Certificate Balances of their respective Certificates on such date. The Class R Certificates shall have no Voting Rights.

            Yield Maintenance Agreements: Any of the eight yield maintenance agreements between the Trustee, on behalf of the Trust, and the Yield Maintenance Agreement Provider substantially in the form attached hereto as Exhibit P. The Yield Maintenance Agreements shall not be an asset of either REMIC formed under this Agreement.

            Yield Maintenance Agreement Payment: For each Distribution Date from June 2005 through the Distribution Date in April 2010, the amount the Yield Maintenance Agreement Provider is obligated to pay to the Trustee two Business Days prior to such Distribution Date for deposit into the Reserve Account equal to the product of (a) the excess of the lesser of (i) One-Month LIBOR and (ii) 11.00% over the applicable strike rate for such Distribution Date, as set forth on the applicable table in Exhibit P hereto, (b) the cap notional amount for such Distribution Date as set forth on the table in Exhibit P hereto and (c) a fraction, the numerator of which is the actual number of days elapsed since the previous Distribution Date to but excluding the current Distribution Date and the denominator of which is 360.

            Yield Maintenance Agreement Provider: Bank of America, N.A. and any successor thereto.

            Section 1.02 Calculations. All dollar amounts calculated hereunder shall be rounded to the nearest penny with one-half of one penny being rounded down.

            Section 1.03 Rights of the NIMS Insurer. Each of the rights of the NIMS Insurer set forth in this Agreement shall exist so long as (i) the NIMS Insurer has undertaken to guarantee certain payments of notes issued pursuant to the Indenture and (ii) any series of notes issued pursuant to the Indenture remains outstanding or the NIMS Insurer is owed amounts in respect of its guarantee of payment on such notes; provided, however, the NIMS Insurer shall not have any rights hereunder (except pursuant to Section 11.01 in the case of clause (ii) below) during the period of time, if any, that (i) the NIMS Insurer has not undertaken to guarantee certain payments of notes issued pursuant to the Indenture or (ii) any default has occurred and is continuing under the insurance policy issued by the NIMS Insurer with respect to such notes.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS
                        ORIGINAL ISSUANCE OF CERTIFICATES

            Section 2.01 Conveyance of Mortgage Loans. (a) The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee on behalf of the Trust for the benefit of the Certificateholders, without recourse, all the right, title and interest of the Depositor in and to the Mortgage Loans, including all interest and principal received on or with respect to the Mortgage Loans (other than payments of principal and interest due and payable on the Mortgage Loans on or before the Cut-off Date), and the Depositor's rights under the Mortgage Loan Purchase Agreement, including the rights of the Depositor as assignee of the Seller with respect to the Seller's rights under the Servicing Agreement. The foregoing sale, transfer, assignment and set over does not and is not intended to result in a creation of an assumption by the Trustee of any obligation of the Depositor or any other Person in connection with the Mortgage Loans or any agreement or instrument relating thereto, except as specifically set forth herein.

            (b) In connection with such transfer and assignment, the Depositor has delivered or caused to be delivered to the Trustee, or the Custodian on behalf of the Trustee, for the benefit of the Certificateholders, the following documents or instruments with respect to each Mortgage Loan so assigned:

            (i) the original Mortgage Note, endorsed by manual or facsimile signature in the following form: "Pay to the order of Wells Fargo Bank, N.A., as trustee for holders of Banc of America Funding Corporation Mortgage Pass-Through Certificates, Series 2005-C, without recourse," with all necessary intervening endorsements showing a complete chain of endorsement from the originator to the Trustee (each such endorsement being sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage
      Note) and, in the case of any Mortgage Loan originated in the State of New York documented by a NYCEMA, the NYCEMA, the new Mortgage Note, if applicable, the consolidated Mortgage Note and the consolidated Mortgage;

            (ii) except as provided below, the original recorded Mortgage with evidence of a recording thereon, or if any such Mortgage has not been returned from the applicable recording office or has been lost, or if such public recording office retains the original recorded Mortgage, a copy of such Mortgage certified by the Servicer (which may be part of a blanket certification) as being a true and correct copy of the Mortgage;

            (iii) subject to the provisos at the end of this paragraph, a duly executed Assignment of Mortgage to "Wells Fargo Bank, N.A., as trustee for the holders of Banc of America Funding Corporation Mortgage Pass-Through Certificates, Series 2005-C" (which may be included in a blanket assignment or assignments), together with, except as provided below, originals of all interim recorded assignments of such mortgage or a copy of such interim assignment certified by the Servicer (which may be part of a blanket certification) as being a true and complete copy of the original recorded intervening assignments of Mortgage (each such assignment, when duly and validly completed, to be in recordable form and sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates); provided that, if the related Mortgage has not been returned from the applicable public recording office, such Assignment of Mortgage may exclude the information to be provided by the recording office; and provided, further, if the related Mortgage has been recorded in the name of Mortgage Electronic Registration Systems, Inc. ("MERS") or its designee, no Assignment of Mortgage in favor of the Trustee will be required to be prepared or delivered and instead, the Servicer shall take all actions as are necessary to cause the Trust to be shown as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS;

            (iv) the originals of all assumption, modification, consolidation or extension agreements, if any, with evidence of recording thereon, if any;

            (v) any of (A) the original or duplicate original mortgagee title insurance policy and all riders thereto; (B) a title search showing no lien (other than standard exceptions) on the Mortgaged Property senior to the lien of the Mortgage or (C) an opinion of counsel of the type customarily rendered in the applicable jurisdiction in lieu of a title insurance policy;

            (vi) the original of any guarantee executed in connection with the Mortgage Note;

            (vii) for each Mortgage Loan, if any, which is secured by a residential long-term lease, a copy of the lease with evidence of recording indicated thereon, or, if the lease is in the process of being recorded, a photocopy of the lease, certified by an officer of the respective prior owner of such Mortgage Loan or by the applicable title insurance company, closing/settlement/escrow agent or company or closing attorney to be a true and correct copy of the lease transmitted for recordation;

            (viii) the original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage; and

            (ix) for each Mortgage Loan secured by Co-op Shares, the originals of the following documents or instruments:

                        (A) The stock certificate;

                        (B) The stock power executed in blank;

                        (C) The executed proprietary lease;

                        (D) The executed recognition agreement;

                        (E) The executed assignment of recognition agreement, if
                  any;

                        (F) The executed UCC-1 financing statement with evidence
                  of recording thereon; and

                        (G) Executed UCC-3 financing statements or other
                  appropriate UCC financing statements required by state law, evidencing a complete and unbroken line from the mortgagee to the Trustee with evidence of recording thereon (or in a form suitable for recordation).

provided, however, that on the Closing Date, with respect to item (iii), if an Assignment of Mortgage is required to be recorded as set forth below, the Depositor has delivered to the Trustee, or the Custodian on behalf of the Trustee, a copy of such Assignment of Mortgage in blank rather than in the name of the Trustee and has caused the Servicer to retain the completed Assignment of Mortgage for recording as described below, unless such Mortgage has been recorded in the name of MERS or its designee. In addition, if the Depositor is unable to deliver or cause the delivery of any original Mortgage Note due to the loss of such original Mortgage Note, the Depositor may deliver a copy of such Mortgage Note, together with a lost note affidavit, and shall thereby be deemed to have satisfied the document delivery requirements of this Section 2.01(b). As set forth on Exhibit J attached hereto is a list of all states where recordation is required by any Rating Agency to obtain the initial ratings of the Certificates. The Trustee may rely and shall be protected in relying upon the information contained in such Exhibit J.

            If in connection with any Mortgage Loans, the Depositor cannot deliver (A) the Mortgage, (B) all interim recorded assignments, (C) all assumption, modification, consolidation or extension agreements, if any, or (D) the lender's title policy, if any (together with all riders thereto), satisfying the requirements of clause (ii), (iii), (iv) or (v) above, respectively, concurrently with the execution and delivery hereof because such document or documents have not been returned from the applicable public recording office in the case of clause (ii), (iii) or (iv) above, or because the title policy, if any, has not been delivered to any of the Servicer, the Seller or the Depositor by the applicable title insurer in the case of clause (v) above, the Depositor shall promptly deliver or cause to be delivered to the Trustee, or the Custodian on behalf of the Trustee, in the case of clause (ii), (iii) or (iv) above, such Mortgage, such interim assignment or such assumption, modification, consolidation or extension agreement, as the case may be, with evidence of recording indicated thereon upon receipt thereof from the public recording office, but in no event shall any such delivery of any such documents or instruments be made later than one year following the Closing Date, unless, in the case of clause (ii), (iii) or (iv) above, there has been a continuing delay at the applicable recording office or, in the case of clause (v) above, there has been a continuing delay at the applicable insurer and the Depositor has delivered the Officer's Certificate to such effect to the Trustee. The Depositor shall forward or cause to be forwarded to the Trustee, or the Custodian on behalf of the Trustee, from time to time (1) additional original documents evidencing an assumption or modification of a Mortgage Loan and (2) any other documents required to be delivered by the Depositor or the Servicer to the Trustee. In the event that the original Mortgage is not delivered and in connection with the payment in full of the related Mortgage Loan the public recording office requires the presentation of a "lost instruments affidavit and indemnity" or any equivalent document, because only a copy of the Mortgage can be delivered with the instrument of satisfaction or reconveyance, the Depositor shall prepare, execute and deliver or cause to be prepared, executed and delivered, on behalf of the Trust, such a document to the public recording office.

            As promptly as practicable subsequent to such transfer and assignment, the Servicer shall (except for any Mortgage which has been recorded in the name of MERS or its designee) (I) cause each Assignment of Mortgage to be in proper form for recording in the appropriate public office for real property records within 30 days of the Closing Date and (II) at the Depositor's expense, cause to be delivered for recording in the appropriate public office for real property records the Assignments of the Mortgages to the Trustee, except that, with respect to any Assignment of a Mortgage as to which the Servicer has not received the information required to prepare such assignment in recordable form, the Servicer's obligation to do so and to deliver the same for such recording shall be as soon as practicable after receipt of such information and in any event within 30 days after the receipt thereof; provided, however, no recording of an Assignment of Mortgage will be required in a state if either (i) the Depositor furnishes to the Trustee an unqualified Opinion of Counsel reasonably acceptable to the Trustee to the effect that recordation of such assignment is not necessary under applicable state law to preserve the Trustee's interest in the related Mortgage Loan against the claim of any subsequent transferee of such Mortgage Loan or any successor to, or creditor of, the Depositor or the originator of such Mortgage Loan or (ii) the recordation of an Assignment of Mortgage in such state is not required by any Rating Agency in order to obtain the initial ratings on the Certificates on the Closing Date.

            In the case of Mortgage Loans that have been prepaid in full as of the Closing Date, the Depositor, in lieu of delivering the above documents to the Trustee, or the Custodian on behalf of the Trustee, will cause the Servicer to deposit in the Servicer Custodial Account the portion of such payment that is required to be deposited in such Servicer Custodial Account pursuant to Section 3.09.

            Section 2.02 Acceptance by the Trustee of the Mortgage Loans. Subject to the provisions of the following paragraph, the Trustee declares that it, or the Custodian as its agent, will hold the documents referred to in
Section 2.01 and the other documents delivered to it constituting the Mortgage Files, and that it will hold such other assets as are included in the Trust Estate delivered to it, in trust for the exclusive use and benefit of all present and future Certificateholders. Upon execution and delivery of this document, the Trustee shall deliver, or shall cause the Custodian to deliver, to the Depositor, the Trustee and the NIMS Insurer a certification in the form of Exhibit K hereto (the "Initial Certification") to the effect that, except as may be specified in a list of exceptions attached thereto, it has received the original Mortgage Note relating to each of the Mortgage Loans listed on the Mortgage Loan Schedule.

            Within 90 days after the execution and delivery of this Agreement, the Trustee shall review, or shall cause the Custodian to review, the Mortgage Files in its possession, and shall deliver to the Depositor, the Trustee and the NIMS Insurer a certification in the form of Exhibit L hereto (the "Final Certification") to the effect that, as to each Mortgage Loan listed in the Mortgage Loan Schedule, except as may be specified in a list of exceptions attached to such Final Certification, such Mortgage File contains all of the items required to be delivered pursuant to Section 2.01(b).

            If, in the course of such review, the Trustee or the Custodian finds any document constituting a part of a Mortgage File which does not meet the requirements of Section 2.01 or is omitted from such Mortgage File or if the Depositor, the Servicer, the Trustee or the NIMS Insurer discovers a breach by the Servicer or the Seller of any representation, warranty or covenant under the Servicing Agreement or the Mortgage Loan Purchase Agreement in respect of any Mortgage Loan and such breach materially adversely affects the interest of the Certificateholders in the related Mortgage Loan (provided that any such breach that causes the Mortgage Loan not to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the code shall be deemed to materially and adversely affect the interests of the Certificateholders), then such party shall promptly so notify the Seller or the Servicer, the Trustee, the NIMS Insurer and the Depositor of such failure to meet the requirements of Section 2.01 or of such breach and request that the Depositor, the Servicer or the Seller, as the case may be, deliver such missing documentation or cure such defect or breach within 90 days of its discovery or its receipt of notice of any such failure to meet the requirements of Section 2.01 or of such breach. If the Depositor, the Seller or the Servicer, as the case may be, does not deliver such missing document or cure such defect or breach in all material respects during such period, the Trustee shall enforce the obligation of the Depositor, the Servicer or Seller, as the case may be, under this Agreement, the Servicing Agreement or the Mortgage Loan Purchase Agreement, as applicable, and cause the Depositor, the Servicer or the Seller to either (a) in the case of the Seller only, substitute for the related Mortgage Loan a Substitute Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth below or (b) purchase such Mortgage Loan from the Trust at the Repurchase Price for such Mortgage Loan; provided, however, that in no event shall such a substitution occur more than two years from the Closing Date; provided, further, that such substitution or repurchase must occur within 90 days of when such defect was discovered if such defect will cause the Mortgage Loan not to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code.

            In performing any such review, the Trustee or the Custodian may conclusively rely on the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Trustee's or the Custodian's review of the Mortgage Files is limited solely to confirming that the documents listed in Section 2.01 have been received and further confirming that any and all documents delivered pursuant to Section 2.01 appear on their face to have been executed and relate to the Mortgage Loans identified in the Mortgage Loan Schedule based solely upon the review of items (i) and (xi) in the definition of Mortgage Loan Schedule. Neither the Trustee nor the Custodian shall have any responsibility for determining whether any document is valid and binding, whether the text of any assignment or endorsement is in proper or recordable form, whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction.

            In the event of a discovery of a breach of any representation or warranty of the Servicer or the Seller, the Trustee shall enforce the rights of the Trust under the Servicing Agreement and the Mortgage Loan Purchase Agreement for the benefit of the Certificateholders. In the event of a breach of the representations or warranties with respect to the Mortgage Loans set forth in the Servicing Agreement, the Trustee shall enforce the right of the Trust to be indemnified for such breach of representation or warranty. In addition, if a breach of a representation set forth in clauses (k) and (o) of paragraph 3 of the Mortgage Loan Purchase Agreement occurs as a result of a violation of an applicable predatory or abusive lending law, the Trustee shall enforce the right of the Trust to reimbursement by the Seller for all costs or damages incurred by the Trust as a result of the violation of such law (such amount, the "Reimbursement Amount"), but, in the case of a breach of a representation set forth in clauses (k) and (o) of paragraph 3, only to the extent the Servicer does not so reimburse the Trust. It is understood and agreed that, except for any indemnification provided in the Servicing Agreement and the payment of any Reimbursement Amount, the obligation of the Servicer or the Seller to cure or to repurchase (or substitute, in the case of the Seller) any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedies against the Servicer or the Seller in respect of such omission, defect or breach available to the Trustee on behalf of the Certificateholders.

            It is understood and agreed that the representations and warranties set forth in the Mortgage Loan Purchase Agreement shall survive delivery of the Mortgage Files to the Trustee, or the Custodian on behalf of the Trustee, and shall inure to the benefit of the Certificateholders notwithstanding any restrictive or qualified endorsement or assignment. With respect to the representations and warranties set forth in the Mortgage Loan Purchase Agreement that are made to the best of the Seller's knowledge or as to which the Seller had no knowledge, if it is discovered by the Depositor, the NIMS Insurer or the Trustee that the substance of such representation or warranty is inaccurate and such inaccuracy materially and adversely affects the interest of the Certificateholders in the related Mortgage Loan then, notwithstanding the Seller's lack of knowledge with respect to the substance of such representation or warranty being inaccurate at the time the representation or warranty was made, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

            The representations and warranties of the Servicer with respect to the Mortgage Loans in the Servicing Agreement, which have been assigned to the Trustee hereunder, were made as of the date specified in the Servicing Agreement. To the extent that any fact, condition or event with respect to a Mortgage Loan constitutes a breach of both (i) a representation or warranty of the Servicer under the Servicing Agreement and (ii) a representation or warranty of the Seller under the Mortgage Loan Purchase Agreement, the only right or remedy of the Trustee or of any Certificateholder shall be the Trustee's right to enforce the obligations of the Servicer under any applicable representation or warranty made by it. The Trustee acknowledges that the Seller shall have no obligation or liability with respect to any breach of a representation or warranty made by it with respect to the Mortgage Loans if the fact, condition or event constituting such breach also constitutes a breach of a representation or warranty made by the Servicer in the Servicing Agreement, without regard to whether the Servicer fulfills its contractual obligations in respect of such representation or warranty. The Trustee further acknowledges that the Depositor shall have no obligation or liability with respect to any breach of any representation or warranty with respect to the Mortgage Loans (except as set forth in Section 2.04) under any circumstances.

            With respect to each Substitute Mortgage Loan, the Seller shall deliver to the Trustee, or the Custodian on behalf of the Trustee, for the benefit of the Certificateholders, the Mortgage Note, the Mortgage, the related Assignment of Mortgage (except for any Mortgage which has been recorded in the name of MERS or its designee), and such other documents and agreements as are otherwise required by Section 2.01, with the Mortgage Note endorsed and the Mortgage assigned as required by Section 2.01. No substitution is permitted to be made in any calendar month after the Determination Date for such month. Monthly Payments due with respect to any such Substitute Mortgage Loan in the month of substitution shall not be part of the Trust Estate. For the month of substitution, distributions to Certificateholders will include the Monthly Payment due for such month on any Defective Mortgage Loan for which the Seller has substituted a Substitute Mortgage Loan.

            The Servicer shall amend the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of each Mortgage Loan that has become a Defective Mortgage Loan and the substitution of the Substitute Mortgage Loan or Loans and the Servicer shall deliver the amended Mortgage Loan Schedule to the NIMS Insurer, the Trustee and the Custodian. Upon such substitution, each Substitute Mortgage Loan shall be subject to the terms of this Agreement in all respects, and the Servicer shall be deemed to have made to the Trustee with respect to such Substitute Mortgage Loan, as of the date of substitution, the representations and warranties made pursuant to the Servicing Agreement. Upon any such substitution and the remittance to the Trustee for deposit to the Distribution Account of any required Substitution Adjustment Amount (as described in the next paragraph) and receipt of a Request for Release, the Trustee shall, or the Custodian on behalf of the Trustee upon receipt of written notice from the Trustee of such deposit shall, release the Mortgage File relating to such Defective Mortgage Loan to the Seller and shall execute and deliver at the Seller's direction such instruments of transfer or assignment prepared by the Seller, in each case without recourse, as shall be necessary to vest title in the Seller, or its designee, to the Trustee's interest in any Defective Mortgage Loan substituted for pursuant to this Section 2.02.

            For any month in which the Seller substitutes one or more Substitute Mortgage Loans for one or more Defective Mortgage Loans, the amount (if any) by which the aggregate principal balance of all such Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Defective Mortgage Loans (after application of the principal portion of the Monthly Payments due in the month of substitution) (the "Substitution Adjustment Amount") plus an amount equal to the aggregate of any unreimbursed Advances with respect to such Defective Mortgage Loans shall be remitted to the Trustee for deposit to the Distribution Account by the Seller on or before the Remittance Date for the Distribution Date in the month succeeding the calendar month during which the related Mortgage Loan is required to be purchased or replaced hereunder. The Repurchase Price of any repurchase and the Substitution Adjustment Amount, if any, shall be remitted to the Trustee for deposit to the Distribution Account.

            The Trustee, or the Custodian on behalf of the Trustee, shall retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions set forth herein. The Servicer shall cause to be promptly delivered to the Trustee, or the Custodian on behalf of the Trustee, upon the execution or, in the case of documents requiring recording, receipt thereof, the originals of such other documents or instruments constituting the Mortgage File as come into such Servicer's possession from time to time.

            The Trustee, or the Custodian on behalf of the Trustee, shall be under no duty or obligation (i) to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they are other than what they purport to be on their face or (ii) to determine whether any Mortgage File should include any of the documents specified in
Section 2.01(b)(iv), (vi), (vii), (viii) and (ix).

            The Trustee is hereby directed to execute and deliver, on behalf of the Trust, the Yield Maintenance Agreements.

            Section 2.03 Representations, Warranties and Covenants of the Servicer.

            (a) GreenPoint hereby makes the following representations and warranties to the Depositor, the NIMS Insurer and the Trustee, as of the Closing
Date:

            (i) GreenPoint is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by GreenPoint, and in any event GreenPoint is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan and the servicing of such Mortgage Loan in accordance with the terms of this Agreement; GreenPoint has the full corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by GreenPoint and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of GreenPoint; and all requisite corporate action has been taken by GreenPoint to make this Agreement valid and binding upon GreenPoint in accordance with its terms.

            (ii) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of GreenPoint.

            (iii) Neither the execution and delivery of this Agreement or the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement will conflict with or result in a breach of any of the terms, articles of incorporation or by-laws or any legal restriction or any agreement or instrument to which GreenPoint is now a party or by which it is bound, or constitute a default or result in the violation of any law, rule, regulation, order, judgment or decree to which GreenPoint or its property is subject, or impair the value of the Mortgage Loans.

            (iv) GreenPoint is an approved seller/servicer of conventional residential mortgage loans for Fannie Mae or Freddie Mac, with the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. GreenPoint is a HUD approved mortgagee pursuant to Section 203 of the National Housing Act and is in good standing to sell mortgage loans to and service mortgage loans for Fannie Mae or Freddie Mac, and no event has occurred, including but not limited to a change in insurance coverage, which would make GreenPoint unable to comply with Fannie Mae or Freddie Mac eligibility requirements or which would require notification to either Fannie Mae or Freddie Mac.

            (v) GreenPoint does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement.

            (vi) There is no action, suit, proceeding or investigation pending or to its knowledge threatened against GreenPoint which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of GreenPoint, or in any material impairment of the right or ability of GreenPoint to carry on its business substantially as now conducted, or in any material liability on the part of GreenPoint, or which would draw into question the validity of this Agreement or of any action taken or to be contemplated herein, or which would be likely to impair materially the ability of GreenPoint to perform under the terms of this Agreement.

            (vii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by GreenPoint of or compliance by GreenPoint with this Agreement as evidenced by the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the Closing Date.

            (viii) Neither this Agreement nor any statement, report or other document prepared and furnished by or on behalf of GreenPoint or to be prepared and furnished by or on behalf of GreenPoint pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue material statement of fact or omits to state a material fact necessary to make the statements contained therein not misleading.

            (ix) There has been no material adverse change in the business, operations, financial condition or assets of GreenPoint since the date of GreenPoint's most recent financial statements.

            The representations and warranties made pursuant to this Section
2.03 shall survive delivery of the Mortgage Files to the Trustee, or the Custodian on behalf of the Trustee, for the benefit of the Certificateholders.

            Section 2.04 Representations and Warranties of the Depositor as to the Mortgage Loans.

            The Depositor hereby represents and warrants to the Trustee and the NIMS Insurer with respect to the Mortgage Loans or each Mortgage Loan, as the case may be, as of the date hereof or such other date set forth herein that as of the Closing Date:

            (i) Immediately prior to the transfer and assignment contemplated herein, the Depositor was the sole owner and holder of the Mortgage Loans. The Mortgage Loans were not assigned or pledged by the Depositor and the Depositor had good and marketable title thereto, and the Depositor had full right to transfer and sell the Mortgage Loans to the Trustee free and clear of any encumbrance, participation interest, lien, equity, pledge, claim or security interest and had full right and authority subject to no interest or participation in, or agreement with any other party to sell or otherwise transfer the Mortgage Loans.

            (ii) As of the Closing Date, the Depositor has transferred all right, title and interest in the Mortgage Loans to the Trustee on behalf of the Trust.

            (iii) As of the Closing Date, the Depositor has not transferred the Mortgage Loans to the Trustee on behalf of the Trust with any intent to hinder, delay or defraud an of its creditors.

            It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive delivery of the respective Mortgage Files to the Trustee, or the Custodian on behalf of the Trustee, and shall inure to the benefit of the Trustee, notwithstanding any restrictive or qualified endorsement or assignment.

            Section 2.05 Designation of Interests in the REMICs. The Depositor hereby designates Certificates (other than the Class A-3, Class P and Class R Certificates) and the Components as "regular interests" and the Class UR Interest as the single class of "residual interest" in the Upper-Tier REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Depositor hereby further designates the Uncertificated Lower-Tier Interests as classes of "regular interests" and the Class LR Interest as the single class of "residual interest" in the Lower-Tier REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively.

            Section 2.06 Designation of Start-up Day. The Closing Date is hereby designated as the "start-up day" of each REMIC within the meaning of Section 860G(a)(9) of the Code.

            Section 2.07 REMIC Certificate Maturity Date. Solely for purposes of satisfying Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the "latest possible maturity date" of the regular interests in each REMIC is May 20, 2035.

            Section 2.08 Execution and Delivery of Certificates. The Trustee acknowledges the issuance of and hereby declares that it holds the Uncertificated Lower-Tier Interests on behalf of the Upper-Tier REMIC and the holders of Certificates (other than the Class P and Class R Certificates) and the Class R Certificate (in respect of the Class UR Interest), and (ii) has executed and delivered to or upon the order of the Depositor, in exchange for the Mortgage Loans, the Uncertificated Lower-Tier Interests, together with all other assets included in the definition of "Trust Estate," receipt of which is hereby acknowledged, Certificates in authorized denominations which, together with the Uncertificated Lower Tier Interests, evidence ownership of the entire Trust Estate.

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

            Section 3.01 Servicer to Service Mortgage Loans. For and on behalf of the Certificateholders, GreenPoint shall service and administer the Mortgage Loans, in accordance with the terms of this Agreement, Customary Servicing Procedures, applicable law and the terms of the Mortgage Notes and Mortgages. In connection with such servicing and administration, the Servicer shall have full power and authority, acting alone and/or through Subservicers as provided in
Section 3.02, to do or cause to be done any and all things that it may deem necessary or desirable in connection with such servicing and administration including, but not limited to, the power and authority, subject to the terms hereof, (a) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (b) to consent, with respect to the Mortgage Loans it services, to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages (but only in the manner provided in this Agreement), (c) to collect any Insurance Proceeds and other Liquidation Proceeds relating to the Mortgage Loans it services, and (d) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan it services. The Servicer shall represent and protect the interests of the Trust in the same manner as it protects its own interests in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan and shall not make or permit any modification, waiver or amendment of any term of any Mortgage Loan, except as provided pursuant to Section 3.22. Without limiting the generality of the foregoing, the Servicer, in its own name or in the name of any Subservicer or the Depositor and the Trustee, is hereby authorized and empowered by the Depositor and the Trustee, when such Servicer or any Subservicer, as the case may be, believes it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Trustee, the Depositor, the Certificateholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans it services, and with respect to the related Mortgaged Properties held for the benefit of the Certificateholders. The Servicer shall prepare and deliver to the Depositor and/or the Trustee such documents requiring execution and delivery by any or all of them as are necessary or appropriate to enable the Servicer to service and administer the Mortgage Loans it services to the extent that the Servicer is not permitted to execute and deliver such documents pursuant to the preceding sentence. Upon receipt of such documents, the Depositor and/or the Trustee, upon the direction of the Servicer, shall promptly execute such documents and deliver them to the Servicer.

            In accordance with the standards of the preceding paragraph, the Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties relating to the Mortgage Loans it services, which Servicing Advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.10, and further as provided in Section 3.13. The costs incurred by the Servicer, if any, in effecting the timely payments of taxes and assessments on the Mortgaged Properties and related insurance premiums shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the Stated Principal Balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

            The relationship of the Servicer (and of any successor to the Servicer as servicer under this Agreement) to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

            Section 3.02 Subservicing; Enforcement of the Obligations of the Servicer.

            (a) The Servicer may arrange for the subservicing of any Mortgage Loan it services by a Subservicer pursuant to a Subservicing Agreement; provided, however, that such subservicing arrangement and the terms of the related Subservicing Agreement must provide for the servicing of such Mortgage Loan in a manner consistent with the servicing arrangements contemplated hereunder. Notwithstanding the provisions of any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, the Servicer shall remain obligated and liable to the Depositor, the Trustee and the Certificateholders for the servicing and administration of the Mortgage Loans it services in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering those Mortgage Loans. All actions of any Subservicer performed pursuant to the related Subservicing Agreement shall be performed as agent of the Servicer with the same force and effect as if performed directly by the Servicer.

            (b) For purposes of this Agreement, the Servicer shall be deemed to have received any collections, recoveries or payments with respect to the Mortgage Loans it services that are received by a Subservicer regardless of whether such payments are remitted by the Subservicer to the Servicer.

            (c) As part of its servicing activities hereunder, the Servicer, for the benefit of the Trustee and the Certificateholders, shall use its best reasonable efforts to enforce the obligations of each Subservicer engaged by the Servicer under the related Subservicing Agreement, to the extent that the non-performance of any such obligation would have a material and adverse effect on a Mortgage Loan. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreement and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loan or (ii) from a specific recovery of costs, expenses or attorneys fees against the party against whom such enforcement is directed.

            (d) Any Subservicing Agreement entered into by the Servicer shall provide that it may be assumed or terminated by the Trustee, if the Trustee has assumed the duties of the Servicer, or any successor Servicer, at the Trustee's or successor Servicer's option, as applicable, without cost or obligation to the assuming or terminating party or the Trust Estate, upon the assumption by such party of the obligations of the Servicer pursuant to Section 8.05.

            Any Subservicing Agreement, and any other transactions or services relating to the Mortgage Loans involving a Subservicer, shall be deemed to be between the Servicer and such Subservicer alone, and the Trustee and the Certificateholders shall not be deemed parties thereto and shall have no claims or rights of action against, rights, obligations, duties or liabilities to or with respect to the Subservicer or its officers, directors or employees, except as set forth in Section 3.01.

            Section 3.03 Fidelity Bond; Errors and Omissions Insurance. The Servicer shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans it services. These policies must insure the Servicer against losses resulting from dishonest or fraudulent acts committed by the Servicer's personnel, any employees of outside firms that provide data processing services for the Servicer, and temporary contract employees or student interns. Such fidelity bond shall also protect and insure the Servicer against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this
Section 3.03 requiring such fidelity bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by FNMA in the FNMA Servicing Guide or by FHLMC in the FHLMC Sellers' & Servicers' Guide, as amended or restated from time to time, or in an amount as may be permitted to the Servicer by express waiver of FNMA or FHLMC. In the event that any such policy or bond ceases to be in effect, the Servicer shall obtain a comparable replacement policy or bond from an insurer or issuer, meeting the requirements set forth above as of the date of such replacement.

            Section 3.04 Access to Certain Documentation.

            The Servicer shall provide to the OCC, the OTS, the FDIC and to comparable regulatory authorities supervising Holders of Certificates and the examiners and supervisory agents of the OCC, the OTS, the FDIC and such other authorities, access to the documentation required by applicable regulations of the OCC, the OTS, the FDIC and such other authorities with respect to the Mortgage Loans. Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices designated by the Servicer. Nothing in this Section 3.04 shall limit the obligation of the Servicer to observe any applicable law and the failure of the Servicer to provide access as provided in this Section 3.04 as a result of such obligation shall not constitute a breach of this Section 3.04.

            Section 3.05 Maintenance of Primary Mortgage Insurance Policy;
Claims.

            With respect to each Mortgage Loan with a Loan-to-Value Ratio in excess of 80% or such other Loan-to-Value Ratio as may be required by law, the Servicer shall, without any cost to the Trust Estate, maintain or cause the Mortgagor to maintain in full force and effect a Primary Mortgage Insurance Policy insuring that portion of the Mortgage Loan in excess of a percentage in conformity with FNMA requirements. The Servicer shall pay or shall cause the Mortgagor to pay the premium thereon on a timely basis, at least until the Loan-to-Value Ratio of such Mortgage Loan is reduced to 80% or such other Loan-to-Value Ratio as may be required by law. If such Primary Mortgage Insurance Policy is terminated, the Servicer shall obtain from another insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated Primary Mortgage Insurance Policy. If the insurer shall cease to be an insurer acceptable to FNMA, the Servicer shall notify the Trustee in writing, it being understood that the Servicer shall not have any responsibility or liability for any failure to recover under the Primary Mortgage Insurance Policy for such reason. If the Servicer determines that recoveries under the Primary Mortgage Insurance Policy are jeopardized by the financial condition of the insurer, the Servicer shall obtain from another insurer which meets the requirements of this Section 3.05 a replacement insurance policy. The Servicer shall not take any action that would result in noncoverage under any applicable Primary Mortgage Insurance Policy of any loss that, but for the actions of the Servicer, would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 3.14, the Servicer shall promptly notify the insurer under the Primary Mortgage Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such Primary Mortgage Insurance Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such Primary Mortgage Insurance Policy. If such Primary Mortgage Insurance Policy is terminated as a result of such assumption or substitution of liability, the Servicer shall obtain a replacement Primary Mortgage Insurance Policy as provided above.

            In connection with its activities as servicer, the Servicer agrees to prepare and present, on behalf of itself, the Trustee and the Certificateholders, claims to the insurer under any Primary Mortgage Insurance Policy in a timely fashion in accordance with the terms of such Primary Mortgage Insurance Policy and, in this regard, to take such action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policy respecting a defaulted Mortgage Loan. Pursuant to Section 3.10(a), any amounts collected by the Servicer under any Primary Mortgage Insurance Policy shall be deposited in the related Escrow Account, subject to withdrawal pursuant to Section 3.10(b).

            The Servicer will comply with all provisions of applicable state and federal law relating to the cancellation of, or collection of premiums with respect to, each Primary Mortgage Insurance Policy, including, but not limited to, the provisions of the Homeowners Protection Act of 1998, and all regulations promulgated thereunder, as amended from time to time.

            Section 3.06 Rights of the Depositor and the Trustee in Respect of the Servicer.

            The Depositor may, but is not obligated to, enforce the obligations of the Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Servicer hereunder and in connection with any such defaulted obligation to exercise the rights of the Servicer hereunder; provided that the Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. Neither the Trustee nor the Depositor shall have any responsibility or liability for any action or failure to act by the Servicer nor shall the Trustee or the Depositor be obligated to supervise the performance of the Servicer (or any Subservicer) hereunder or otherwise.

            Section 3.07 Trustee to Act as Servicer.

            If the Servicer shall for any reason no longer be the Servicer hereunder (including by reason of an Event of Default), the Trustee shall within 90 days of such time, assume, if it so elects, or shall appoint a successor Servicer to assume, all of the rights and obligations of the Servicer hereunder arising thereafter (except that the Trustee shall not be (a) liable for losses of the Servicer pursuant to Section 3.13 or any acts or omissions of such predecessor Servicer hereunder, (b) obligated to make Advances if it is prohibited from doing so by applicable law or (c) deemed to have made any representations and warranties of the Servicer hereunder). Any such assumption shall be subject to Sections 7.02 and 8.05. If the Servicer shall for any reason no longer be the Servicer (including by reason of any Event of Default), the Trustee or the successor Servicer may elect to succeed to any rights and obligations of the Servicer under each Subservicing Agreement or may terminate each Subservicing Agreement. If it has elected to assume the Subservicing Agreement, the Trustee or the successor Servicer shall be deemed to have assumed all of the Servicer's interest therein and to have replaced the Servicer as a party to any Subservicing Agreement entered into by the Servicer as contemplated by Section 3.02 to the same extent as if the Subservicing Agreement had been assigned to the assuming party except that the Servicer shall not be relieved of any liability or obligations under any such Subservicing Agreement.

            The Servicer that is no longer the Servicer hereunder shall, upon request of the Trustee, but at the expense of the predecessor Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement or substitute servicing agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected or held by it and otherwise use its best efforts to effect the orderly and efficient transfer of such Subservicing Agreement to the assuming party. The Trustee shall be entitled to be reimbursed from the predecessor Servicer (or the Trust if the predecessor Servicer is unable to fulfill its obligations hereunder) for all Servicing Transfer Costs.

            Section 3.08 Collection of Mortgage Loan Payments.

            Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full, the Servicer will proceed diligently, in accordance with this Agreement, to collect all payments due under each of the Mortgage Loans it services when the same shall become due and payable. Further, the Servicer will in accordance with all applicable law and Customary Servicing Procedures ascertain and estimate taxes, assessments, fire and hazard insurance premiums, mortgage insurance premiums and all other charges with respect to the Mortgage Loans it services that, as provided in any Mortgage, will become due and payable to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable. Consistent with the foregoing, the Servicer may in its discretion (i) waive any late payment charge or any Prepayment Premium or penalty interest in connection with the prepayment of a Mortgage Loan it services and (ii) extend the due dates for payments due on a Mortgage Note for a period not greater than 120 days; provided, however, that the Servicer cannot extend the maturity of any such Mortgage Loan past the date on which the final payment is due on the latest maturing Mortgage Loan as of the Cut-off Date. In the event of any such arrangement, the Servicer shall make Periodic Advances on the related Mortgage Loan in accordance with the provisions of Section 3.21 during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements. The Servicer shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law.

            Section 3.09 Collection of Mortgage Loan Payments; Servicer Custodial Account, Distribution Account and Reserve Account. (a) GreenPoint shall establish and maintain a Servicer Custodial Account. GreenPoint shall deposit or cause to be deposited into the Servicer Custodial Account, all on a daily basis within one Business Day of receipt, except as otherwise specifically provided herein, the following payments and collections remitted by Subservicers or received by the Servicer in respect of the Mortgage Loans subsequent to the Cut-off Date (other than in respect of principal and interest due on the Mortgage Loans on or before the Cut-off Date) and the following amounts required to be deposited hereunder with respect to the Mortgage Loans:

            (i) all payments on account of principal of the Mortgage Loans, including Principal Prepayments;

            (ii) all payments on account of interest on the Mortgage Loans, net of the Servicing Fee;

            (iii) (A) all Insurance Proceeds and Liquidation Proceeds, other than Insurance Proceeds to be (1) applied to the restoration or repair of the Mortgaged Property, (2) released to the Mortgagor in accordance with Customary Servicing Procedures or (3) deposited to an Escrow Account pursuant to Section 3.10(a) and other than any Excess Proceeds and (B) any Insurance Proceeds released from an Escrow Account pursuant to Section 3.10(b)(iv);

            (iv) any amount required to be deposited by the Servicer pursuant to
      Section 3.09(c) in connection with any losses on Permitted Investments with respect to the Servicer Custodial Account;

            (v) any amounts required to be deposited by the Servicer pursuant to
      Section 3.15 or any Prepayment Premiums required to be remitted by the Servicer;

            (vi) all Repurchase Prices, all Substitution Adjustment Amounts and all Reimbursement Amounts to the extent received by the Servicer;

            (vii) Periodic Advances made by the Servicer pursuant to Section
      3.21 and any Compensating Interest;

            (viii) any Recovery; and

            (ix) any other amounts required to be deposited hereunder.

            The foregoing requirements for deposits to the Servicer Custodial Account by the Servicer shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, any Ancillary Income need not be deposited by the Servicer. If the Servicer shall deposit in the Servicer Custodial Account any amount not required to be deposited, it may at any time withdraw or direct the institution maintaining the Servicer Custodial Account to withdraw such amount from the Servicer Custodial Account, any provision herein to the contrary notwithstanding. The Servicer Custodial Account may contain funds that belong to one or more trust funds created for mortgage pass-through certificates of other series and may contain other funds respecting payments on mortgage loans belonging to the Servicer or serviced by the Servicer on behalf of others; provided that such commingling of funds with respect to the Servicer shall not be permitted at any time during which S&P's senior short-term unsecured debt rating of the Servicer falls below "A-2." Notwithstanding such commingling of funds, the Servicer shall keep records that accurately reflect the funds on deposit in the Servicer Custodial Account that have been identified by it as being attributable to the Mortgage Loans it services. The Servicer shall maintain adequate records with respect to all withdrawals made pursuant to this Section 3.09. All funds required to be deposited in the Servicer Custodial Account shall be held in trust for the Certificateholders until withdrawn in accordance with Section 3.12.

            (b) The Trustee shall establish and maintain, on behalf of the Certificateholders, the Distribution Account, which shall be deemed to consist of three sub-accounts. The Trustee shall, promptly upon receipt, deposit in the Distribution Account and retain therein the following:

            (i) the aggregate amount remitted by the Servicer to the Trustee pursuant to Section 3.12(a)(viii);

            (ii) any amount paid by the Trustee pursuant to Section 3.09(c) in connection with any losses on Permitted Investments with respect to the Distribution Account; and

            (iii) any other amounts deposited hereunder which are required to be deposited in the Distribution Account.

            If the Servicer shall remit any amount not required to be remitted, it may at any time direct the Trustee to withdraw such amount from the Distribution Account, any provision herein to the contrary notwithstanding. Such direction may be accomplished by delivering an Officer's Certificate to the Trustee which describes the amounts deposited in error in the Distribution Account. All funds required to be deposited in the Distribution Account shall be held by the Trustee in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with Section 3.12. In no event shall the Trustee incur liability for withdrawals from the Distribution Account at the direction of the Servicer.

            (c) Each institution at which the Servicer Custodial Account or the Distribution Account is maintained shall invest the funds therein as directed in writing by the Servicer (in the case of the Servicer Custodial Account) or the Trustee (in the case of the Distribution Account) in Permitted Investments, which shall mature not later than (i) in the case of the Servicer Custodial Account, the Business Day next preceding the related Remittance Date (except that if such Permitted Investment is an obligation of the institution that maintains such account, then such Permitted Investment shall mature not later than such Remittance Date) and (ii) in the case of the Distribution Account, the Business Day next preceding the Distribution Date (except that if such Permitted Investment is an obligation of the institution that maintains such account, then such Permitted Investment shall mature not later than such Distribution Date) and, in each case, shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders. All Servicer Custodial Account Reinvestment Income shall be for the benefit of the Servicer as part of its Servicing Compensation and shall be retained by it monthly as provided herein. All income or gain (net of any losses) realized from any such investment of funds on deposit in the Distribution Account shall be for the benefit of the Trustee as compensation for its duties hereunder and shall be retained by it monthly as provided herein. The amount of any losses realized in the Servicer Custodial Account or the Distribution Account incurred in any such account in respect of any such investments shall promptly be deposited by the Servicer in the Servicer Custodial Account or by the Trustee in the Distribution Account, as applicable.

            (d) The Servicer shall give notice to the Trustee and the NIMS Insurer of any proposed change of the location of the Servicer Custodial Account not later than 30 days and not more than 45 days prior to any change thereof. The Trustee shall give notice to the Servicer, each Rating Agency, the NIMS Insurer and the Depositor of any proposed change of the location of the Distribution Account not later than 30 days after and not more than 45 days prior to any change thereof. The creation of the Servicer Custodial Account and the Distribution Account shall be evidenced by a certification substantially in the form of Exhibit F hereto.

            (e) The Trustee shall designate each of Sub-Account 1, Sub-Account 2 and the Upper-Tier Certificate Sub-Account as a sub-account of the Distribution Account. On each Distribution Date, the Trustee shall, from funds available on deposit in the Distribution Account (and deemed on deposit in Sub-Account 1 and Sub-Account 2, as applicable), be deemed to deposit into the Upper-Tier Sub-Account, the Lower-Tier Distribution Amount.

            (f) (i) The Trustee shall establish and maintain the Reserve Account, which account shall be held in trust for the benefit of the Holders of the Offered Certificates. The Trustee shall deposit in the Reserve Account on the date received by it, any Yield Maintenance Agreement Payments received from the Yield Maintenance Agreement Provider for the related Distribution Date. Funds on deposit in the Reserve Account shall remain uninvested. On each Distribution Date, the Trustee shall withdraw from the Reserve Account any Yield Maintenance Agreement Payments and apply them in the following order of priority:

                  (A) to the Offered Certificates, any remaining unpaid Cap
            Carryover Amounts for such classes for such Distribution Date (after distributions pursuant to Section 5.02(c)(xix) hereof, sequentially, as follows:

                        (i) first, concurrently, to the Class A-1 and Class A-2
                  Certificates, pro rata (based on the Cap Carryover Amount for each such Class);

                        (ii) second, concurrently, to the Class A-3A and Class
                  A-3B Components, pro rata (based on the Cap Carryover Amount for each such Component); and

                        (iii) third, sequentially, to the Class M-1
                  Certificates, the Class M-2 Certificates, the Class B-1 Certificates, the Class B-2 Certificates and the Class B-3 Certificates, in that order; and

                  (B) to the Class CE Certificates, any remaining amounts on deposit in the Reserve Account.

            (ii) The Trustee shall account for the Reserve Account as an asset of the Grantor Trust and not an asset of either REMIC created pursuant to this Agreement. The beneficial owner of the Reserve Account is the Class CE Certificateholder. For all federal tax purposes, amounts transferred or reimbursed by the Upper-Tier REMIC to the Reserve Account shall be treated as distributions by the Trustee to the Class CE Certificateholder.

            (iii) Any Cap Carryover Amounts paid by the Trustee pursuant to this
      Section 3.09(f) to the Offered Certificates shall be accounted for by the Trustee as amounts paid first to the Class CE Certificates and then to the Offered Certificates from the Grantor Trust. In addition, the Trustee shall account for the Offered Certificates' rights to receive payments of Cap Carryover Amounts as rights in limited recourse interest rate cap contracts written by the Class CE Certificates in favor of the Offered Certificates.

            (g) For federal tax return and information reporting, the right of the Holders of the Offered Certificates to receive payments under the Yield Maintenance Agreements in respect of any related Yield Maintenance Agreement Payments shall be assigned a value of zero.

            (h) Any Prepayment Premiums deposited pursuant to Section 3.09(a)(v) shall not be assets of either REMIC created hereunder, but shall be considered assets of the Grantor Trust held by the Trustee for the benefit of the Class P Certificateholders.

            Section 3.10 Collection of Taxes, Assessments and Similar Items; Escrow Accounts.

            (a) To the extent required by the related Mortgage Note and not violative of current law, the Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments in trust separate and apart from any of its own funds and general assets and for such purpose shall establish and maintain one or more escrow accounts (collectively, the "Escrow Account"), titled "GreenPoint, in trust for registered holders of Banc of America Funding Corporation, Mortgage Pass-Through Certificates, Series 2005-C and various Mortgagors." The Escrow Account shall be established with a commercial bank, a savings bank or a savings and loan association that meets the guidelines set forth by FNMA or FHLMC as an eligible institution for escrow accounts and which is a member of the Automated Clearing House. In any case, the Escrow Account shall be insured by the FDIC to the fullest extent permitted by law. The Servicer shall deposit in the appropriate Escrow Account on a daily basis, and retain therein: (i) all Escrow Payments collected on account of the Mortgage Loans, (ii) all amounts representing proceeds of any hazard insurance policy which are to be applied to the restoration or repair of any related Mortgaged Property and (iii) all amounts representing proceeds of any Primary Mortgage Insurance Policy. Nothing herein shall require the Servicer to compel a Mortgagor to establish an Escrow Account in violation of applicable law.

            (b) Withdrawals of amounts so collected from the Escrow Accounts may be made by the Servicer only (i) to effect timely payment of taxes, assessments, mortgage insurance premiums, fire and hazard insurance premiums, condominium or PUD association dues, or comparable items constituting Escrow Payments for the related Mortgage, (ii) to reimburse the Servicer out of related Escrow Payments made with respect to a Mortgage Loan for any Servicing Advance made by the Servicer pursuant to Section 3.10(c) with respect to such Mortgage Loan, (iii) to refund to any Mortgagor any sums determined to be overages, (iv) for transfer to the Servicer Custodial Account upon default of a Mortgagor or in accordance with the terms of the related Mortgage Loan and if permitted by applicable law,
(v) for application to restore or repair the Mortgaged Property, (vi) to pay to the Mortgagor, to the extent required by law, any interest paid on the funds deposited in the Escrow Account, (vii) to pay to itself any interest earned on funds deposited in the Escrow Account (and not required to be paid to the Mortgagor), (viii) to the extent permitted under the terms of the related Mortgage Note and applicable law, to pay late fees with respect to any Monthly Payment which is received after the applicable grace period, (ix) to withdraw suspense payments that are deposited into the Escrow Account, (x) to withdraw any amounts inadvertently deposited in the Escrow Account or (xi) to clear and terminate the Escrow Account upon the termination of this Agreement in accordance with Section 10.01. Any Escrow Account shall not be a part of the Trust Estate.

            (c) With respect to each Mortgage Loan it services, the Servicer shall maintain accurate records reflecting the status of taxes, assessments and other charges which are or may become a lien upon the Mortgaged Property and the status of Primary Mortgage Insurance Policy premiums and fire and hazard insurance coverage. The Servicer shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account, if any, which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. To the extent that a Mortgage does not provide for Escrow Payments, the Servicer shall determine that any such payments are made by the Mortgagor. The Servicer assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of each Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments. The Servicer shall advance any such payments that are not timely paid, but the Servicer shall be required so to advance only to the extent that such Servicing Advances, in the good faith judgment of the Servicer, will be recoverable by the Servicer out of Insurance Proceeds, Liquidation Proceeds or otherwise.

            Section 3.11 Access of Trustee and NIMS Insurer to Certain Documentation and Information Regarding the Mortgage Loans.

            The Servicer shall afford the Trustee and the NIMS Insurer reasonable access to all records and documentation regarding the Mortgage Loans and all accounts, insurance information and other matters relating to this Agreement, such access being afforded without charge, but only upon reasonable request and during normal business hours at the office designated by the Servicer.

            Section 3.12 Permitted Withdrawals from the Servicer Custodial Account and the Distribution Account.

            (a) The Servicer may from time to time make withdrawals from the Servicer Custodial Account, for the following purposes:

            (i) to pay itself (to the extent not previously retained), the Servicing Compensation to which it is entitled pursuant to Section 3.18;

            (ii) to reimburse itself or the Trustee for unreimbursed Advances made by it, such right of reimbursement pursuant to this clause (ii) being limited first to amounts received on the Mortgage Loans in the related Loan Subgroup as the Mortgage Loans in respect of which any such Advance was made and then limited to amounts received on all the Mortgage Loans;

            (iii) to reimburse itself for any Nonrecoverable Advance previously made, such right of reimbursement pursuant to this clause (iii) being limited first to amounts received on the Mortgage Loans in the same Loan Subgroup as the Mortgage Loans in respect of which such Nonrecoverable Advance was made and then limited to amounts received on all the Mortgage Loans;

            (iv) to reimburse itself for Insured Expenses from the related Insurance Proceeds;

            (v) to pay to the purchaser, with respect to each Mortgage Loan or REO Property that has been purchased pursuant to Section 2.02, 2.04 or 3.15(b), all amounts received thereon after the date of such purchase;

            (vi) to reimburse itself or the Depositor for expenses incurred by any of them and reimbursable pursuant to this Agreement, including but not limited to, Section 3.02 and Section 7.03;

            (vii) to withdraw any amount deposited in the Servicer Custodial Account and not required to be deposited therein;

            (viii) on or prior to the Remittance Date, to withdraw an amount equal to the Interest Remittance Amount, the Principal Remittance Amount and any Monthly Excess Cashflow Amount for such Distribution Date, to the extent on deposit, and remit such amount in immediately available funds to the Trustee for deposit in the Distribution Account; and

            (ix) to clear and terminate the Servicer Custodial Account upon termination of this Agreement pursuant to Section 10.01.

            The Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Servicer Custodial Account pursuant to clauses (i), (ii),
(iv) and (v). The Servicer shall keep and maintain such separate accounting for each Mortgage Loan. Prior to making any withdrawal from the Servicer Custodial Account pursuant to clause (iii), the Servicer shall deliver to the Trustee an Officer's Certificate of a Servicing Officer indicating the amount of any previous Advance determined by the Servicer to be a Nonrecoverable Advance and identifying the related Mortgage Loan(s) and their respective portions of such Nonrecoverable Advance.

            In connection with any failure by the Servicer to make any remittance required to be made by the Servicer to the Distribution Account on the day and by the time such remittance is required to be made under this Agreement (without giving effect to any grace or cure period), the Servicer shall pay the Trustee for the account of the Trustee interest at the rate published in The Wall Street Journal as the "Prime Rate" on any amount not timely remitted from and including the day such remittance was required to be made to, but not including, the day on which such remittance was actually made.

            (b)The Trustee shall withdraw funds from the Distribution Account for distributions to Certificateholders in the manner specified in this Agreement. In addition, the Trustee may from time to time make withdrawals from the Distribution Account for the following purposes:

            (i) to pay to itself the Trustee Fee;

            (ii) to pay to itself as additional compensation, earnings on or investment income with respect to funds in the Distribution Account and any other amounts due to the Trustee (other than the Trustee Fee) under this Agreement for the related Distribution Date;

            (iii) to withdraw and return to the Servicer any amount deposited in the Distribution Account and not required to be deposited therein; and

            (iv) to clear and terminate the Distribution Account upon termination of the Agreement pursuant to Section 10.01.

            (c) On each Distribution Date, funds on deposit in the Distribution Account and deemed to be on deposit in the Upper-Tier Certificate Sub-Account shall be used to make payments on the Offered Certificates, the Class CE Certificates and the Class R Certificate in respect of the Class UR Interest as provided in Section 5.02. The Distribution Account shall be cleared and terminated upon termination of this Agreement pursuant to Section 10.01.

            Section 3.13 Maintenance of Hazard Insurance and Other Insurance.

            The Servicer shall cause to be maintained for each Mortgage Loan, fire and hazard insurance with extended coverage customary in the area where the Mortgaged Property is located in an amount which is at least equal to the lesser of (a) the full insurable value of the Mortgaged Property or (b) the greater of
(i) the outstanding principal balance owing on the Mortgage Loan and (ii) an amount such that the proceeds of such insurance shall be sufficient to avoid the application to the Mortgagor or loss payee of any coinsurance clause under the policy. If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) the Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration and the requirements of FNMA or FHLMC. The Servicer shall also maintain on REO Property, fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required, flood insurance in an amount required above. Any amounts collected by the Servicer under any such policies (other than amounts to be deposited in an Escrow Account and applied to the restoration or repair of the property subject to the related Mortgage or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor in accordance with Customary Servicing Procedures) shall be deposited in the Servicer Custodial Account, subject to withdrawal pursuant to Section 3.12(a). It is understood and agreed that no earthquake or other additional insurance need be required by the Servicer of any Mortgagor or maintained on REO Property, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. All policies required hereunder shall be endorsed with standard mortgagee clauses with loss payable to the Servicer, and shall provide for at least 30 days prior written notice of any cancellation, reduction in amount or material change in coverage to the Servicer.

            The hazard insurance policies for each Mortgage Loan secured by a unit in a condominium development or planned unit development shall be maintained with respect to such Mortgage Loan and the related development in a manner which is consistent with FNMA requirements.

            Notwithstanding the foregoing, the Servicer may maintain a blanket policy insuring against hazard losses on all of the Mortgaged Properties relating to the Mortgage Loans in lieu of maintaining the required hazard insurance policies for each Mortgage Loan and may maintain a blanket policy insuring against special flood hazards in lieu of maintaining any required flood insurance. Any such blanket policies shall (A) be consistent with prudent industry standards, (B) name the Servicer as loss payee, (C) provide coverage in an amount equal to the aggregate unpaid principal balance on the related Mortgage Loans without co-insurance, and (D) otherwise comply with the requirements of this Section 3.13. Any such blanket policy may contain a deductible clause; provided that if any Mortgaged Property is not covered by a separate policy otherwise complying with this Section 3.13 and a loss occurs with respect to such Mortgaged Property which loss would have been covered by such a policy, the Servicer shall deposit in the Servicer Custodial Account the difference, if any, between the amount that would have been payable under a separate policy complying with this Section 3.13 and the amount paid under such blanket policy.

            Section 3.14 Enforcement of Due-On-Sale Clauses; Assumption Agreements.

            (a) Except as otherwise provided in this Section 3.14, when any Mortgaged Property subject to a Mortgage has been conveyed by the Mortgagor, the Servicer shall use reasonable efforts, to the extent that it has actual knowledge of such conveyance, to enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy. Notwithstanding the foregoing, the Servicer is not required to exercise such rights with respect to a Mortgage Loan if the Person to whom the related Mortgaged Property has been conveyed or is proposed to be conveyed satisfies the terms and conditions contained in the Mortgage Note and Mortgage related thereto and the consent of the mortgagee under such Mortgage Note or Mortgage is not otherwise required under such Mortgage Note or Mortgage as a condition to such transfer. If (i) the Servicer is prohibited by law from enforcing any such due-on-sale clause, (ii) coverage under any Required Insurance Policy would be adversely affected, (iii) the Mortgage Note does not include a due-on-sale clause or (iv) nonenforcement is otherwise permitted hereunder, the Servicer is authorized, subject to Section 3.14(b), to take or enter into an assumption and modification agreement from or with the Person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such Person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable thereon; provided that the Mortgage Loan shall continue to be covered (if so covered before the Servicer enters such agreement) by the applicable Required Insurance Policies. The Servicer, subject to Section 3.14(b), is also authorized with the prior approval of the insurers under any Required Insurance Policies to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Mortgage Note. Notwithstanding the foregoing, the Servicer shall not be deemed to be in default under this Section 3.14 by reason of any transfer or assumption which the Servicer reasonably believes it is restricted by law from preventing, for any reason whatsoever.

            (b) Subject to the Servicer's duty to enforce any due-on-sale clause to the extent set forth in Section 3.14(a), in any case in which a Mortgaged Property has been conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption agreement or modification agreement or supplement to the Mortgage Note or Mortgage that requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Mortgage Loan, the Servicer shall prepare and deliver or cause to be prepared and delivered to the Trustee for signature and shall direct, in writing, the Trustee to execute the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person. In no event shall the Trustee incur liability for executing any document under this Section 3.14 at the direction of the Servicer. In connection with any such assumption, no material term of the Mortgage Note may be changed. In addition, the substitute Mortgagor and the Mortgaged Property must be acceptable to the Servicer in accordance with its underwriting standards as then in effect. Together with each such substitution, assumption or other agreement or instrument delivered to the Trustee for execution, the Servicer shall deliver an Officer's Certificate signed by a Servicing Officer stating that the requirements of this subsection have been met. The Servicer shall notify the Trustee that any such substitution or assumption agreement has been completed by forwarding to the Trustee (or at the direction of the Trustee, the Custodian) the original of such substitution or assumption agreement, which in the case of the original shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. Any fee collected by the Servicer for entering into an assumption or substitution of liability agreement may be retained by the Servicer as additional Servicing Compensation. Notwithstanding the foregoing, to the extent permissible under applicable law and at the request of the Servicer, the Trustee shall execute and deliver to the Servicer any powers of attorney and other documents prepared by the Servicer that are reasonably necessary or appropriate to enable the Servicer to execute any assumption agreement or modification agreement required to be executed by the Trustee under this Section 3.14.

            Section 3.15 Realization Upon Defaulted Mortgage Loans; REO
Property.

            (a) Subject to Section 3.22, the Servicer shall use reasonable efforts to foreclose upon or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Servicer shall follow Customary Servicing Procedures and shall meet the requirements of the insurer under any Required Insurance Policy. Notwithstanding the foregoing, the Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any Mortgaged Property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan after reimbursement to itself of such expenses and (ii) that such expenses will be recoverable to it through proceeds of the liquidation of the Mortgage Loan (respecting which it shall have priority for purposes of withdrawals from the Servicer Custodial Account). Any such expenditures shall constitute Servicing Advances for purposes of this Agreement.

            The decision of the Servicer to foreclose on a defaulted Mortgage Loan shall be subject to a determination by the Servicer that the proceeds of such foreclosure would exceed the costs and expenses of bringing such a proceeding.

            With respect to any REO Property, the deed or certificate of sale shall be taken in the name of the Trust for the benefit of the Certificateholders, or its nominee, on behalf of the Certificateholders. The name of the Trust shall be placed on the title to such REO Property. The Servicer shall ensure that the title to such REO Property references this Agreement. Pursuant to its efforts to sell such REO Property, the Servicer shall either itself or through an agent selected by the Servicer manage, conserve, protect and operate such REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account and in the same manner that similar property in the same locality as the REO Property is managed. Incident to its conservation and protection of the interests of the Certificateholders, such Servicer may rent the same, or any part thereof, as such Servicer deems to be in the best interest of the Certificateholders for the period prior to the sale of such REO Property. The Servicer shall prepare for and deliver to the Trustee a statement with respect to each REO Property serviced by such Servicer that has been rented, if any, showing the aggregate rental income received and all expenses incurred in connection with the management and maintenance of such REO Property at such times as is necessary to enable the Trustee to comply with the reporting requirements of the REMIC Provisions; provided, however, that the Servicer shall have no duty to rent any REO Property on behalf of the Trust. The net monthly rental income, if any, from such REO Property shall be deposited in the Servicer Custodial Account no later than the close of business on each Determination Date. The Servicer shall perform, with respect to the Mortgage Loans the tax reporting and withholding required by Sections 1445 and 6050J of the Code with respect to foreclosures and abandonments, the tax reporting required by Section 6050H of the Code with respect to the receipt of mortgage interest from individuals and, if required by Section 6050P of the Code with respect to the cancellation of indebtedness by certain financial entities, by preparing such tax and information returns as may be required, in the form required.

            If the Trust acquires any Mortgaged Property as described above or otherwise in connection with a default or a default which is reasonably foreseeable on a Mortgage Loan, the Servicer shall dispose of such Mortgaged Property prior to the end of the third calendar year following the year of its acquisition by the Trust (such period, the "REO Disposition Period") unless (A) the Trustee shall have been supplied by the Servicer with an Opinion of Counsel to the effect that the holding by the Trust of such Mortgaged Property subsequent to the REO Disposition Period will not result in the imposition of taxes on "prohibited transactions" (as defined in Section 860F of the Code) on either REMIC created hereunder or cause the Trust Estate to fail to qualify as two REMICs at any time that any Certificates are outstanding, or (B) the Trustee (at such Servicer's expense), or the Servicer shall have applied for, prior to the expiration of the REO Disposition Period, an extension of the REO Disposition Period in the manner contemplated by Section 856(e)(3) of the Code. If such an Opinion of Counsel is provided or such an exemption is obtained, the Trust may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel) for the applicable period. Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or (ii) subject either REMIC created hereunder to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under Section 860G(c) of the Code or otherwise, unless the Servicer has agreed to indemnify and hold harmless the Trust with respect to the imposition of any such taxes. The Servicer shall identify to the Trustee any Mortgaged Property held by the Trust for 30 months for which no plans to dispose of such Mortgaged Property by the Servicer have been made. After delivery of such identification, the Servicer shall proceed to dispose of any such Mortgaged Property by holding a commercially reasonable auction for such property.

            The income earned from the management of any REO Properties, net of reimbursement to the Servicer for expenses incurred (including any property or other taxes) in connection with such management and net of unreimbursed Servicing Fees, Periodic Advances and Servicing Advances, shall be applied to the payment of principal of and interest on the related defaulted Mortgage Loans (solely for the purposes of allocating principal and interest, interest shall be treated as accruing as though such Mortgage Loans were still current) and all such income shall be deemed, for all purposes in this Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the Servicer Custodial Account. To the extent the net income received during any calendar month is in excess of the amount attributable to amortizing principal and accrued interest at the related Mortgage Interest Rate on the related Mortgage Loan for such calendar month, such excess shall be considered to be a partial prepayment of principal of the related Mortgage Loan.

            The proceeds from any liquidation of a Mortgage Loan, as well as any income from an REO Property, will be applied in the following order of priority: first, to reimburse the Servicer for any related unreimbursed Servicing Advances and Servicing Fees; second, to reimburse the Servicer for any unreimbursed Periodic Advances and to reimburse the Servicer Custodial Account for any Nonrecoverable Advances (or portions thereof) that were previously withdrawn by the Servicer pursuant to Section 3.12(a)(iii) that related to such Mortgage Loan; third, to accrued and unpaid interest (to the extent no Periodic Advance has been made for such amount or any such Periodic Advance has been reimbursed) on the Mortgage Loan or related REO Property, at the Mortgage Interest Rate to the Due Date occurring in the month in which such amounts are required to be distributed; and fourth, as a recovery of principal of the Mortgage Loan. Excess Proceeds, if any, from the liquidation of a Liquidated Mortgage Loan will be retained by the Servicer as additional Servicing Compensation pursuant to
Section 3.18.

            (b) On the second Business Day prior to the related Distribution Date, the Servicer shall notify the Depositor and the NIMS Insurer of any Mortgage Loan which is 180 days or more delinquent. The Depositor shall be entitled, at its option, or pursuant to direction from the NIMS Insurer, to repurchase any such delinquent Mortgage Loan from the Trust Estate if in the Depositor's (or NIMS Insurer's) judgment, the default is not likely to be cured by the Mortgagor. The purchase price for any such Mortgage Loan shall be 100% of the unpaid principal balance of such Mortgage Loan plus accrued interest thereon at the Mortgage Interest Rate through the last day of the month in which such repurchase occurs. The Depositor shall notify the Servicer of its intent to repurchase such Mortgage Loan. Upon the receipt of such purchase price, the Trustee, or the Custodian on behalf of the Trustee, shall promptly release to the Depositor or the NIMS Insurer, as the case may be, the Mortgage File relating to the Mortgage Loan being repurchased.

            Section 3.16 Trustee to Cooperate; Release of Mortgage Files.

            Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer will immediately notify the Trustee (or, at the direction of the Trustee, the Custodian) by delivering, or causing to be delivered, two copies (one of which will be returned to the Servicer with the Mortgage File) of a Request for Release (which may be delivered in an electronic format acceptable to the Trustee and the Servicer). Upon receipt of such request, the Trustee or the Custodian, as applicable, shall within seven Business Days release the related Mortgage File to the Servicer. The Trustee shall at the Servicer's direction execute and deliver to the Servicer the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage, in each case provided by the Servicer, together with the Mortgage Note with written evidence of cancellation thereon. If the Mortgage has been recorded in the name of MERS or its designee, the Servicer shall take all necessary action to reflect the release of the Mortgage on the records of MERS. Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the related Mortgagor. From time to time and as shall be appropriate for the servicing or foreclosure of any Mortgage Loan, including for such purpose collection under any policy of flood insurance, any fidelity bond or errors or omissions policy, or for the purposes of effecting a partial release of any Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the other documents included in the Mortgage File, the Trustee or the Custodian, as applicable, shall, upon delivery to the Trustee (or, at the direction of the Trustee, the Custodian) of a Request for Release signed by a Servicing Officer, release the Mortgage File within seven Business Days to the Servicer. Subject to the further limitations set forth below, the Servicer shall cause the Mortgage File so released to be returned to the Trustee or the Custodian, as applicable, when the need therefor by the Servicer no longer exists, unless the Mortgage Loan is liquidated and the proceeds thereof are deposited in the Servicer Custodial Account, in which case the Servicer shall deliver to the Trustee or the Custodian, as applicable, a Request for Release, signed by a Servicing Officer.

            The Trustee shall execute and deliver to the Servicer any powers of attorney and other documents prepared by the Servicer that are reasonably necessary or appropriate in the judgment of the Trustee to enable the Servicer to carry out its servicing and administrative duties under this Agreement, upon the request of the Servicer. In addition, upon prepayment in full of any Mortgage Loan or the receipt of notice that funds for such purpose have been placed in escrow, the Servicer is authorized to give, as attorney-in-fact for the Trustee and the mortgagee under the Mortgage, an instrument of satisfaction (or Assignment of Mortgage without recourse) regarding the Mortgaged Property relating to such Mortgage Loan, which instrument of satisfaction or Assignment of Mortgage, as the case may be, shall be delivered to the Person entitled thereto against receipt of the prepayment in full. If the Mortgage is registered in the name of MERS or its designee, the Servicer shall take all necessary action to reflect the release on the records of MERS. In lieu of executing such satisfaction or Assignment of Mortgage, or if another document is required to be executed by the Trustee, the Servicer may deliver or cause to be delivered to the Trustee, for signature, as appropriate, any court pleadings, requests for trustee's sale or other documents necessary to effectuate such foreclosure or any legal action brought to obtain judgment against the Mortgagor on the Mortgage Note or the Mortgage or to obtain a deficiency judgment or to enforce any other remedies or rights provided by the Mortgage Note or the Mortgage or otherwise available at law or in equity.

            Section 3.17 Documents, Records and Funds in Possession of the Servicer to be Held for the Trustee.

            The Servicer shall transmit to the Trustee or, at the direction of the Trustee, the Custodian, as required by this Agreement all documents and instruments in respect of a Mortgage Loan coming into the possession of the Servicer from time to time and shall account fully to the Trustee for any funds received by the Servicer or which otherwise are collected by the Servicer as Liquidation Proceeds or Insurance Proceeds. The documents constituting the Servicing File shall be held by the Servicer as custodian and bailee for the Trustee. All Mortgage Files and funds collected or held by, or under the control of, the Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including but not limited to, any funds on deposit in the Servicer Custodial Account, shall be held by the Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement. The Servicer also agrees that it shall not knowingly create, incur or subject any Mortgage File or any funds that are deposited in the Servicer Custodial Account, Distribution Account or any Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance created by the Servicer, or assert by legal action or otherwise any claim or right of setoff against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Servicer under this Agreement.

            Section 3.18 Servicing Compensation.

            The Servicer shall be entitled out of each payment of interest on a Mortgage Loan (or portion thereof) included in the Trust Estate to retain or withdraw from the Servicer Custodial Account an amount equal to the Servicing Fee for such Distribution Date; provided, however, that the aggregate Servicing Fee for the Servicer shall be reduced (but not below zero) by an amount equal to the Compensating Interest.

            Any additional Servicing Compensation shall be retained by the Servicer to the extent not required to be deposited in the Servicer Custodial Account pursuant to Section 3.09(a). The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided in this Agreement.

            Notwithstanding the foregoing, with respect to the payment of the Servicing Fee on any Distribution Date, the aggregate Servicing Fee for the Servicer for such Distribution Date shall be reduced (but not below zero) by an amount equal to the lesser of (a) the aggregate Servicing Fee payable to the Servicer for such Distribution Date for the Mortgage Loans and (b) the aggregate Prepayment Interest Shortfall for the Mortgage Loans for such Distribution Date (any such reduction, "Compensating Interest"). To the extent that Compensating Interest for the Servicer is calculated pursuant to clause (a) of the previous sentence, such Compensating Interest shall be allocated to the Subgroup A Mortgage Loans and the Subgroup B Mortgage Loans, pro rata, based on the aggregate Prepayment Interest Shortfalls for such Distribution Date on the Mortgage Loans in such Subgroup.

            Section 3.19 Annual Statement as to Compliance.

            The Servicer shall deliver to the Trustee (and the Trustee will forward to the Trustee, the NIMS Insurer and each Rating Agency), no later than March 20 following the end of each calendar year commencing with March 2006, an Officer's Certificate stating, as to the signer thereof, that (a) a review of the activities of the Servicer during the preceding calendar year and of the performance of the Servicer under this Agreement has been made under such officer's supervision, and (b) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

            Section 3.20 Annual Independent Public Accountants' Servicing Statement; Financial Statements.

            No later than March 20 following the end of each calendar year commencing with March 2006, the Servicer shall, at its own expense, cause a firm of independent public accountants (who may also render other services to the Servicer or any affiliate thereof) which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Trustee to the effect that such firm has with respect to the Servicer's overall servicing operations, examined such operations in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, stating such firm's conclusions relating thereto. The Trustee shall provide a copy of each such report to the NIMS Insurer.

            Section 3.21 Advances.

            The Servicer shall determine on or before the Servicer Advance Date whether it is required to make a Periodic Advance pursuant to the definition thereof. If the Servicer determines it is required to make a Periodic Advance, it shall, on or before the Servicer Advance Date, either (a) deposit into the Servicer Custodial Account an amount equal to the Advance and/or (b) make an appropriate entry in its records relating to the Servicer Custodial Account that any portion of the Amount Held for Future Distribution with respect to the Mortgage Loans in the Servicer Custodial Account has been used by the Servicer in discharge of its obligation to make any such Periodic Advance. Any funds so applied shall be replaced by the Servicer by deposit in the Servicer Custodial Account no later than the close of business on the Business Day preceding the next Servicer Advance Date. If the Servicer fails to make any required Periodic Advance, the Trustee shall make such Periodic Advance not later than the Business Day preceding each related Distribution Date for the period prior to the appointment of a successor Servicer. The Servicer shall be entitled to be reimbursed from the Servicer Custodial Account and the Trustee shall be entitled to be reimbursed from the Distribution Account, for all Periodic Advances of its own funds made pursuant to this Section 3.21 as provided in Section 3.12(a) or
(b). The obligation to make Periodic Advances with respect to any Mortgage Loan shall continue until the ultimate disposition of the REO Property or Mortgaged Property relating to such Mortgage Loan. The Servicer shall inform the Trustee of the amount of the Periodic Advance to be made by the Servicer on the Servicer Advance Date no later than the related Remittance Date.

            The Servicer shall deliver to the Trustee on the Servicer Advance Date an Officer's Certificate of a Servicing Officer indicating the amount of any proposed Periodic Advance determined by the Servicer to be a Nonrecoverable Advance. Notwithstanding anything to the contrary, neither the Servicer nor the Trustee shall be required to make any Advance that would be a Nonrecoverable Advance.

            Section 3.22 Modifications, Waivers, Amendments and Consents.

            (a) Subject to this Section 3.22, the Servicer may agree to any modification, waiver, forbearance, or amendment of any term of any Mortgage Loan without the consent of the Trustee or any Certificateholder. All modifications, waivers, forbearances or amendments of any Mortgage Loan shall be in writing and shall be consistent with Customary Servicing Procedures.

            (b) The Servicer shall not agree to enter into, and shall not enter into, any modification, waiver (other than a waiver referred to in Section 3.14, which waiver, if any, shall be governed by Section 3.14), forbearance or amendment of any term of any Mortgage Loan if such modification, waiver, forbearance, or amendment would:

            (i) affect the amount or timing of any related payment of principal, interest or other amount payable thereunder;

            (ii) in the Servicer's judgment, materially impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon; or

            (iii) otherwise constitute a "significant modification" within the meaning of Treasury Regulations Section 1.860G-2(b);

unless, in the case of clauses (ii) and (iii) above, (A) such Mortgage Loan is 90 days or more past due or (B) the Servicer delivers to the Trustee an Opinion of Counsel to the effect that such modification, waiver, forbearance or amendment would not affect the REMIC status of either REMIC created hereunder and, in either case, such modification, waiver, forbearance or amendment is reasonably likely, in the Servicer's judgment, to produce a greater recovery with respect to such Mortgage Loan than would liquidation. Subject to Customary Servicing Procedures, the Servicer may permit a forbearance for a Mortgage Loan which in the Servicer's judgment is subject to imminent default.

            (c) The Servicer may, as a condition to granting any request by a Mortgagor for consent, modification, waiver, forbearance or amendment, the granting of which is within the Servicer's discretion pursuant to the Mortgage Loan and is permitted by the terms of this Agreement, require that such Mortgagor pay to the Servicer, as additional Servicing Compensation, a reasonable or customary fee for the additional services performed in connection with such request, together with any related costs and expenses incurred by the Servicer, which amount shall be retained by the Servicer as additional Servicing Compensation.

            (d) The Servicer shall notify the Trustee, in writing, of any modification, waiver, forbearance or amendment of any term of any Mortgage Loan and the date thereof, and shall deliver to the Trustee (or, at the direction of the Trustee, the Custodian) for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver, forbearance or amendment, promptly (and in any event within ten Business Days) following the execution thereof; provided, however, that if any such modification, waiver, forbearance or amendment is required by applicable law to be recorded, the Servicer (i) shall deliver to the Trustee (or, at the direction of the Trustee, the Custodian) a copy thereof and (ii) shall deliver to the Trustee (or, at the direction of the Trustee, the Custodian) such document, with evidence of notification upon receipt thereof from the public recording office.

            Section 3.23 Reports to the Securities and Exchange Commission.

            (a) The Trustee and the Servicer shall reasonably cooperate with the Depositor in connection with the Trust's satisfying its reporting requirements under the Exchange Act. Without limiting the generality of the foregoing, the Trustee shall prepare on behalf of the Trust any monthly Current Reports on Form 8-K (each, a "Monthly Form 8-K") (or other comparable form) and Annual Reports on Form 10-K (each, a "Form 10-K") customary for similar securities as required by the Exchange Act and the rules and regulations of the Securities and Exchange Commission thereunder, and the Trustee shall sign and file (via the Securities and Exchange Commission's Electronic Data Gathering and Retrieval System) such Forms (other than any Annual Report on Form 10-K, which shall be signed by the Depositor) on behalf of the Trust.

            (b) Each Monthly Form 8-K shall be filed by the Trustee within 15 days after each Distribution Date, including a copy of the monthly statement to Certificateholders delivered pursuant to Section 5.06(b) (each, a "Distribution Date Statement") for such Distribution Date as an exhibit thereto. On or prior to March 30th of each year (or such earlier date as may be required by the Exchange Act and the rules and regulations of the Securities and Exchange Commission), commencing in the calendar year following the date of this Agreement, the Trustee shall file a Form 10-K, in substance as required by applicable law or applicable Securities and Exchange Commission staff's interpretations. Such Form 10-K shall include as exhibits the Servicer's annual statement of compliance described under Section 3.19 and the accountants' reports referenced under Section 3.20, in each case, to the extent they have been timely delivered to the Trustee. If they are not so timely delivered, the Trustee shall file an amended Form 10-K including such documents as exhibits reasonably promptly after they are delivered to the Trustee. The Trustee shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from or relating to the Trustee's inability or failure to obtain any information not resulting from its own negligence, willful misconduct or bad faith. The Form 10-K shall also include a certification in the form attached hereto as Exhibit M (the "Certification"), which shall be signed by a senior officer of the Depositor in charge of securitization. The Depositor shall deliver the Certification to the Trustee three (3) Business Days prior to the latest date on which the Form 10-K may be timely filed. The Trustee, the Depositor and the Servicer shall reasonably cooperate to enable the Securities and Exchange Commission requirements with respect to the Trust to be met in the event that the Securities and Exchange Commission issues additional interpretive guidelines or promulgates rules or regulations, or in the event of any other change of law that would require reporting arrangements or the allocation of responsibilities with respect thereto, as described in this Section 3.23, to be conducted or allocated in a different manner.

            (c) Prior to the latest date on which the Form 10-K may be timely filed each year, the Trustee shall sign and deliver to the Depositor a certification (in the form attached hereto as Exhibit N) for the benefit of the Depositor and its officers, directors and affiliates (provided, however, that the Trustee shall not undertake an analysis of the accountant's report attached as an exhibit to the Form 10-K). In addition, the Trustee shall indemnify and hold harmless the Depositor, each person, if any, who "controls" the Depositor within the meaning of the 1933 Act, as amended and their respective officers, directors, agents and affiliates (collectively, the "Depositor Indemnified Parties") from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon any inaccuracy in the certification provided by the Trustee pursuant to this Section 3.23(c), any breach by the Trustee or any of its officers, directors, agents or affiliates of its obligations under this Section 3.23(c) or any material misstatements or omission contained in the certification delivered pursuant to this Section 3.23(c) or the Trustee's negligence, bad faith or willful misconduct in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor Indemnified Parties, then the Trustee agrees that it shall contribute to the amount paid or payable by such Depositor Indemnified Parties as a result of the losses, claims, damages or liabilities of such Depositor Indemnified Parties in such proportion as is appropriate to reflect the relative fault of such Depositor Indemnified Parties on the one hand and the Trustee on the other in connection with a breach of the Trustee's obligations under this Section 3.23(c), any material misstatement or omission contained in the certification delivered pursuant to this Section 3.23(c) or the Trustee's negligence, bad faith or willful misconduct in connection therewith. The Servicer hereby acknowledge and agree that the Depositor and the Trustee are relying on the Servicer's performance of its obligations under Sections 3.19 and
3.20 in order to perform their respective obligations under this Section 3.23.

            (d) Prior to the latest date on which the Form 10-K may be timely filed each year, the Servicer shall sign and deliver to the Depositor a certification (in the form attached hereto as Exhibit O, with such modification thereto as shall be reasonably required in connection with any changes made by the Securities and Exchange Commission to any certification requirement under
Section 302 of the Sarbanes-Oxley Act) for the benefit of the Depositor Indemnified Parties. In addition, the Servicer shall indemnify and hold harmless the Depositor Indemnified Parties from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon any inaccuracy in the certification provided by the Servicer pursuant to this
Section 3.23(d), any breach of the Servicer's obligations under this Section 3.23(d) or the Servicer's negligence, bad faith or willful misconduct in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor Indemnified Parties, then the Servicer agrees that it shall contribute to the amount paid or payable by the Depositor Indemnified Parties as a result of the losses, claims, damages or liabilities of the Depositor Indemnified Parties in such proportion as is appropriate to reflect the relative fault of the Depositor Indemnified Parties on the one hand and the Servicer on the other in connection with a breach of the Servicer's obligations under this Section 3.23(d) or the Servicer's negligence, bad faith or willful misconduct in connection therewith.

            (e) Upon any filing with the Securities and Exchange Commission, the Trustee shall promptly deliver to the Depositor a copy of any such executed report, statement or information.

            (f) The obligations set forth in paragraphs (a) through (e) of this Section shall only apply with respect to periods for which the Trustee is obligated to file reports on Form 8-K or 10-K pursuant to paragraph (b) of this Section. Upon request of the Depositor, the Trustee shall prepare, execute and file with the Securities and Exchange Commission a Form 15 Suspension Notification with respect to the Trust.

                                   ARTICLE IV

                             SERVICER'S CERTIFICATE

            Section 4.01 Servicer's Certificate.

            Each month, not later than the Business Day following each Determination Date, the Servicer shall deliver to the Trustee a Servicer's Certificate (in substance and format mutually acceptable to the Servicer and the Trustee) certified by a Servicing Officer setting forth the information necessary in order for the Trustee to perform its obligations under this Agreement. The Trustee may conclusively rely upon the information contained in a Servicer's Certificate for all purposes hereunder and shall have no duty to verify or re-compute any of the information contained therein.

                                    ARTICLE V

                 PAYMENTS AND STATEMENTS TO CERTIFICATEHOLDERS;
                              REMIC ADMINISTRATION

            Section 5.01 Distributions. On each Distribution Date, based solely on the information in the Servicer's Certificate, the Trustee shall distribute out of the Distribution Account (to the extent funds are available therein) to each Certificateholder of record on the related Record Date (other than as provided in Section 10.01 respecting the final distribution) (a) by check mailed to such Certificateholder entitled to receive a distribution on such Distribution Date at the address appearing in the Certificate Register, or (b) upon written request by the Holder of a Certificate (other than a Residual Certificate), by wire transfer or by such other means of payment as such Certificateholder and the Trustee shall agree upon, such Certificateholder's Percentage Interest in the amount to which the related Class of Certificates is entitled in accordance with the priorities set forth below in Section 5.02.

            None of the Holders of any Class of Certificates, the Depositor, the Servicer or the Trustee shall in any way be responsible or liable to Holders of any Class of Certificates in respect of amounts properly previously distributed on any such Class. Amounts distributed with respect to any Class of Certificates shall be applied first to the distribution of interest thereon and then to principal thereon.

            Section 5.02 Priorities of Distributions.

            (a) Interest Distributions:

            On each Distribution Date, the Trustee shall withdraw from the Distribution Account (to the extent funds are available therein) (1) the amount payable to the Trustee pursuant to Sections 3.12(b)(i) and (ii) and shall pay such funds to itself, and (2) the Interest Remittance Amount and apply it in the following order of priority (based upon the Mortgage Loan information provided to it in the Servicer's Certificates, upon which the Trustee may conclusively rely):

            first, concurrently, as follows:

                  (i) concurrently, from the Subgroup A Interest Remittance
            Amount, to the Class A-1 Certificates and Class A-3A Component, pro rata, the applicable Accrued Certificate Interest and Accrued Component Interest thereon for such Distribution Date; and

                  (ii) concurrently, from the Subgroup B Interest Remittance
            Amount, to Class A-2 Certificates and Class A-3B Component, pro rata, the applicable Accrued Certificate Interest and Accrued Component Interest thereon for such Distribution Date;

            second, concurrently, as follows:

                  (i) concurrently, from the Subgroup A Interest Remittance
            Amount, to the Class A-1 Certificates and Class A-3A Component, pro rata, the applicable Interest Carryforward Amount thereon for such Distribution Date; and

                  (ii) concurrently, from the Subgroup B Interest Remittance
            Amount, to the Class A-2 Certificates and Class A-3B Component, pro rata, the applicable Interest Carryforward Amount thereon for such Distribution Date;

            third, concurrently, as follows:

                  (i) concurrently, from the Subgroup A Interest Remittance
            Amount to the Class A-2 Certificates and Class A-3B Component, pro rata, any unpaid Accrued Certificate Interest or Accrued Component Interest thereon for such Distribution Date; and

                  (ii) concurrently, from the Subgroup B Interest Remittance
            Amount to the Class A-1 Certificates and Class A-3A Component, pro rata, any unpaid Accrued Certificate Interest or Accrued Component Interest thereon for such Distribution Date;

            fourth, concurrently, as follows:

                  (i) concurrently, from the Subgroup A Interest Remittance
            Amount, to the Class A-2 Certificates and Class A-3B Component, pro rata, any unpaid Interest Carryforward Amount thereon for such Distribution Date; and

                  (ii) concurrently, from the Subgroup B Interest Remittance
            Amount, to the Class A-1 Certificates and Class A-3A Component, pro rata, any unpaid Interest Carryforward Amount thereon for such Distribution Date;

            fifth, to the Class M-1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

            sixth, to the Class M-2 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

            seventh, to the Class B-1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

            eighth, to the Class B-2 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

            ninth, to the Class B-3 Certificates, the Accrued Certificate Interest thereon for such Distribution Date; and

            tenth, the amount, if any, of the Interest Remittance Amount remaining after application with respect to the priorities set forth above will be applied as described under Section 5.02(c) hereof.

            (b) Distributions of Principal:

            On each Distribution Date, the Trustee shall withdraw from the Distribution Account (to the extent funds are available therein) the Principal Distribution Amount and shall make the following distributions in the following order of priority (based upon the Mortgage Loan information provided to it in the Servicer's Certificate, upon which the Trustee may conclusively rely):

            (i) before the Stepdown Date or with respect to which a Trigger Event is in effect, as follows:

            first, concurrently, as follows:

               (1) concurrently, from the Subgroup A Principal Percentage of the
            Senior Principal Distribution Amount, to the Class A-1 Certificates and to the Class A-3A Component, pro rata, until the Class Certificate Balance and the Component Balance thereof have been reduced to zero;

               (2) concurrently, from the Subgroup B Principal Percentage of the
            Senior Principal Distribution Amount, to the Class A-2 Certificates and to the Class A-3B Component, pro rata, until the Class Certificate Balance and the Component Balance thereof have been reduced to zero;

            second, concurrently, as follows:

               (1) concurrently, from the Subgroup A Principal Percentage of the
            Senior Principal Distribution Amount remaining after priority first above, to the Class A-2 Certificates and to the Class A-3B Component, pro rata, until the Class Certificate Balance and the Component Balance thereof have been reduced to zero; and

               (2) concurrently, from the Subgroup B Principal Percentage of the
            Senior Principal Distribution Amount remaining after priority first above, to the Class A-1 Certificates and to the Class A-3A Component, pro rata, until the Class Certificate Balance and the Component Balance thereof have been reduced to zero;

            third, to the Class M-1 Certificates, until the Class Certificate Balance thereof has been reduced to zero;

            fourth, to the Class M-2 Certificates, until the Class Certificate Balance thereof has been reduced to zero;

            fifth, to the Class B-1 Certificates, until the Class Certificate Balance thereof has been reduced to zero;

            sixth, to the Class B-2 Certificates, until the Class Certificate Balance thereof has been reduced to zero;

            seventh, to the Class B-3 Certificates, until the Class Certificate Balance thereof has been reduced to zero; and

            eighth, any remaining Principal Distribution Amount will be distributed as part of the Monthly Excess Cashflow Amount as set forth in
      Section 5.02(c).

            (ii) on or after the Stepdown Date and as long as a Trigger Event is not in effect, as follows:

            first, concurrently, as follows:

               (1) concurrently, from the Subgroup A Principal Percentage of the
            Senior Principal Distribution Amount, to the Class A-1 Certificates and to the Class A-3A Component, pro rata, until the Class Certificate Balance and the Component Balance thereof have been reduced to zero;

               (2) concurrently, from the Subgroup B Principal Percentage of the
            Senior Principal Distribution Amount, to the Class A-2 Certificates and to the Class A-3B Component, pro rata, until the Class Certificate Balance and the Component Balance thereof have been reduced to zero;

            second, concurrently, as follows:

               (1) concurrently, from the Subgroup A Principal Percentage of the
            Senior Principal Distribution Amount remaining after priority first above, to the Class A-2 Certificates and to the Class A-3B Component, pro rata, until the Class Certificate Balance and the Component Balance thereof have been reduced to zero; and

               (2) concurrently, from the Subgroup B Principal Percentage of the
            Senior Principal Distribution Amount remaining after priority first above, to the Class A-1 Certificates and to the Class A-3A Component, pro rata, until the Class Certificate Balance and the Component Balance thereof have been reduced to zero;

            third, to the Class M-1 Certificates, up to the Class M-1 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

            fourth, to the Class M-2 Certificates, up to the Class M-2 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

            fifth, to the Class B-1 Certificates, up to the Class B-1 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero; and

            sixth, to the Class B-2 Certificates, up to the Class B-2 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero; and

            seventh, to the Class B-3 Certificates, up to the Class B-3 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero; and

            eighth, any remaining Principal Distribution Amount will be distributed as part of the Monthly Excess Cashflow Amount as set forth in
      Section 5.02(c).

            (c) Distributions of Monthly Excess Cashflow Amounts:

            On each Distribution Date, any Monthly Excess Cashflow Amount shall be distributed, to the extent available, in the following order of priority on such Distribution Date:

                  (i) concurrently, to the Class A Certificates and Components, pro rata, any remaining Accrued Certificate Interest or Accrued Component Interest for such Class or Component for such Distribution Date;

                  (ii) concurrently, to the Class A Certificates and Components, pro rata, any Interest Carry Forward Amount for such Class or Component for such Distribution Date;

                  (iii) concurrently, to the Components, pro rata in accordance with their Unpaid Realized Loss Amounts, any Class A-3 Realized Loss Amortization Amount;

                  (iv) to pay any remaining unpaid Accrued Certificate Interest for such Distribution Date for the Class M-1 Certificates;

                  (v) to pay the remaining Interest Carry Forward Amount, if any, for the Class M-1 Certificates;

                  (vi) to pay any Class M-1 Realized Loss Amortization Amount
            for such Distribution Date;

                  (vii) to pay any remaining unpaid Accrued Certificate Interest for such Distribution Date for the Class M-2 Certificates;

                  (viii) to pay the remaining Interest Carry Forward Amount, if any, for the Class M-2 Certificates;

                  (ix) to pay any Class M-2 Realized Loss Amortization Amount
            for such Distribution Date;

                  (x) to pay any remaining unpaid Accrued Certificate Interest for such Distribution Date for the Class B-1 Certificates;

                  (xi) to pay the remaining Interest Carry Forward Amount, if any, for the Class B-1 Certificates;

                  (xii) to pay any Class B-1 Realized Loss Amortization Amount
            for such Distribution Date;

                  (xiii) to pay any remaining unpaid Accrued Certificate
            Interest for such Distribution Date for the Class B-2 Certificates;

                  (xiv) to pay the remaining Interest Carry Forward Amount, if any, for the Class B-2 Certificates;

                  (xv) to pay any Class B-2 Realized Loss Amortization Amount
            for such Distribution Date;

                  (xvi) to pay any remaining unpaid Accrued Certificate Interest for such Distribution Date for the Class B-3 Certificates;

                  (xvii) to pay the remaining Interest Carry Forward Amount, if any, for the Class B-3 Certificates;

                  (xviii) to pay any Class B-3 Realized Loss Amortization Amount
            for such Distribution Date;

                  (xix) sequentially, any Cap Carryover Amount for each class or
            Component, as follows:

                        (a) first, concurrently, to the Class A-1 and Class A-2
                  Certificates, pro rata (based on the Cap Carryover Amount for each such class);

                        (b) second, concurrently, to the Class A-3A and Class
                  A-3B Components, pro rata (based on the Cap Carryover Amount for each such Component); and

                        (c) third, sequentially, to the Class M-1, Class M-2,
                  Class B-1, Class B-2 and Class B-3 Certificates, in that order; and

                  (xx) to pay to the Class CE Certificates, up to the Class CE
            Distributable Amount for such Distribution Date.

            On each Distribution Date, there shall be distributed to the Holder of the Class R Certificate, any remaining amount in the Distribution Account in respect of the Mortgage Loans on such date after the application pursuant to Sections 5.02(a), 5.02(b) and 5.02(c)(i)-(xx).

            (d) Any amounts distributed to the Offered Certificates in respect of interest pursuant to Section 5.02(c)(xix) which constitute Cap Carryover Amounts shall first be deemed distributed by as a distribution to the Class CE Certificates, and then distributed to the Certificates from the Grantor Trust as payments on notional principal contracts in the nature of cap contracts. Any remaining amount with respect to the Class CE Certificates or any remaining Yield Maintenance Agreement Payment shall be treated as having been distributed to the Holders of the Class CE Certificates from the Grantor Trust.

            (e) On each Distribution Date, Unpaid Realized Loss Amounts on the Offered Certificates will be reduced by the amount of any Recoveries relating to the Mortgage Loans received during the prior calendar month in the same order as Realized Loss Amortization Amounts are paid to the Offered Certificates pursuant to Section 5.02(c) above.

            (f) Notwithstanding any other provision of this Section 5.02, no Class Certificate Balance of a Class of Certificates or Component Balance of a Component will be increased on any Distribution Date such that the Class Certificate Balance of such Class or Component Balance of such Component, as applicable, exceeds its Initial Class Certificate Balance or Initial Component Balance, as applicable, less all distributions of principal previously distributed in respect of such Class or Component on prior Distribution Dates.

            (g) On each Distribution Date, the Trustee shall withdraw any amounts then on deposit in the Distribution Account that represent Prepayment Premiums and shall distribute such amounts to the Holders of the Class P Certificates. Such amounts shall be treated as having been distributed to the Holders of the Class P Certificates from the Grantor Trust.

            Section 5.03 Allocation of Losses.

            Any Applied Realized Loss Amount for a Distribution Date will be allocated in reduction of the Class Certificate Balances of the Class B-3, Class B-2, Class B-1, Class M-2 and Class M-1 Certificates, in that order and until the respective Class Certificate Balances thereof are reduced to zero.

            On the Distribution Date on which the application of the Applied Realized Loss Amount would reduce the Class Certificate Balance of the Class M-1 Certificates to zero, (i) the portion of the Applied Realized Loss Amount related to the Subgroup A Mortgage Loans shall be applied in reduction of the aggregate Class Certificate Balance of the Class B and Class M Certificates in the order set forth in the paragraph above in an amount up to the product of (a) the fraction, the numerator of which is the portion of the Applied Realized Loss Amount related to the Subgroup A Mortgage Loans and the denominator of which is the Applied Realized Loss Amount and (b) the aggregate Class Certificate Balance of the Class B and Class M Certificates and (ii) the portion of the Applied Realized Loss Amount related to the Subgroup B Mortgage Loans shall be applied in reduction of the aggregate Class Certificate Balance of the Class B and Class M Certificates in the order set forth in the paragraph above in an amount up to the product of (a) the fraction, the numerator of which is the portion of the Applied Realized Loss Amount related to the Subgroup B Mortgage Loans and the denominator of which is the Applied Realized Loss Amount and (b) the aggregate Class Certificate Balance of the Class B and Class M Certificates.

            On and after the Distribution Date on which the Class Certificate Balance of the Class M-1 Certificate has been reduced to zero, the Class A-3A Applied Realized Loss Amount for such Distribution Date will be allocated in reduction of the Component Balance of the Class A-3A Component and the Class A-3B Applied Realized Loss Amount for such Distribution Date will be allocated in reduction of the Component Balance of the Class A-3B Component, until the Component Balance of each such Component has been reduced to zero.

            On and after the Distribution Date on which the Component Balance of a Component has been reduced to zero due to the application of a Class A-3A Applied Realized Loss Amount or Class A-3B Applied Realized Loss Amount, as applicable, any remaining Class A-3A Applied Realized Loss Amount or Class A-3B Applied Realized Loss Amount, as applicable, will be allocated in reduction of the Component Balance of the remaining Component and on all subsequent Distribution Dates, any Applied Realized Loss Amount will be allocated in reduction of the Component Balance of the remaining Component until reduced to zero.

            Section 5.04 Statements to Certificateholders.

            (a) Prior to the Distribution Date in each month, based upon the information provided to the Trustee on the Servicer's Certificate delivered to the Trustee pursuant to Section 4.01, the Trustee shall determine the following information with respect to such Distribution Date:

            (i) the amount allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and Liquidation Proceeds included therein;

            (ii) the amount allocable to interest, the Class CE Distributable Amount;

            (iii) the Class Certificate Balance of each Class of Certificates after giving effect to the distribution of principal on such Distribution Date;

            (iv) the Overcollateralization Amount, the Overcollateralization Release Amount, the Overcollateralization Deficiency and the Targeted Overcollateralization Amount as of such Distribution Date and the Monthly Excess Interest Amount and Monthly Excess Cashflow Amount for such Distribution Date;

            (v) for Loan Subgroup A and Loan Subgroup B, the aggregate Stated Principal Balance of the Mortgage Loans, the Subgroup A Mortgage Loans and Subgroup B Mortgage Loans, as applicable, as of the Due Date in the month of such Distribution Date;

            (vi) the amount of the Servicing Fee paid to or retained by the Servicer with respect to such Distribution Date;

            (vii) the Pass-Through Rate for each such Class of Certificates with respect to such Distribution Date;

            (viii) the amount of Periodic Advances included in the distribution on such Distribution Date and the aggregate amount of Periodic Advances outstanding as of the close of business on such Distribution Date;

            (ix) the number and aggregate principal amounts of Mortgage Loans
      (A) delinquent (exclusive of Mortgage Loans in foreclosure or in bankruptcy) (1) 1 to 30 days (2) 31 to 60 days (3) 61 to 90 days and (4) 91 or more days, (B) in foreclosure, as of the close of business on the last day of the calendar month preceding such Distribution Date and (C) in bankruptcy, as of the close of business on the last day of the calendar month preceding such Distribution Date;

            (x) with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number and Stated Principal Balance of such Mortgage Loan as of the close of business on the Determination Date preceding such Distribution Date and the date of acquisition thereof;

            (xi) the total number and principal balance of any REO Properties (and market value, if available) as of the close of business on the Determination Date preceding such Distribution Date;

            (xii) the Accrued Certificate Interest in respect of each Class of Certificates for such Distribution Date and any related Cap Carryover Amounts, and the respective portions thereof, if any, remaining unpaid following the distributions made in respect of such Certificates on such Distribution Date;

            (xiii) the Cap Carryover Amounts distributed on such Distribution Date, the amounts remaining after giving effect to distributions thereof on such Distribution Date, the amount of all Cap Carryover Amounts covered by withdrawals from the Reserve Account on such Distribution Date;

            (xiv) whether a Trigger Event has occurred and is continuing, and the cumulative Realized Losses, as a percentage of the original aggregate Stated Principal Balance;

            (xv) the Available Funds;

            (xvi) the aggregate amount of Realized Losses or Applied Realized Loss Amounts, as applicable, incurred during the preceding calendar month for such Distribution Date separately identifying any reduction thereof due to the allocations of Realized Losses or Applied Realized Loss Amounts;

            (xvii) the amount of Recoveries and Reimbursement Amounts; and

            (xviii) the amount of the distribution made on such Distribution Date to the Holders of the Class P Certificates.

            (b) No later than each Distribution Date, the Trustee, based upon information supplied to it on the Servicer' Certificates, shall make available to each Holder of a Certificate, each Rating Agency and the Servicer a statement setting forth the information set forth in Section 5.04(a).

            In the case of information furnished pursuant to clauses (i) and
(ii) of Section 5.04(a), the amounts shall be expressed as a dollar amount per Certificate with a $1,000 denomination.

            On each Distribution Date, the Trustee shall prepare and make available to each Financial Market Service, in electronic or such other format and media mutually agreed upon by the Trustee, the Financial Market Service and the Depositor, the information contained in the statement described in Section 5.04(a) for such Distribution Date.

            The Trustee will make the monthly statement to Certificateholders (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders, the NIMS Insurer and other parties to this Agreement via the Trustee's Internet website. The Trustee's Internet website shall initially be located at "www.ctslink.com." Assistance in using the website can be obtained by calling the Trustee's customer service desk at (301) 815-6600. Parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Trustee shall have the right to change the way the monthly statements to Certificateholders are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes.

            Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to the NIMS Insurer and each Person who at any time during the calendar year was the Holder of a Certificate, if requested in writing by such Person, a statement containing the information set forth in clauses (i) and (ii) of Section 5.04(a), in each case aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time in force.

            The Trustee shall deliver to the Holders of Certificates any reports or information the Trustee is required by this Agreement or the Code, Treasury Regulations or REMIC Provisions to deliver to the Holders of Certificates, and the Trustee shall prepare and provide to the Certificateholders (by mail, telephone, or publication as may be permitted by applicable Treasury Regulations) such other reasonable information as the Trustee deems necessary or appropriate or is required by the Code, Treasury Regulations, and the REMIC Provisions including, but not limited to, (i) information to be reported to the Holder of the Residual Certificate for quarterly notices on Schedule Q (Form
1066) (which information shall be forwarded to the Holder of the Residual Certificate by the Trustee), (ii) information to be provided to the Holder of Certificates with respect to amounts which should be included as interest and original issue discount in such Holders' gross income and (iii) information to be provided to all Holders of Certificates setting forth the percentage of each REMIC's assets, determined in accordance with Treasury Regulations using a convention, not inconsistent with Treasury Regulations, selected by the Trustee in its absolute discretion, that constitute real estate assets under Section 856 of the Code, and assets described in Section 7701(a)(19)(C) of the Code; provided, however, that in setting forth the percentage of such assets of each REMIC, nothing contained in this Agreement, including without limitation Section
7.03 hereof, shall be interpreted to require the Trustee periodically to appraise the fair market values of the assets of the Trust Estate or to indemnify the Trust Estate or any Certificateholders from any adverse federal, state or local tax consequences associated with a change subsequently required to be made in the Depositor's initial good faith determinations of such fair market values (if subsequent determinations are required pursuant to the REMIC Provisions) made from time to time.

            Section 5.05 Tax Returns and Reports to Certificateholders.

            (a) For federal income tax purposes, each REMIC shall have a calendar year taxable year and shall maintain its books on the accrual method of accounting.

            (b) The Trustee shall prepare or cause to be prepared, shall execute and shall file or cause to be filed with the Internal Revenue Service and applicable state or local tax authorities income tax information returns for each taxable year with respect to each REMIC containing such information at the times and in the manner as may be required by the Code, the Treasury Regulations or state or local tax laws, regulations, or rules, and shall furnish or cause to be furnished to each REMIC and the Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby. Within 30 days of the Closing Date, the Trustee shall obtain for each REMIC a taxpayer identification number on Form SS-4 or as otherwise permitted by the Internal Revenue Service, and shall furnish or cause to be furnished to the Internal Revenue Service, on Form 8811 or as otherwise required by the Code or the Treasury Regulations, the name, title, address and telephone number of the person that Holders of the Certificates may contact for tax information relating thereto, together with such additional information at the time or times and in the manner required by the Code or the Treasury Regulations. Such federal, state, or local income tax or information returns shall be signed by the Trustee, or such other Person as may be required to sign such returns by the Code, the Treasury Regulations or state or local tax laws, regulations, or rules.

            (c) In the first federal income tax return of each REMIC for its short taxable year ending December 31, 2005, REMIC status shall be elected for each REMIC for such taxable year and all succeeding taxable years.

            (d) The Trustee will maintain or cause to be maintained such records relating to each REMIC, including but not limited to records relating to the income, expenses, assets and liabilities of the Trust Estate, and the initial fair market value and adjusted basis of the Trust Estate property and assets determined at such intervals as may be required by the Code or the Treasury Regulations, as may be necessary to prepare the foregoing returns, schedules, statements or information.

            Section 5.06 Tax Matters Person. The Tax Matters Person shall have the same duties with respect to each REMIC as those of a "tax matters partner" under Subchapter C of Chapter 63 of Subtitle F of the Code. The Holder of the Class R Certificate is hereby designated as the Tax Matters Person for each REMIC. By its acceptance of the Residual Certificate, such Holder irrevocably appoints the Trustee as its agent to perform all of the duties of the Tax Matters Person for each REMIC.

            Section 5.07 Rights of the Tax Matters Person in Respect of the Trustee. The Trustee shall afford the Tax Matters Person, upon reasonable notice during normal business hours, access to all records maintained by the Trustee in respect of its duties hereunder and access to officers of the Trustee responsible for performing such duties. Upon request, the Trustee shall furnish the Tax Matters Person with its most recent report of condition published pursuant to law or to the requirements of its supervisory or examining authority publicly available. The Trustee shall make available to the Tax Matters Person such books, documents or records relating to the Trustee's services hereunder as the Tax Matters Person shall reasonably request. The Tax Matters Person shall not have any responsibility or liability for any action or failure to act by the Trustee and is not obligated to supervise the performance of the Trustee under this Agreement or otherwise.

            Section 5.08 REMIC Related Covenants. For as long as the Trust shall exist, the Trustee, the Depositor and the Servicer shall act in accordance herewith to assure continuing treatment of the each REMIC as a REMIC and avoid the imposition of tax on either REMIC created hereunder. In particular:

            (a) The Trustee shall not create, or permit the creation of, any "interests" in either REMIC within the meaning of Code Section 860D(a)(2) other than the interests represented by the Regular Certificates, the Residual Certificate and the Uncertificated Lower-Tier Interests.

            (b) Except as otherwise provided in the Code, (i) the Depositor and the Servicer shall not contribute to the Trust Estate and the Trustee shall not accept property unless substantially all of the property held in each REMIC constitutes either "qualified mortgages" or "permitted investments" as defined in Code Sections 860G(a)(3) and (5), respectively, and (ii) no property shall be contributed to either REMIC after the start-up day unless such contribution would not subject the Trust Estate to the 100% tax on contributions to a REMIC after the start-up day of the REMIC imposed by Code Section 860G(d).

            (c) The Trustee shall not accept on behalf of either REMIC any fee or other compensation for services and none of the Trustee or the Servicer shall knowingly accept, on behalf of the Trust Estate any income from assets other than those permitted to be held by a REMIC.

            (d) The Trustee shall not sell or permit the sale of all or any portion of the Mortgage Loans (other than in accordance with Sections 2.02 or 3.16(f)), unless such sale is pursuant to a "qualified liquidation" of the applicable REMIC as defined in Code Section 860F(a)(4)(A) and in accordance with
Article X.

            (e) The Trustee shall maintain books with respect to the Trust and each REMIC on a calendar year taxable year and on an accrual basis.

            (f) None of the Servicer or the Trustee shall engage in a "prohibited transaction" (as defined in Code Section 860F(a)(2)), except that, with the prior written consent of the Servicer and the Depositor, the Trustee may engage in the activities otherwise prohibited by the foregoing paragraphs
(b), (c) and (d); provided that the Servicer shall have delivered to the Trustee an Opinion of Counsel to the effect that such transaction will not result in the imposition of a tax on either REMIC created hereunder and will not disqualify the Trust Estate from treatment as two REMICs; and, provided further, that the Servicer shall have demonstrated to the satisfaction of the Trustee that such action will not adversely affect the rights of the Holders of the Certificates and the Trustee and that such action will not adversely impact the rating of the Certificates.

            Section 5.09 REMIC Distributions.

            (a) On each Distribution Date, the Trustee shall cause in the following order of priority, the following amounts to be distributed by the Lower-Tier REMIC to the Upper-Tier REMIC on account of the Uncertificated Regular Interests (such amount, the "Lower-Tier Distribution Amount"):

                  (i) to Holders of Regular Interest LT1AA, Regular Interest
            LT1A1, Regular Interest LT1A2, Regular Interest LT1A3A, Regular Interest LT1A3B, Regular Interest LT1M1, Regular Interest LT1M2, Regular Interest LT1B1, Regular Interest LT1B2, Regular Interest LT1B3 and Regular Interest LT1ZZ, pro rata, in an amount equal to
            (A) the Uncertificated Accrued Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates. Amounts payable as Uncertificated Accrued Interest in respect of Regular Interest LT1ZZ shall be reduced and deferred when the LT Overcollateralized Amount is less than the LT Overcollateralization Target Amount, by the lesser of
            (x) the amount of such difference and (y) the Maximum LT1ZZ Uncertificated Accrued Interest Deferral Amount and such amount will be payable to the Holders of Regular Interest LT1A1, Regular Interest LT1A2, Regular Interest LT1A3A, Regular Interest LT1A3B, Regular Interest LT1M1, Regular Interest LT1M2, Regular Interest LT1B1, Regular Interest LT1B2 and Regular Interest LT1B3 in the same proportion as the Overcollateralization Deficiency is allocated to the Corresponding Certificates;

                  (ii) to Holder of Regular Interest LT1XX, in an amount equal to (A) the Uncertificated Accrued Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates;

                  (iii) to the Holders of Interests, in an amount equal to the remainder of the LT Marker Allocation Percentage of Available Funds for such Distribution Date after the distributions made pursuant to clause (i) above, allocated as follows:

                        (A) to Regular Interest LT1AA, 98.00% of such remainder,
                  until the Uncertificated Principal Balance of such Uncertificated Lower-Tier Interest is reduced to zero;

                        (B) to Regular Interest LT1A1, Regular Interest LT1A2,
                  Regular Interest LT1A3A, Regular Interest LT1A3B, Regular Interest LT1M1, Regular Interest LT1M2, Regular Interest LT1B1, Regular Interest LT1B2 and Regular Interest LT1B3, 1.00% of such remainder, in the same proportion as principal payments are allocated to the Corresponding Classes or Components, until the Uncertificated Principal Balances of such Uncertificated Lower-Tier Interests are reduced to zero; then

                        (C) to Regular Interest LT1ZZ, 1.00% of such remainder,
                  until the Uncertificated Principal Balance of such Uncertificated Lower-Tier Interest is reduced to zero;

                  provided, however, that (i) 98.00% and (ii) 2.00% of any principal payments that are attributable to an Overcollateralization Release Amount shall be allocated to (i) Regular Interest LT1AA and (ii) Regular Interest LT1ZZ, respectively; and

                  (iv) to the Holders of Uncertificated Lower-Tier Interests, in
            an amount equal to the LT Sub WAC Allocation Percentage of Available Funds for such Distribution Date after the distributions made pursuant to clause (i) above, such that distributions of principal shall be deemed to be made to the Lower-Tier Regular Interests first, so as to keep the Uncertificated Principal Balance of each Lower-Tier Regular Interest ending with the designation "GRP" equal to 0.01% of the Pool Principal Balance of the Related Loan Subgroup; second, to each Lower-Tier Regular Interest ending with the designation "SUB," so that the Uncertificated Principal Balance of each such Lower-Tier Regular Interest is equal to 0.01% of the related Subgroup Subordinate Amount (except that if any such excess is a larger number than on the preceding Distribution Date, the least amount of principal shall be distributed to such Lower-Tier Regular Interests such that the Subordinate Balance Ratio is maintained); and third, any remaining principal to Regular Interest LT1XX.

            (b) The Trustee shall cause the following allocation of losses:

                  (i) The LT Marker Allocation Percentage of the aggregate
            amount of any Prepayment Interest Shortfalls and the LT Marker Allocation Percentage of the aggregate amount of any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated first, to Uncertificated Accrued Interest payable to Regular Interest LT1AA and Regular Interest LT1ZZ up to an aggregate amount equal to the LT Interest Loss Allocation Amount, 98% and 2%, respectively, and thereafter among Regular Interest LT1AA, Regular Interest LT1A1, Regular Interest LT1A2, Regular Interest LT1A3A, Regular Interest LT1A3B, Regular Interest LT1M1, Regular Interest LT1M2, Regular Interest LT1B1, Regular Interest LT1B2, Regular Interest LT1B3 and Regular Interest LT1ZZ, pro rata, based on, and to the extent of, one month's interest at the then applicable Lower-Tier Rate on the respective Uncertificated Principal Balance of each such Uncertificated Lower-Tier Interest;

                  (ii) The LT Sub WAC Allocation Percentage of the aggregate amount of any Prepayment Interest Shortfalls and the LT Sub WAC Allocation Percentage of the aggregate amount of any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated first, to the Uncertificated Accrued Interest payable to Regular Interest LT1SUB, Regular Interest LT1GRP, Regular Interest LT2SUB, Regular Interest LT2GRP and Regular Interest LT1XX, pro rata, based on, and to the extent of, one month's interest at the then applicable Lower-Tier Rate on the related Uncertificated Principal Balance of each such Uncertificated Lower-Tier Interest;

                  (iii) The LT Marker Allocation Percentage of all Realized
            Losses on the Mortgage Loans shall be allocated by the Trustee on each Distribution Date to the following Uncertificated Lower-Tier Interests in the specified percentages, as follows: first, to Uncertificated Accrued Interest payable to Regular Interest LT1AA and Regular Interest LT1ZZ up to an aggregate amount equal to the LT Interest Loss Allocation Amount, 98% and 2%, respectively; second, to the Uncertificated Principal Balances of Regular Interest LT1AA and Regular Interest LT1ZZ up to an aggregate amount equal to the LT Principal Loss Allocation Amount, 98% and 2%, respectively; third, to the Uncertificated Principal Balances of Regular Interest LT1AA, Regular Interest LT1B3 and Regular Interest LT1ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of Regular Interest LT1B3 has been reduced to zero; fourth, to the Uncertificated Principal Balances of Regular Interest LT1AA, Regular Interest LT1B2 and Regular Interest LT1ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of Regular Interest LT1B2 has been reduced to zero; fifth, to the Uncertificated Principal Balances of Regular Interest LT1AA, Regular Interest LT1B1 and Regular Interest LT1ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of Regular Interest LT1B1 has been reduced to zero; sixth, to the Uncertificated Principal Balances of Regular Interest LT1AA, Regular Interest LT1M2 and Regular Interest LT1ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of Regular Interest LT1M2 has been reduced to zero; and seventh, to the Uncertificated Principal Balances of Regular Interest LT1AA, Regular Interest LT1M1 and Regular Interest LT1ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of Regular Interest LT1M1 has been reduced to zero; and

                  (iv) The LT Sub WAC Allocation Percentage of all Realized
            Losses shall be applied after all distributions have been made on each Distribution Date first, so as to keep the Uncertificated Principal Balance of each Regular Interest ending with the designation "GRP" equal to 0.01% of the Pool Principal Balance of the related Loan Subgroup; second, to each Regular Interest ending with the designation "SUB," so that the Uncertificated Principal Balance of each such Regular Interest is equal to 0.01% of the related Subgroup Subordinate Amount (except that if any such excess is a larger number than on the preceding Distribution Date, the least amount of Realized Losses shall be applied to such Lower-Tier Regular Interests such that the Subordinate Balance Ratio is maintained); and third, any remaining Realized Losses shall be allocated to Regular Interest LT1XX.

            (c) With respect to the Lower-Tier REMIC, any increase in principal balance due to a Recovery shall be allocated as follows:

                  (i) The LT Sub WAC Allocation Percentage of Recoveries shall be applied first, so as to keep the Uncertificated Principal Balance of each Lower-Tier Regular Interest ending with the designation "GRP" equal to 0.01% of the aggregate Stated Principal Balance of the Mortgage Loans in the related Subgroup; second, to each Lower-Tier Regular Interest ending with the designation "SUB," so that the Uncertificated Principal Balance of each such Lower-Tier Regular Interest is equal to 0.01% of the excess of (x) the aggregate Principal Balance of the Mortgage Loans in the related Loan Subgroup over (y) the current Certificate Balance of the Senior Certificates or Components in the related Loan Subgroup (except that if any such excess is a larger number than in the preceding distribution period, the least amount of Recoveries shall be applied to such Lower-Tier Regular Interests such that the Subordinate Balance Ratio is maintained); and third, any remaining Recoveries shall be allocated to Regular Interest LT1XX.

                  (ii) The LT Marker Percentage of Recoveries shall be allocated
            98% to Regular Interest LT1AA, 1% to Regular Interest LT1ZZ and 1% to the Lower-Tier Regular Interests that are Corresponding Classes to any Classes of Certificates or Components that were increased as a result of such Recovery so that the Uncertificated Principal Balance of each such Corresponding Class of Lower-Tier Regular Interests equals 0.5% of the Corresponding Class of Certificates or Components after taking into account such Recoveries; provided, that if less than 1% of the LT Marker Allocation Percentage of Recoveries is needed to restore the Corresponding Classes of Lower-Tier Regular Interests as described in this paragraph, any excess amount shall be allocated to Regular Interest LT1ZZ.

            (d) Notwithstanding anything to the contrary contained herein, the above distributions in this Section 5.09 (other than on the Certificates) are deemed distributions, and distributions of funds from the Distribution Account shall be made only in accordance with Sections 5.01 and 5.02 hereof.

                                   ARTICLE VI

                                THE CERTIFICATES

            Section 6.01 The Certificates. The Classes of Senior Certificates, the Subordinate Certificates and the Class P Certificates shall be substantially in the forms set forth in Exhibits A-A-1, A-A-2, A-A-3, B-M-1, B-M-2, B-B-1, B-B-2, B-B-3, B-CE, B-P, B-R and C (reverse of all Certificates) and shall, on original issue, be executed by the Trustee and shall be authenticated and delivered by the Trustee to or upon the order of the Depositor upon receipt by the Trustee of the documents specified in Section 2.01. The Classes of Certificates shall be available to investors in minimum denominations of initial Certificate Balance and integral multiples in excess thereof set forth in the Preliminary Statement. The Class A Certificates, Class M-1, Class M-2, Class B-1, Class B-2 and Class B-3 Certificates shall initially be issued in book-entry form through the Depository and delivered to the Depository or, pursuant to the Depository's instructions on behalf of the Depository to, and deposited with, the Certificate Custodian, and all other Classes of Certificates shall initially be issued in definitive, fully-registered form.

            The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer or signatory. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the execution and delivery of such Certificates or did not hold such offices or positions at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless such Certificate shall have been manually authenticated by the Trustee substantially in the form provided for herein, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

            Section 6.02 Registration of Transfer and Exchange of Certificates.

            (a) The Trustee shall cause to be kept at an office or agency in the city in which the Corporate Trust Office is located a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

            (b) At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized denominations of a like Class, tenor and aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or its attorney duly authorized in writing.

            (c)(i) Except as provided in paragraph (c)(iii) below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (A) registration of the Book-Entry Certificates may not be transferred by the Trustee except to another Depository;
(B) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Book-Entry Certificates; (C) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (D) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (E) the Trustee shall deal with the Depository as the representative of the Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of the Depository shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and
(F) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

            (ii) All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

            (iii) If the Depository advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and the Trustee or the Depositor is unable to locate a qualified successor, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of such event and of the availability of definitive, fully-registered Certificates (the "Definitive Certificates") to Certificate Owners requesting the same. Upon surrender to the Trustee of the related Class of Certificates by the Depository (or by the Certificate Custodian, if it holds such Class on behalf of the Depository), accompanied by the instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates. None of the Servicer, the Depositor or the Trustee shall be liable for any delay in delivery of such instruction and may conclusively rely on, and shall be protected in relying on, such instructions. The Depositor shall provide the Trustee with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon the issuance of Definitive Certificates, the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

            (d) No transfer of a Private Certificate shall be made unless such transfer is exempt from the registration requirements of the 1933 Act and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless such transfer is made in reliance on Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached hereto as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached hereto either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Trustee or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both. The Depositor shall provide to any Holder of a Private Certificate and any prospective transferees designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such certificate without registration thereof under the 1933 Act pursuant to the registration exemption provided by Rule 144A. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            (e) No transfer of an ERISA Restricted Certificate shall be made unless the transferee delivers to the Trustee either (i) a representation letter in the form of Exhibit H from the transferee of such Certificate, which representation letter shall not be an expense of the Depositor, the Trustee or the Servicer, or (ii) in the case of any ERISA Restricted Certificate presented for registration in the name of an employee benefit plan or arrangement, including an individual retirement account, subject to ERISA, the Code, or any federal, state or local law ("Similar Law") which is similar to ERISA or the Code (collectively, a "Plan"), or a trustee or custodian of any of the foregoing, an Opinion of Counsel in form and substance satisfactory to the Trustee to the effect that the purchase or holding of such ERISA Restricted Certificate by or on behalf of such Plan will not constitute or result in a non-exempt prohibited transaction within the meaning of ERISA, Section 4975 of the Code or Similar Law and will not subject the Trustee, the Depositor or the Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Depositor, the Trustee or the Servicer. Any transferee of an ERISA Restricted Certificate that does not comply with either clause (i) or (ii) of the preceding sentence will be deemed to have made one of the representations set forth in Exhibit H. For purposes of clause (i) of the second preceding sentence, such representation shall be deemed to have been made to the Certificate Registrar by the acceptance by a Certificate Owner of a Book-Entry Certificate of the beneficial interest in any such Class of ERISA-Restricted Certificates, unless the Certificate Registrar shall have received from the transferee an alternative representation acceptable in form and substance to the Depositor. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA Restricted Certificate to or on behalf of a Plan without the delivery to the Trustee of an Opinion of Counsel satisfactory to the Trustee as described above shall be void and of no effect.

            Neither the Trustee nor the Certificate Registrar shall have any liability for transfers of Book-Entry Certificates made through the book-entry facilities of the Depository or between or among any Depository Participants or Certificate Owners, made in violation of applicable restrictions. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and Persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

            To the extent permitted under applicable law (including, but not limited to, ERISA), the Trustee shall be under no liability to any Person for any registration of transfer of any ERISA Restricted Certificate that is in fact not permitted by this Section 6.02 or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements.

            (f) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

            (i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

            (ii) No Person shall acquire an Ownership Interest in a Residual Certificate unless such Ownership Interest is a pro rata undivided interest.

            (iii) In connection with any proposed transfer of any Ownership Interest in a Residual Certificate, the Trustee shall require delivery to it, in form and substance satisfactory to it, of an affidavit in the form of Exhibit I hereto from the proposed transferee.

            (iv) Notwithstanding the delivery of an affidavit by a proposed transferee under clause (iii) above, if a Responsible Officer of the Trustee has actual knowledge that the proposed transferee is not a Permitted Transferee, no transfer of any Ownership Interest in a Residual Certificate to such proposed transferee shall be effected.

            (v) No Ownership Interest in a Residual Certificate may be purchased by or transferred to any Person that is not a U.S. Person, unless (A) such Person holds such Residual Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Trustee with an effective Internal Revenue Service Form W-8ECI (or successor thereto) or (B) the transferee delivers to both the transferor and the Trustee an Opinion of Counsel from a nationally-recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of a Residual Certificate will not be disregarded for federal income tax purposes.

            (vi) Any attempted or purported transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section
      6.02 shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall, in violation of the provisions of this Section 6.02, become a Holder of a Residual Certificate, then the prior Holder of such Residual Certificate that is a Permitted Transferee shall, upon discovery that the registration of transfer of such Residual Certificate was not in fact permitted by this
      Section 6.02, be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of transfer of a Residual Certificate that is in fact not permitted by this
      Section 6.02 or for making any distributions due on such Residual Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of the Agreement so long as the transfer was registered in accordance with this Section 6.02. The Trustee shall be entitled to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time such distributions were made all distributions made on such Residual Certificate. Any such distributions so recovered by the Trustee shall be distributed and delivered by the Trustee to the prior Holder of such Residual Certificate that is a Permitted Transferee.

            (vii) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section 6.02, then the Trustee, based on information provided to the Trustee by the Servicer, will provide to the Internal Revenue Service, and to the Persons specified in Section 860E(e)(3) and
      (6) of the Code, information needed to compute the tax imposed under
      Section 860E(e) of the Code on transfers of residual interests to disqualified organizations. The expenses of the Trustee under this clause
      (vii) shall be reimbursable by the Trust.

            (viii) No Ownership Interest in a Residual Certificate shall be acquired by a Plan or any Person acting on behalf of a Plan.

            (g) [Reserved]

            (h) No service charge shall be imposed for any transfer or exchange of Certificates of any Class, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            (i) All Certificates surrendered for transfer and exchange shall be destroyed by the Certificate Registrar.

            Section 6.03 Mutilated, Destroyed, Lost or Stolen Certificates. If
(a) any mutilated Certificate is surrendered to the Certificate Registrar or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (b) there is delivered to the Trustee, the Depositor and the Certificate Registrar such security or indemnity reasonably satisfactory to each, to save each of them harmless, then, in the absence of actual notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor, Class and Percentage Interest but bearing a number not contemporaneously outstanding. Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            Section 6.04 Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Servicer, the Trustee, the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.01 and for all other purposes whatsoever, and none of the Depositor, the Servicer, the Trustee, the NIMS Insurer, the Certificate Registrar or any agent of the Depositor, the Servicer, the Trustee, the NIMS Insurer or the Certificate Registrar shall be affected by notice to the contrary.

                                   ARTICLE VII

                         THE DEPOSITOR AND THE SERVICER

            Section 7.01 Respective Liabilities of the Depositor and the Servicer. The Depositor and the Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by the Depositor and the Servicer herein. By way of illustration and not limitation, the Depositor is not liable for the servicing and administration of the Mortgage Loans, nor is it obligated by Section 8.01 to assume any obligations of the Servicer or to appoint a designee to assume such obligations, nor is it liable for any other obligation hereunder that it may, but is not obligated to, assume unless it elects to assume such obligation in accordance herewith.

            Section 7.02 Merger or Consolidation of the Depositor or the Servicer. The Depositor and the Servicer will each keep in full effect its existence, rights and franchises as a separate entity under the laws governing its organization, and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

            Any Person into which the Depositor or the Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Depositor or the Servicer shall be a party, or any Person succeeding to the business of the Depositor or the Servicer, shall be the successor of the Depositor or such Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Servicer shall be qualified to service mortgage loans on behalf of FNMA or FHLMC.

            Section 7.03 Limitation on Liability of the Depositor, the Servicer and Others. None of the Depositor, the Servicer or any of the directors, officers, employees or agents of the Depositor or of the Servicer shall be under any liability to the Trust Estate or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Servicer and any director, officer, employee or agent of the Depositor or the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Servicer and any director, officer, employee or agent of the Depositor or the Servicer shall be indemnified by the Trust Estate and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. None of the Depositor or the Servicer shall be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Depositor or the Servicer may in its discretion undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Estate, and the Depositor and the Servicer shall be entitled to be reimbursed therefor out of amounts attributable to the Mortgage Loans on deposit in the Servicer Custodial Account as provided by Section 3.12.

            Section 7.04 Depositor and Servicer Not to Resign. Subject to the provisions of Section 7.02, none of the Depositor or the Servicer shall resign from its respective obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Depositor or the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation by the Servicer shall become effective until the Trustee or a successor Servicer shall have assumed such Servicer's responsibilities and obligations in accordance with Section 8.05 hereof.

                                  ARTICLE VIII

                                     DEFAULT

            Section 8.01 Events of Default. If any one of the following events ("Events of Default") shall occur and be continuing:

            (a) any failure by the Servicer to remit amounts to the Trustee for deposit to the Distribution Account in the amount and manner provided herein so as to enable the Trustee to distribute to Holders of Certificates any payment required to be made under the terms of such Certificates and this Agreement which continues unremedied by 3:00 P.M. New York time on the related Distribution Date; or

            (b) failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of such Servicer set forth in the Certificates or in this Agreement, which covenants and agreements continue unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to such Servicer by the Trustee, the NIMS Insurer or the Depositor, or to such Servicer, the Depositor, the NIMS Insurer and the Trustee by the Holders of Certificates evidencing Voting Rights aggregating not less than 25% of all Certificates affected thereby; or

            (c) the entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings against the Servicer, or for the winding up or liquidation of the Servicer's affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

            (d) the consent by the Servicer to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to substantially all of its property; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

then, and in each and every such case, so long as an Event of Default shall not have been remedied by the Servicer, either the Trustee or the Depositor may, and at the direction of the Holders of Certificates evidencing Voting Rights aggregating not less than 51% of all Certificates affected thereby shall, by notice then given in writing to the Servicer (and to the Trustee, if given by the Depositor, and to the Depositor, if given by the Trustee), terminate all of the rights and obligations of the Servicer under this Agreement. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section 8.01 and Section 8.05(a), unless and until such time as the Trustee shall appoint a successor Servicer pursuant to Section 8.05, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Mortgage Loans and related documents, or otherwise, including, without limitation, the recordation of the assignments of the Mortgage Loans to it. The Servicer agrees to cooperate with the Trustee in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the transfer to the Trustee for the administration by it of all cash amounts that have been deposited by the Servicer in the Servicer Custodial Account or thereafter received by the Servicer with respect to the Mortgage Loans. Upon obtaining notice or knowledge of the occurrence of any Event of Default, the Person obtaining such notice or knowledge shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to each Rating Agency. All costs and expenses (including attorneys' fees) incurred in connection with transferring the Mortgage Files to a successor Servicer and amending this Agreement to reflect such succession as the Servicer pursuant to this Section 8.01 shall be paid by such predecessor Servicer. Notwithstanding the termination of the Servicer pursuant hereto, the Servicer shall remain liable for any causes of action arising out of any Event of Default occurring prior to such termination.

            Section 8.02 Remedies of Trustee. During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 8.01, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

            Section 8.03 Directions by Certificateholders and Duties of Trustee During Event of Default. During the continuance of any Event of Default, Holders of Certificates evidencing Voting Rights aggregating not less than 25% of each Class of Certificates affected thereby may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the trusts or powers vested in it by this Agreement (including, without limitation, (a) the conducting or defending of any administrative action or litigation hereunder or in relation hereto, and (b) the terminating of the Servicer or any successor Servicer from its rights and duties as servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby and, provided further, that, subject to the provisions of Section 9.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, based upon an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would subject the Trustee to a risk of personal liability or be unjustly prejudicial to the non-assenting Certificateholders.

            Section 8.04 Action upon Certain Failures of the Servicer and upon Event of Default. In the event that a Responsible Officer of the Trustee shall have actual knowledge of any failure of the Servicer specified in Section 8.01(a) or (b) which would become an Event of Default upon the Servicer's failure to remedy the same after notice, the Trustee shall give notice thereof to the Servicer. If a Responsible Officer of the Trustee shall have knowledge of an Event of Default, the Trustee shall give prompt written notice thereof to the Certificateholders.

            Section 8.05 Trustee to Act; Appointment of Successor.

            (a) Within 90 days of the time the Servicer receives a notice of termination pursuant to Section 8.01, the Trustee (or other named successor) shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof or shall appoint a successor pursuant to Section 3.07. Notwithstanding the foregoing, (i) the parties hereto agree that the Trustee, in its capacity as a successor Servicer, immediately will assume all of the obligations of the Servicer under this Agreement, (ii) the Trustee, in its capacity as a successor Servicer, shall not be responsible for the lack of information and/or documents that it cannot obtain through reasonable efforts and (iii) under no circumstances shall any provision of this Agreement be construed to require the Trustee, acting in its capacity as successor to the Servicer in its obligation to advance, expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder if it shall have reasonable grounds for believing that such funds are non-recoverable. Subject to Section 8.05(b), as compensation therefor, the Trustee shall be entitled to such compensation as the terminated Servicer would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution having a net worth of not less than $10,000,000 as the successor to the terminated Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder; provided, however, that any such institution appointed as successor Servicer shall not, as evidenced in writing by each Rating Agency, adversely affect the then current rating of any Class of Certificates immediately prior to the termination of the terminated Servicer. The appointment of a successor Servicer shall not affect any liability of the predecessor Servicer which may have arisen under this Agreement prior to its termination as the Servicer, nor shall any successor Servicer be liable for any acts or omissions of the predecessor Servicer or for any breach by such predecessor Servicer of any of its representations or warranties contained herein or in any related document or agreement. Pending appointment of a successor to the terminated Servicer hereunder, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as provided above. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. All Servicing Transfer Costs shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs, and if such predecessor Servicer defaults in its obligation to pay such costs, such costs shall be paid by the successor Servicer or the Trustee (in which case the successor Servicer or the Trustee shall be entitled to reimbursement therefor from the assets of the Trust).

            (b) In connection with the appointment of a successor Servicer or the assumption of the duties of the Servicer, as specified in Section 8.05(a), the Trustee may make such arrangements for the compensation of such successor as it and such successor shall agree, not to exceed the predecessor Servicer's compensation hereunder.

            (c) Any successor, including the Trustee, to the Servicer as the Servicer shall during the term of its service as the Servicer maintain in force
(i) a policy or policies of insurance covering errors and omissions in the performance of its obligations as the Servicer hereunder and (ii) a fidelity bond in respect of its officers, employees and agents to the same extent as the Servicer is so required pursuant to Section 3.03.

            Section 8.06 Notification to Certificateholders. Upon any termination or appointment of a successor to the Servicer pursuant to this
Article VIII, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to the NIMS Insurer and each Rating Agency.

                                   ARTICLE IX

                                   THE TRUSTEE

            Section 9.01 Duties of Trustee.

            (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement as duties of the Trustee. In case an Event of Default has occurred of which a Responsible Officer of the Trustee shall have actual knowledge (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a reasonably prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

            The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Servicer or the Depositor hereunder.

            (b) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misfeasance; provided, however, that:

            (i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee by the Depositor or the Servicer and which on their face, do not contradict the requirements of this Agreement;

            (ii) The Trustee (in its individual capacity) shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

            (iii) The Trustee (in its individual capacity) shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Certificateholders as provided in Section 8.03;

            (iv) The Trustee shall not be charged with knowledge of any default specified in clauses (a) and (b) of Section 8.01 or an Event of Default under clauses (c) and (d) of Section 8.01 unless a Responsible Officer of the Trustee assigned to and working in the Corporate Trust Office obtains actual knowledge of such failure or event or any Responsible Officer of the Trustee receives written notice of such failure or event at its Corporate Trust Office from the Servicer, the NIMS Insurer, the Depositor or any Certificateholder; and

            (v) Except to the extent provided in Section 8.05, no provision in this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any personal financial liability in the performance of any of its duties as Trustee hereunder, or in the exercise of any of its rights or powers, if the Trustee shall have reasonable grounds for believing that repayment of funds or adequate indemnity or security satisfactory to it against such risk or liability is not reasonably assured to it.

            Section 9.02 Certain Matters Affecting the Trustee.

            Except as otherwise provided in Section 9.01:

            (i) The Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the manner of obtaining consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to the reasonable regulations as the Trustee may prescribe;

            (ii) The Trustee may consult with counsel and any written advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such written advice or Opinion of Counsel;

            (iii) The Trustee shall not be under any obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs;

            (iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (v) Prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests, aggregating not less than 50%; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity or security satisfactory to it against such expense or liability or payment of such estimated expenses as a condition to so proceeding;

            (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, accountants, custodian or independent contractor; and

            (vii) the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its gross negligence or willful misconduct in the performance of any such act.

            Section 9.03 Trustee not Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates (other than the execution of, and the authentication on the Certificates) shall be taken as the statements of the Depositor or the Servicer, as applicable, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates or any Mortgage Loans save that the Trustee represents that, assuming due execution and delivery by the other parties hereto, this Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject, as to enforcement of remedies, to applicable insolvency, receivership, moratorium and other laws affecting the rights of creditors generally, and to general principles of equity and the discretion of the court (regardless of whether enforcement of such remedies is considered in a proceeding in equity or at law). The Trustee shall not be accountable for the use or application by the Depositor of funds paid to the Depositor in consideration of the assignment of the Mortgage Loans hereunder by the Depositor.

            The Trustee shall not at any time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority or for or with respect to the sufficiency of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation: the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any hazard insurance thereon (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the Trustee as a successor Servicer); the validity of the assignment of any Mortgage Loan to the Trustee or of any intervening assignment; the completeness of any Mortgage Loan; the performance or enforcement of any Mortgage Loan (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the Trustee as a successor Servicer); the compliance by the Depositor or the Servicer with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation; any investment of monies by or at the direction of the Servicer or any loss resulting therefrom, it being understood that the Trustee shall remain responsible for any Trust property that it may hold in its individual capacity; the acts or omissions of any of the Depositor, the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the Trustee as a successor Servicer), any Subservicer or any Mortgagor; any action of the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the Trustee as the Servicer) or any Subservicer; the failure of the Servicer to act or perform any duties required of it as agent of the Trust or the Trustee hereunder; or any action by the Trustee taken at the instruction of the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the Trustee as a successor Servicer) or any Subservicer; provided, however, that the foregoing shall not relieve the Trustee of its obligation to perform its duties under this Agreement, including, without limitation, the Trustee's (or Custodian's) review of the Mortgage Files pursuant to Section 2.02. The Trustee shall execute and file any financing or continuation statement in any public office at any time required to maintain the perfection of any security interest or lien granted to it hereunder.

            Section 9.04 Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee and may otherwise deal with the Servicer or any of their affiliates with the same right it would have if it were not the Trustee.

            Section 9.05 Eligibility Requirements for Trustee. The Trustee hereunder shall at all times be (a) an institution the deposits of which are fully insured by the FDIC and (b) a corporation or banking association organized and doing business under the laws of the United States of America or of any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000.00 and subject to supervision or examination by Federal or State authority and (c) with respect to every successor trustee or hereunder either an institution (i) the long-term unsecured debt obligations of which are rated at least "A" by S&P and "A2" by Moody's or (ii) whose serving as Trustee hereunder would not result in the lowering of the ratings originally assigned to any Class of Certificates. The Trustee shall not be an affiliate of the Depositor or the Servicer. If such corporation or banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.05, the combined capital and surplus of such corporation or banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The principal office of the Trustee (other than the initial Trustee) shall be in a state with respect to which an Opinion of Counsel has been delivered to such Trustee at the time such Trustee is appointed Trustee to the effect that the Trust will not be a taxable entity under the laws of such state. In case at any time the Trustee shall cease to be eligible in accordance with the provision of this Section 9.05, the Trustee shall resign immediately in the manner and with the effect specified in Section 9.06.

            Section 9.06 Resignation and Removal of Trustee. The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Servicer, the NIMS Insurer and the Depositor and mailing a copy of such notice to all Holders of record. The Trustee shall also mail a copy of such notice of resignation to each Rating Agency. Upon receiving such notice of resignation, the Depositor shall use its best efforts to promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee, and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 9.05 and shall fail to resign after written request therefor by the Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor.

            The Holders of Certificates evidencing not less than 50% of the Voting Rights may at any time remove the Trustee by written instrument or instruments delivered to the Depositor and the Trustee; the Depositor shall thereupon use its best efforts to appoint a successor Trustee in accordance with this Section 9.06.

            Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 9.06 shall become effective upon acceptance of appointment by the successor Trustee as provided in Section 9.07.

            Section 9.07 Successor Trustee. Any successor Trustee appointed as provided in Section 9.06 shall execute, acknowledge and deliver to the Depositor and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein. The predecessor Trustee shall duly assign, transfer, deliver and pay over to the successor Trustee the whole of the Mortgage Files and related documents and statements held by it hereunder, together with all instruments of transfer and assignment or other documents properly executed as may be reasonably required to effect such transfer and such of the records or copies thereof maintained by the predecessor Trustee in the administration hereof as may be reasonably requested by the successor Trustee and shall thereupon be discharged from all duties and responsibilities under this Agreement; provided, however, that if the predecessor Trustee has been removed pursuant to the third paragraph of Section 9.06, all reasonable expenses of the predecessor Trustee incurred in complying with this Section 9.07 shall be reimbursed by the Trust.

            No successor Trustee shall accept appointment as provided in this
Section 9.07 unless at the time of such appointment such successor Trustee shall be eligible under the provisions of Section 9.05.

            Upon acceptance of appointment by a successor Trustee as provided in this Section 9.07, the Depositor shall cooperate to mail notice of the succession of such Trustee hereunder to the NIMS Insurer, all Holders of Certificates at their addresses as shown in the Certificate Register and to each Rating Agency. If the Depositor fails to mail such notice within ten days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Depositor.

            Section 9.08 Merger or Consolidation of Trustee. Any corporation or banking association into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or banking association succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, if such corporation or banking association is eligible under the provisions of Section 9.05, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            Section 9.09 Appointment of Co-Trustee or Separate Trustee. Notwithstanding any of the provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any Mortgaged Property may at the time be located or for any other reason, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee as co-trustee or separate trustee of all or any part of the Trust Estate, and to vest in such Person or Persons, in such capacity, such title to the Trust Estate, or any part thereof, and, subject to the other provision of this Section 9.09, such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable. If the Depositor shall not have joined in such appointment within ten days after the receipt by it of a request to do so, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 9.05 and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 9.07. The Trustee shall be responsible for the fees of any co-trustee or separate trustee appointed hereunder.

            In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 9.09, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee. No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; provided, however, that no appointment of a co-trustee or separate trustee hereunder shall relieve the Trustee of its obligations hereunder.

            Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

            Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall become incapable of acting, resign or be removed, or shall be adjudged a bankrupt or insolvent, or a receiver of its property shall be appointed, or any public officer shall take charge or control of such trustee or co-trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            Section 9.10 Authenticating Agents. The Trustee may appoint one or more authenticating agents ("Authenticating Agents") which shall be authorized to act on behalf of the Trustee in authenticating Certificates. Initially, the Authenticating Agent shall be Wells Fargo Bank, N.A. Wherever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent must be acceptable to the Depositor and must be a corporation or banking association organized and doing business under the laws of the United States of America or of any State, having a place of business in New York, New York, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by Federal or State authorities.

            Any corporation or banking association into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any corporation or banking association succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

            Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Depositor. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case, at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 9.10, the Trustee may appoint a successor Authenticating Agent, shall give written notice of such appointment to the Depositor and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent.

            Section 9.11 Trustee's Fees and Expenses. The Trustee, as compensation for its activities hereunder, shall be entitled to receive on each Distribution Date an amount equal to the Trustee Fee for such Distribution Date pursuant to Section 5.02(a). The Trustee and any director, officer, employee or agent of the Trustee shall be indemnified and held harmless by the Trust against any claims, damage, loss, liability or expense (including reasonable attorney's fees) (a) incurred in connection with or arising from or relating to (i) this Agreement, (ii) the Certificates, or (iii) the performance of any of the Trustee's duties hereunder, other than any claims, damage, loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of any of the Trustee's duties hereunder, (b) resulting from any tax or information return which was prepared by, or should have been prepared by, the Servicer and (c) arising out of the transfer of any ERISA-Restricted Certificate or Residual Certificate not in compliance with ERISA. Without limiting the foregoing, except as otherwise agreed upon in writing by the Depositor and the Trustee, and except for any such expense, disbursement or advance as may arise from the Trustee's gross negligence, bad faith or willful misconduct, the Trust shall reimburse the Trustee for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement to the extent permitted by Treasury Regulations Section 1.860G-1(b)(3)(ii) and (iii); provided, however, that the Depositor and the Trustee intend to enter into a separate agreement for custody-related services. Except as otherwise provided herein, the Trustee shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by the Trustee in the ordinary course of its duties as Trustee, Certificate Registrar or Paying Agent hereunder or for any other expenses. The provisions of this Section 9.11 shall survive the termination of this Agreement or the resignation or removal of the Trustee hereunder.

            Section 9.12 Appointment of Custodian. The Trustee may at any time on or after the Closing Date, with the consent of the Depositor and the Servicer, appoint one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee, by entering into a Custodial Agreement in a form acceptable to the Depositor and the Servicer. Subject to this Article IX, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File.

            Section 9.13 Paying Agents. The Trustee may appoint one or more Paying Agents (each, a "Paying Agent") which shall be authorized to act on behalf of the Trustee in making withdrawals from the Distribution Account and distributions to Certificateholders as provided in Section 3.09 and Section
5.02. Wherever reference is made in this Agreement to withdrawal from the Distribution Account by the Trustee, such reference shall be deemed to include such a withdrawal on behalf of the Trustee by a Paying Agent. Initially, the Paying Agent shall be Wells Fargo Bank, N.A. Whenever reference is made in this Agreement to a distribution by the Trustee or the furnishing of a statement to Certificateholders by the Trustee, such reference shall be deemed to include such a distribution or furnishing on behalf of the Trustee by a Paying Agent. Each Paying Agent shall provide to the Trustee such information concerning the Distribution Account as the Trustee shall request from time to time. Each Paying Agent must be reasonably acceptable to the Depositor and must be a corporation or banking association organized and doing business under the laws of the United States of America or of any state, having (except in the case of the Trustee) a principal office and place of business in New York, New York, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

            Any corporation into which any Paying Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any Paying Agent shall be a party, or any corporation succeeding to the corporate agency business of any Paying Agent, shall continue to be the Paying Agent provided that such corporation after the consummation of such merger, conversion, consolidation or succession meets the eligibility requirements of this Section 9.13.

            Any Paying Agent may at any time resign by giving written notice of resignation to the Trustee and to the Depositor; provided that the Paying Agent has returned to the Distribution Account or otherwise accounted, to the reasonable satisfaction of the Trustee, for all amounts it has withdrawn from the Distribution Account. The Trustee may, upon prior written approval of the Depositor, at any time terminate the agency of any Paying Agent by giving written notice of termination to such Paying Agent and to the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time any Paying Agent shall cease to be eligible in accordance with the provisions of the first paragraph of this Section 9.13, the Trustee may appoint, upon prior written approval of the Depositor, a successor Paying Agent, shall give written notice of such appointment to the Servicer and shall mail notice of such appointment to all Certificateholders. Any successor Paying Agent upon acceptance of its appointment hereunder shall become vested with all rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Paying Agent. The Trustee shall remain liable for any duties and obligations assumed by its appointed Paying Agent.

            Section 9.14 Limitation of Liability. The Certificates are executed by the Trustee, not in its individual capacity but solely as Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it by this Agreement. Each of the undertakings and agreements made on the part of the Trustee in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust.

            Section 9.15 Trustee May Enforce Claims Without Possession of Certificates. All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and such preceding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursement and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been recovered.

            Section 9.16 Suits for Enforcement. In case an Event of Default or other default by the Servicer or the Depositor hereunder shall occur and be continuing, the Trustee, in its discretion, may proceed to protect and enforce its rights and the rights of the Holders of Certificates under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee and the Certificateholders.

            Section 9.17 Waiver of Bond Requirement. The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee post a bond or other surety with any court, agency or body whatsoever.

            Section 9.18 Waiver of Inventory, Accounting and Appraisal Requirement. The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee file any inventory, accounting or appraisal of the Trust with any court, agency or body at any time or in any manner whatsoever.

                                    ARTICLE X

                                   TERMINATION

            Section 10.01 Termination upon Purchase or Liquidation of All Mortgage Loans. Subject to Section 10.02, the respective obligations and responsibilities of the Depositor, the Servicer and the Trustee created hereby (other than the obligation of the Trustee to make certain payments to Certificateholders after the Final Distribution Date and to send certain notices as hereinafter set forth and the obligations of the Trustee pursuant to Sections 5.04(b) and 5.05(b)) shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to this Article X following the earlier of (a) the purchase of all the Mortgage Loans and all REO Property relating thereto by an Auction Winner or (b) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Estate and the disposition of all REO Property.

            On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than 10% of the aggregate unpaid principal balance of the related Mortgage Loans as of the Cut-off Date (the "Auction Date"), the Trustee will initiate an auction process (the "Termination Auction") to sell such Mortgage Loans and the related REO Property. The Trustee may not sell such Mortgage Loans and related REO Property unless the proceeds of the sale, after deduction of the expenses of the sale (including expenses for previously attempted but unsuccessful Termination Auctions) and all unreimbursed fees and advances (the "Minimum Bid Price"), is at least equal to the sum of the aggregate unpaid principal balance plus accrued interest for each Mortgage Loan at the related Mortgage Interest Rate to but not including the first day of the month in which such proceeds are distributed and the aggregate fair market value of the related REO Property (as determined by the Servicer) as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the sixth paragraph of this Article X).

            A Termination Auction may not occur until all Reimbursement Amounts for the Mortgage Loans subject to such Termination Auction have been paid. The Trustee shall determine if any Reimbursement Amount is outstanding in the event a Termination Auction occurs and shall take such action as is required to cause the Servicer or the Seller to remit such Reimbursement Amount to the Trustee for deposit into the Distribution Account prior to the Distribution Date following the date of sale.

            Regardless of the foregoing, in no event shall the Trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

            Within five (5) Business Days prior to the respective Auction Date, the Trustee shall deliver a bid notice for the Mortgage Loans and the REO Properties to at least three institutions that are regular purchasers and/or sellers in the secondary market of residential whole mortgage loans (other than Bank of America, National Association or any Affiliate thereof). The bid notice shall specify the Mortgage Loans and the REO Properties that are being sold, and identify the Minimum Bid Price and the other information necessary for the bidders to make bids. All bids must be submitted to the Trustee on a date determined by the Trustee, which date shall be set forth in the bid notice. Only cash bids may be accepted. With respect to the Mortgage Loans and related REO Properties to be purchased, if one or more bids that exceed the Minimum Bid Price are received, the price (the "Termination Price") for such Mortgage Loans and related REO Property shall be equal to the highest price bid by a bidder, and such bidder (the "Auction Winner") shall complete the purchase of such Mortgage Loans and related REO Properties at the Termination Price before the next Distribution Date for the Certificates relating to such auctioned Mortgage Loans and REO Properties. If, however, no bid equals or exceeds the Minimum Bid Price for the Mortgage Loans and related REO Properties, the Trustee will continue to auction the Mortgage Loans and related REO Property every three months until the Minimum Bid Price is received.

            Notice of any termination of the Trust, specifying the applicable date upon which the applicable Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and for cancellation, shall be given promptly by the Trustee by letter to the applicable Certificateholders mailed not later than the 15th day of the month of such final distribution specifying (1) the Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of such Certificates at the office or agency of the Trustee therein designated, (2) the amount of any such final payment and (3) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified.

            Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to the Certificateholders of each Class, in the order set forth in Sections 5.02 and 5.03 hereof, as applicable, on the applicable Distribution Date, and in proportion to their respective Percentage Interests, with respect to Certificateholders of the same Class, all cash on hand in respect of the related REMIC (other than the amounts retained to meet claims). An amount shall be distributed in respect of interest and principal, as applicable, to the Uncertificated Lower-Tier Interests in the same manner as principal and interest are distributed to the Uncertificated Lower-Tier Interests and Uncertificated Lower-Tier Interests as provided in Section 5.09.

            If the Certificateholders do not surrender their Certificates for final payment and cancellation on or before the Final Distribution Date, the Trustee shall on such date cause all funds in the Distribution Account not distributed in final distribution to such Certificateholders to continue to be held by the Trustee in an Eligible Account for the benefit of the Certificateholders and the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive a final distribution with respect thereto. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds on deposit in such Eligible Account.

            Section 10.02 Additional Termination Requirements.

            (a) If an Auction Winner exercises its purchase option as provided in Section 10.01, the REMIC shall be terminated in accordance with the following additional requirements, unless the Trustee has received an Opinion of Counsel to the effect that the failure of the Trust to comply with the requirements of this Section 10.02 will not (i) result in the imposition of taxes on "prohibited transactions" of the Trust as defined in Section 860F of the Code, or (ii) cause either REMIC created hereunder to fail to qualify as a REMIC at any time that any related Certificates are outstanding:

            (i) within 90 days prior to the Final Distribution Date set forth in the notice given by the Trustee under Section 10.01, the Trustee shall sell all of the assets of the Trust Estate to the Auction Winner, for cash; and

            (ii) the notice given by the Trustee pursuant to Section 10.01 shall provide that such notice constitutes adoption of a plan of complete liquidation of the Upper Tier REMIC and the Lower Tier REMIC as of the date of such notice (or, if earlier, the date on which such notice was mailed to Certificateholders). The Trustee shall also ensure that such date is specified in the final tax return of the REMIC.

            (b) By their acceptance of the Residual Certificate, the Holder thereof hereby agrees to take such other action in connection with such plan of complete liquidation as may be reasonably requested by the Depositor or the Trustee.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

            Section 11.01 Amendment. This Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee with the consent of the NIMS Insurer without the consent of any of the Certificateholders, (i) to cure any ambiguity or mistake, (ii) to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions of this Agreement, any amendment to this Agreement or the related Prospectus Supplement, (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of each REMIC created hereunder as a REMIC at all times that any related Certificates are outstanding or to avoid or minimize the risk of the imposition of any tax on either REMIC pursuant to the Code that would be a claim against the Trust Estate, provided that (a) the Trustee has received an Opinion of Counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action shall not, as evidenced by such Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, (iv) to change the timing and/or nature of deposits into the Distribution Account provided that (a) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (b) such change shall not adversely affect the then-current rating of the Class A Certificates, the Class B Certificates and Class M Certificates as evidenced by a letter from each Rating Agency rating such Certificates to such effect, (v) to provide for the rights of the NIMS Insurer and (vi) to make any other provisions with respect to matters or questions arising under this Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, provided that the amendment shall not be deemed to adversely affect in any material respect the interests of the Certificateholders and no Opinion of Counsel to that effect shall be required if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates.

            This Agreement may also be amended from time to time by the Depositor, the Servicer and the Trustee, with the consent of the NIMS Insurer (if the NIMS Insurer is affected by such amendment) and the Holders of Certificates of each Class of Certificates which is affected by such amendment, evidencing, as to each such Class of Certificates, Percentage Interests aggregating not less than 66-2/3%, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of such Certificates; provided, however, that no such amendment shall (A) reduce in any manner the amount of, or delay the timing of, collections of payments on Mortgage Loans or distributions which are required to be made on any Certificate without the consent of the Holder of such Certificate or (B) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the Holders of all Certificates then Outstanding.

            Prior to the solicitation of consent of Certificateholders in connection with any such amendment, the party seeking such amendment shall furnish the Trustee and the NIMS Insurer with an Opinion of Counsel stating whether such amendment would adversely affect the qualification of either REMIC created hereunder as a REMIC and notice of the conclusion expressed in such Opinion of Counsel shall be included with any such solicitation. An amendment made with the consent of all Certificateholders and executed in accordance with this Section 11.01 shall be permitted or authorized by this Agreement notwithstanding that such Opinion of Counsel may conclude that such amendment would adversely affect the qualification of either REMIC created hereunder as a REMIC.

            Promptly after the execution of any such amendment or consent, the Trustee shall furnish written notification of the substance of or a copy of such amendment to each Certificateholder, the NIMS Insurer and to each Rating Agency.

            It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

            Section 11.02 Recordation of Agreement; Counterparts. This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Trustee and at the expense of the Trust on direction of Holders of Certificates evidencing not less than 50% of all Voting Rights, but only upon receipt of an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of Certificateholders.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 11.03 Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as provided herein, and unless also the Holders of Certificates evidencing Percentage Interests aggregating not less than 25% of each Class of Certificates affected thereby shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            Section 11.04 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT APPLICATION OF THE CONFLICTS OF LAWS PROVISIONS THEREOF, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

            With respect to any claim arising out of this Agreement, each party irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in The City of New York, and each party irrevocably waives any objection which it may have at any time to the laying of venue of any suit, action or proceeding arising out of or relating hereto brought in any such courts, irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum and further irrevocably waives the right to object, with respect to such claim, suit, action or proceeding brought in any such court, that such court does not have jurisdiction over such party, provided that service of process has been made by any lawful means.

            Section 11.05 Notices. All demands, notices, instructions, directions, requests and communications required or permitted to be delivered hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified mail, return receipt requested, (provided, however, that notices to the Trustee may be delivered by facsimile and shall be deemed effective upon receipt) to (a) in the case of the Depositor, Banc of America Funding Corporation, 214 North Tryon Street, Charlotte, North Carolina 28255, Attention: Senior Vice President, (b) in the case of GreenPoint, GreenPoint Mortgage Funding, Inc., 100 Wood Hollow Drive, Novato, California 94945, Attention: Susan Davia and General Counsel; (c) in the case of the Trustee, Wells Fargo Bank, N.A., P.O. Box 98, Columbia, Maryland 21046,
Attention: BAFC, Series 2005-C, and for overnight delivery purposes, Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention:
BAFC, Series 2005-C, with a copy to Wells Fargo Bank, N.A., Sixth and Marquette Avenue, Minneapolis, Minnesota, 55479, Attention: BAFC, Series 2005-C, (d) in the case of Moody's, Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, Attn: Residential Mortgage Monitoring Group, (e) in the case of S&P, Standard & Poor's, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, NY 10041, Attn: Residential Mortgage Surveillance Manager and (f) in the case of the NIMS Insurer, such address furnished to the parties hereto in writing by the NIMS Insurer; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice to a Certificateholder so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

            Section 11.06 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            Section 11.07 Certificates Nonassessable and Fully Paid. It is the intention of the Trustee that Certificateholders shall not be personally liable for obligations of the Trust Estate, that the beneficial ownership interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust Estate or for any reason whatsoever, and that Certificates upon execution, authentication and delivery thereof by the Trustee pursuant to
Section 6.01 are and shall be deemed fully paid.

            Section 11.08 Access to List of Certificateholders. The Certificate Registrar will furnish or cause to be furnished to the Trustee, within 15 days after the receipt of a request by the Trustee in writing, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date for payment of distributions to Certificateholders.

            If three or more Certificateholders apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trustee. If such a list is as of a date more than 90 days prior to the date of receipt of such applicants' request, the Trustee shall promptly request from the Certificate Registrar a current list as provided above, and shall afford such applicants access to such list promptly upon receipt.

            Every Certificateholder, by receiving and holding such list, agrees with the Certificate Registrar and the Trustee that neither the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

            Section 11.09 Recharacterization. The parties to this Agreement intend the conveyance by the Depositor to the Trustee of all of its right, title and interest in and to the Mortgage Loans pursuant to this Agreement to constitute a purchase and sale and not a loan. Notwithstanding the foregoing, to the extent that such conveyance is held not to constitute a sale under applicable law, it is intended that this Agreement shall constitute a security agreement under applicable law and that the Depositor shall be deemed to have granted to the Trustee a first priority security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans.

            Section 11.10 Third Party Beneficiary. Nothing in this Agreement or in the Certificates, expressed or implied, shall give to any Person, other than the Certificateholders, the parties hereto and the NIMS Insurer and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement.

            The NIMS Insurer shall be deemed a third-party beneficiary of this Agreement to the same extent as if it were a party hereto, and shall have the right to enforce the provisions of this Agreement directly against the parties to this Agreement.

            IN WITNESS WHEREOF, the Depositor, the Servicer and the Trustee have caused this Agreement to be duly executed by their respective officers thereunto duly authorized to be hereunto affixed, all as of the day and year first above written.

                                    BANC OF AMERICA FUNDING
                                       CORPORATION,
                                       as Depositor

                                    By:
                                       -----------------------------------------
                                       Name:   Scott Evans
                                       Title:  Senior Vice President

                                    GREENPOINT MORTGAGE FUNDING, INC.,
                                       as the Servicer

                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                    WELLS FARGO BANK, N.A.,
                                       as Trustee

                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

STATE OF NORTH CAROLINA )
                        ) ss.:
COUNTY OF MECKLENBURG   )
                        )

            On the 28th day of April, 2005, before me, a notary public in and for the State of North Carolina, personally appeared Scott Evans, known to me who, being by me duly sworn, did depose and say that he is a Senior Vice President of Banc of America Funding Corporation, a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of such corporation.



                                       ---------------------------------------
                                                    Notary Public

[Notarial Seal]

My commission expires ____________.

STATE OF CALIFORNIA     )
                        )     ss.:
COUNTY OF               )
                        )

            On the 28th day of April, 2005, before me, a notary public in and for the State of California, personally appeared ___________, known to me who, being by me duly sworn, did depose and say that she is a Vice President of GreenPoint Mortgage Funding, Inc., a New York corporation, one of the parties that executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of such corporation.



                                       ---------------------------------------
                                                    Notary Public

[Notarial Seal]

My commission expires ____________.

STATE OF MINNESOTA      )
                        )     ss.:
COUNTY OF               )
                        )

            On the 28th day of April, 2005, before me, a notary public in and for the State of Minnesota, personally appeared Leigh Taylor, known to me who, being by me duly sworn, did depose and say that he is an Assistant Vice President of Wells Fargo Bank, N.A., a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of such association.



                                       ---------------------------------------
                                                    Notary Public

[Notarial Seal]

My commission expires ____________.

                                  EXHIBIT A-A-1

                     [FORM OF FACE OF CLASS A-1 CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2005-C
                                    Class A-1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2005-C
                                    Class A-1

evidencing an interest in a Trust consisting primarily of adjustable interest rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-off Date:                 April 1, 2005

First Distribution Date:      May 20, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $295,302,000.00

Pass-Through Rate:            Floating

CUSIP No.:                    05946X UB 7

ISIN No.:                     US05946XUB71

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Funding Corporation (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated April 28, 2005 (the "Pooling and Servicing Agreement"), among the Depositor, GreenPoint Mortgage Funding, Inc., as servicer (the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      For each Distribution Date occurring prior to and including the Auction Date, interest will accrue on these Certificates at a per annum rate equal to the lesser of (i) the sum of One-Month LIBOR and 0.24% and (ii) the Subgroup A Cap. On each Distribution Date following the Auction Date, interest will accrue on these Certificates at a per annum rate equal to the lesser of (i) the sum of One-Month LIBOR and 0.48% and (ii) the Subgroup A Cap.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                   *    *    *

                                  EXHIBIT A-A-2

                     [FORM OF FACE OF CLASS A-2 CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2005-C
                                    Class A-2

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2005-C
                                    Class A-2

evidencing an interest in a Trust consisting primarily of adjustable interest rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-off Date:                 April 1, 2005

First Distribution Date:      May 20, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $111,958,000.00

Pass-Through Rate:            Floating

CUSIP No.:                    05946X UC 5

ISIN No.:                     US05946XUC54

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Funding Corporation (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated April 28, 2005 (the "Pooling and Servicing Agreement"), among the Depositor, GreenPoint Mortgage Funding, Inc., as servicer (the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      For each Distribution Date occurring prior to and including the Auction Date, interest will accrue on these Certificates at a per annum rate equal to the lesser of (i) the sum of One-Month LIBOR and 0.25% and (ii) the Subgroup B Cap. On each Distribution Date following the Auction Date, interest will accrue on these Certificates at a per annum rate equal to the lesser of (i) the sum of One-Month LIBOR and 0.50% and (ii) the Subgroup B Cap.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                   *    *    *

                                  EXHIBIT A-A-3

                     [FORM OF FACE OF CLASS A-3 CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2005-C
                                    Class A-3

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, EACH COMPONENT OF THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 AND CLASS A-2 CERTIFICATES IN RESPECT OF CERTAIN LOSSES AS DESCRIBED IN THE POOLING AGREEMENT.

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2005-C
                                    Class A-3

evidencing an interest in a Trust consisting primarily of adjustable interest rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-off Date:                 April 1, 2005

First Distribution Date:      May 20, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $45,252,000.00

Pass-Through Rate:            Floating

CUSIP No.:                    05946X UD 3

ISIN No.:                     US05946XUD38

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Funding Corporation (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated April 28, 2005 (the "Pooling and Servicing Agreement"), among the Depositor, GreenPoint Mortgage Funding, Inc., as servicer (the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      For the purposes of determining distributions of interest and in reduction of the Class Certificate Balance, the Class A-3 Certificates consist of two components (each, a "Component" and individually, the "Class A-3A Component" and the "Class A-3B Component"). The amount of interest which accrues on the Class A-3 Certificates in any month will equal the sum of the interest which accrues on the Components. The Components are not severable.

      For each Distribution Date occurring prior to and including the Auction Date, interest will accrue on the Class A-3A Component at a per annum rate equal to the lesser of (i) the sum of One-Month LIBOR and 0.30% and (ii) the Subgroup A Cap. On each Distribution Date following the Auction Date, interest will accrue on the Class A-3A Component at a per annum rate equal to the lesser of
(i) the sum of One-Month LIBOR and 0.60% and (ii) the Subgroup A Cap. For each Distribution Date occurring prior to and including the Auction Date, interest will accrue on the Class A-3B Component at a per annum rate equal to the lesser of (i) the sum of One-Month LIBOR and 0.30% and (ii) the Subgroup B Cap. On each Distribution Date following the Auction Date, interest will accrue on the Class A-3B Component at a per annum rate equal to the lesser of (i) the sum of One-Month LIBOR and 0.60% and (ii) the Subgroup B Cap.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                   *    *    *

                                  EXHIBIT B-M-1

                     [FORM OF FACE OF CLASS M-1 CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2005-C
                                    Class M-1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2005-C
                                    Class M-1

evidencing an interest in a Trust consisting primarily of adjustable interest rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-off Date:                 April 1, 2005

First Distribution Date:      May 20, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $14,365,000.00

Pass-Through Rate:            Floating

CUSIP No.:                    05946X UE 1

ISIN No.:                     US05946XUE11

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Funding Corporation (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated April 28, 2005 (the "Pooling and Servicing Agreement"), among the Depositor, GreenPoint Mortgage Funding, Inc., as servicer (the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      For each Distribution Date occurring prior to and including the Auction Date, interest will accrue on these Certificates at a per annum rate equal to the lesser of (i) the sum of One-Month LIBOR and 0.45% and (ii) the Pool Cap. On each Distribution Date following the Auction Date, interest will accrue on these Certificates at a per annum rate equal to the lesser of (i) the sum of One-Month LIBOR and 0.675% and (ii) the Pool Cap.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                   *    *    *

                                  EXHIBIT B-M-2

                     [FORM OF FACE OF CLASS M-2 CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2005-C
                                    Class M-2

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AND THE CLASS M-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2005-C
                                    Class M-2

evidencing an interest in a Trust consisting primarily of adjustable interest rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-off Date:                 April 1, 2005

First Distribution Date:      May 20, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $10,898,000.00

Pass-Through Rate:            Floating

CUSIP No.:                    05946X UF 8

ISIN No.:                     US05946XUF85

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Funding Corporation (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated April 28, 2005 (the "Pooling and Servicing Agreement"), among the Depositor, GreenPoint Mortgage Funding, Inc., as servicer (the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      For each Distribution Date occurring prior to and including the Auction Date, interest will accrue on these Certificates at a per annum rate equal to the lesser of (i) the sum of One-Month LIBOR and 0.65% and (ii) the Pool Cap. On each Distribution Date following the Auction Date, interest will accrue on these Certificates at a per annum rate equal to the lesser of (i) the sum of One-Month LIBOR and 0.975% and (ii) the Pool Cap.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                   *    *    *

                                  EXHIBIT B-B-1

                     [FORM OF FACE OF CLASS B-1 CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2005-C
                                    Class B-1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS M-1 CERTIFICATES AND THE CLASS M-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2005-C
                                    Class B-1

evidencing an interest in a Trust consisting primarily of adjustable interest rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-off Date:                 April 1, 2005

First Distribution Date:      May 20, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $7,926,000.00

Pass-Through Rate:            Floating

CUSIP No.:                    05946X UG 6

ISIN No.:                     US05946XUG68

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Funding Corporation (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated April 28, 2005 (the "Pooling and Servicing Agreement"), among the Depositor, GreenPoint Mortgage Funding, Inc., as servicer (the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      For each Distribution Date occurring prior to and including the Auction Date, interest will accrue on these Certificates at a per annum rate equal to the lesser of (i) the sum of One-Month LIBOR and 1.20% and (ii) the Pool Cap. On each Distribution Date following the Auction Date, interest will accrue on these Certificates at a per annum rate equal to the lesser of (i) the sum of One-Month LIBOR and 1.80% and (ii) the Pool Cap.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                   *    *    *

                                  EXHIBIT B-B-2

                     [FORM OF FACE OF CLASS B-2 CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2005-C
                                    Class B-2

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES AND THE CLASS B-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2005-C
                                    Class B-2

evidencing an interest in a Trust consisting primarily of adjustable interest rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-off Date:                 April 1, 2005

First Distribution Date:      May 20, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $2,477,000.00

Pass-Through Rate:            Floating

CUSIP No.:                    05946X UH 4

ISIN No.:                     US05946XUH42

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Funding Corporation (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated April 28, 2005 (the "Pooling and Servicing Agreement"), among the Depositor, GreenPoint Mortgage Funding, Inc., as servicer (the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      For each Distribution Date occurring prior to and including the Auction Date, interest will accrue on these Certificates at a per annum rate equal to the lesser of (i) the sum of One-Month LIBOR and 1.90% and (ii) the Pool Cap. On each Distribution Date following the Auction Date, interest will accrue on these Certificates at a per annum rate equal to the lesser of (i) the sum of One-Month LIBOR and 2.85% and (ii) the Pool Cap.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                   *    *    *

                                  EXHIBIT B-B-3

                     [FORM OF FACE OF CLASS B-3 CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2005-C
                                    Class B-3

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS B-1 CERTIFICATES AND THE CLASS B-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2005-C
                                    Class B-3

evidencing an interest in a Trust consisting primarily of adjustable interest rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-off Date:                 April 1, 2005

First Distribution Date:      May 20, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $3,220,000.00

Pass-Through Rate:            Floating

CUSIP No.:                    05946X UJ 0

ISIN No.:                     US05946XUJ08

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Funding Corporation (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated April 28, 2005 (the "Pooling and Servicing Agreement"), among the Depositor, GreenPoint Mortgage Funding, Inc., as servicer (the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      For each Distribution Date occurring prior to and including the Auction Date, interest will accrue on these Certificates at a per annum rate equal to the lesser of (i) the sum of One-Month LIBOR and 1.90% and (ii) the Pool Cap. On each Distribution Date following the Auction Date, interest will accrue on these Certificates at a per annum rate equal to the lesser of (i) the sum of One-Month LIBOR and 2.85% and (ii) the Pool Cap.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                   *    *    *

                                  EXHIBIT B-CE

                     [FORM OF FACE OF CLASS CE CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2005-C

                                    Class CE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A DIRECT OR INDIRECT BENEFICIAL INTEREST IN A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

THIS CLASS CE CERTIFICATE IS SUBORDINATE TO THE OFFERED CERTIFICATES TO THE EXTENT DESCRIBED HEREIN AND IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CLASS CE CERTIFICATE WILL NOT BE ENTITLED TO PAYMENTS UNTIL SUCH TIME AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, SECTION 4975 OF THE CODE OR ANY MATERIALLY SIMILAR PROVISIONS OF APPLICABLE FEDERAL, STATE OR LOCAL LAW WILL BE REGISTERED.

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2005-C
                                    Class CE

evidencing an interest in a Trust consisting primarily of adjustable interest rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-off Date:                 April 1, 2005

First Distribution Date:      May 20, 2005

Percentage Interest:          100%

Initial Overcollateralization
Amount:                       $3,963,118.59

CUSIP No.:                    05946X UL 5

ISIN No.:                     US05946XUL53

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest set forth above in that certain beneficial ownership interest evidenced by all the Class CE Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Funding Corporation (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated April 28, 2005 (the "Pooling and Servicing Agreement"), among the Depositor, GreenPoint Mortgage Funding, Inc., as servicer (the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      The Class CE Certificates are limited in right of payment to certain collections and recoveries relating to the Mortgage Loans and the Yield Maintenance Agreements, all as more specifically set forth herein and in the Pooling and Servicing Agreement.

      This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      No transfer of a Certificate of this Class shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Trustee or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                   *    *    *

                                   EXHIBIT B-P

                      [FORM OF FACE OF CLASS P CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2005-C
                                     Class P

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, SECTION 4975 OF THE CODE OR ANY MATERIALLY SIMILAR PROVISIONS OF APPLICABLE FEDERAL, STATE OR LOCAL LAW WILL BE REGISTERED.

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2005-C
                                     Class P

evidencing an interest in a Trust consisting primarily of adjustable interest rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-off Date:                 April 1, 2005

First Distribution Date:      May 20, 2005

Percentage Interest:          100%

CUSIP No.:                    05946X UM 3

ISIN No.:                     US05946XUM37

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest set forth above in that certain beneficial ownership interest evidenced by all the Class P Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Funding Corporation (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated April 28, 2005 (the "Pooling and Servicing Agreement"), among the Depositor, GreenPoint Mortgage Funding, Inc., as servicer (the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      The Class P Certificates are limited in right of payment to Prepayment Premiums received on the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

      This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      No transfer of a Certificate of this Class shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Trustee or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                   *    *    *

                                   EXHIBIT B-R

                      [FORM OF FACE OF CLASS R CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2005-C
                                     Class R

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN TWO "REAL ESTATE MORTGAGE INVESTMENT CONDUITS," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

THIS CLASS R CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR A PERSON ACTING ON BEHALF OF OR INVESTING ASSETS OF A PLAN.

TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN AND IN THE POOLING AND SERVICING AGREEMENT. ANY ATTEMPTED OR PURPORTED TRANSFER OF THIS CLASS R CERTIFICATE IN VIOLATION OF SUCH RESTRICTIONS SHALL BE ABSOLUTELY NULL AND VOID AND SHALL VEST NO RIGHTS IN THE PURPORTED TRANSFEREE.

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2005-C
                                     Class R

evidencing a 100% Percentage Interest in the distributions allocable to the Certificate of the above-referenced Class with respect to a Trust consisting primarily of adjustable interest rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-off Date:                 April 1, 2005

First Distribution Date:      May 20, 2005

Percentage Interest:          100%

CUSIP No.:                    05946X UK 7

ISIN No.:                     US05946XUK70

      THIS CERTIFIES THAT _________ is the registered owner of 100% Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust consisting of the Mortgage Loans deposited by Banc of America Funding Corporation (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated April 28, 2005 (the "Pooling and Servicing Agreement"), among the Depositor, GreenPoint Mortgage Funding, Inc., as servicer (the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      The Class R Certificates are limited in right of payment to certain collections and recoveries relating to the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement

      Any distribution of the proceeds of any remaining assets of the Distribution Account will be made only upon presentment and surrender of this Class R Certificate at the Corporate Trust Office.

      Each Person who has or who acquires this Class R Certificate shall be deemed by the acceptance or acquisition thereof to have agreed to be bound by the following provisions and the rights of each Person acquiring this Class R Certificate are expressly subject to the following provisions: (i) each Person holding or acquiring this Class R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee; (ii) no Person shall acquire an ownership interest in this Class R Certificate unless such ownership interest is a pro rata undivided interest; (iii) in connection with any proposed transfer of this Class R Certificate, the Trustee shall require delivery to it, in form and substance satisfactory to it, of an affidavit in the form of Exhibit I to the Pooling and Servicing Agreement; (iv) notwithstanding the delivery of an affidavit by a proposed transferee under clause (iii) above, if a Responsible Officer of the Trustee has actual knowledge that the proposed transferee is not a Permitted Transferee, no transfer of any Ownership Interest in this Class R Certificate to such proposed transferee shall be effected; (v) this Class R Certificate may not be purchased by or transferred to any Person that is not a U.S. Person, unless (A) such Person holds this Class R Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Trustee with an effective Internal Revenue Service Form W-8ECI (or any successor thereto) or (B) the transferee delivers to both the transferor and the Trustee an Opinion of Counsel from a nationally-recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of this Class R Certificate will not be disregarded for federal income tax purposes; (vi) any attempted or purported transfer of this Class R Certificate in violation of the provisions of such restrictions shall be absolutely null and void and shall vest no rights in the purported transferee; and (vii) if any Person other than a Permitted Transferee acquires the Class R Certificate in violation of such restrictions, then the Trustee will provide to the Internal Revenue Service, and to the Persons specified in Section 860E(e)(3) and (6) of the Code, information needed to compute the tax imposed under Section 860E(e) of the Code on transfers of residual interests to disqualified organizations.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                   *    *    *

                                    EXHIBIT C

                      [FORM OF REVERSE OF ALL CERTIFICATES]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2005-C

      This Certificate is one of a duly authorized issue of Certificates designated as Banc of America Funding Corporation, Mortgage Pass-Through Certificates, of the Series specified on the face hereof (collectively, the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Pooling and Servicing Agreement.

      The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Pooling and Servicing Agreement or, except as expressly provided in the Pooling and Servicing Agreement, subject to any liability under the Pooling and Servicing Agreement.

      This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to the Pooling and Servicing Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

      Pursuant to the terms of the Pooling and Servicing Agreement, a distribution will be made on the 20th day of each calendar month (or, if such day is not a Business Day, the next Business Day) (each, a "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount required pursuant to the Pooling and Servicing Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month preceding the month of such Distribution Date or the Business Day immediately preceding such Distribution Date, as set forth in the Pooling and Servicing Agreement.

      On each Distribution Date, the Trustee shall distribute out of the Distribution Account to each Certificateholder of record on the related Record Date (other than with respect to the final distribution) (a) by check mailed to such Certificateholder entitled to receive a distribution on such Distribution Date at the address appearing in the Certificate Register, or (b) upon written request by the Holder of a Certificate (other than a Residual Certificate), by wire transfer or by such other means of payment as such Certificateholder and the Trustee shall agree upon, such Certificateholder's Percentage Interest in the amount to which the related Class of Certificates is entitled in accordance with the priorities set forth in Sections 5.02 of the Pooling and Servicing Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentation and surrender of such Certificate to the Trustee as contemplated by Section 10.01 of the Pooling and Servicing Agreement.

      The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Pooling and Servicing Agreement at any time by the Depositor, the Servicer, the Trustee and the NIMS Insurer (if any) with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

      As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the Corporate Trust Office accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

      The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

      No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      The Depositor, the Servicer, the Certificate Registrar and the Trustee and any agent of the Depositor, the Servicer, the Certificate Registrar or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Certificate Registrar, the Trustee, the Trustee or any such agent shall be affected by any notice to the contrary.

      On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than 10% of the aggregate unpaid principal balance of such Mortgage Loans as of the Cut-off Date (the "Auction Date"), the Trustee will initiate an auction process to sell such Mortgage Loans and the related REO Property. The Trustee shall conduct the auction in accordance with Section 10.01 of the Pooling and Servicing Agreement. In the event that the Mortgage Loans and the related REO Property are not sold pursuant to an auction, the obligations and responsibilities created by the Pooling and Servicing Agreement will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Pooling and Servicing Agreement. In no event shall the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date thereof.

      Any term used herein that is defined in the Pooling and Servicing Agreement shall have the meaning assigned in the Pooling and Servicing Agreement, and nothing herein shall be deemed inconsistent with that meaning.

      IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                    WELLS FARGO BANK, N.A.,
                                    as Trustee

                                    By
                                      ------------------------------------------
                                          Authorized Signatory





                          CERTIFICATE OF AUTHENTICATION

      This is one of the Certificates referred to in the Pooling and Servicing Agreement referenced herein.

                                    WELLS FARGO BANK, N.A.,
                                    as Trustee

                                    By
                                      ------------------------------------------
                                          Authorized Signatory

                                   ASSIGNMENT

      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

      I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:

                                    ____________________________________________
                                    Signature by or on behalf of assignor


                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________________________________________________ for the
account of ___________________, account number _________________________, or, if mailed by check, to Applicable statements should be mailed to __________________

      This information is provided by ____________ , the assignee named above, or , as its agent.

                                   EXHIBIT D-1

                     LOAN SUBGROUP A MORTGAGE LOAN SCHEDULE

                            [Intentionally Omitted]

                                   EXHIBIT D-2

                     LOAN SUBGROUP B MORTGAGE LOAN SCHEDULE

                            [Intentionally Omitted]

                                    EXHIBIT E

                        REQUEST FOR RELEASE OF DOCUMENTS

                                     [date]

To:   Wachovia Bank, National Association
      401 South Tryon Street
      Charlotte, North Carolina 28288

Re: The Pooling and Servicing Agreement, dated April 28, 2005, among Banc of America Funding Corporation, as depositor (the "Depositor"), GreenPoint Mortgage Funding, Inc., as servicer ("GreenPoint"), and Wells Fargo Bank, N.A., as trustee (the "Trustee") and the Custodial Agreement, dated April 28, 2005, among the Depositor, GreenPoint, the Trustee and Wachovia Bank, National Association, as custodian (the "Custodian")

      In connection with the administration of the Mortgage Loans held by you, as custodian, pursuant to the above-captioned Pooling and Servicing Agreement, we request the release, and hereby acknowledge receipt, of the Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:
--------------------

Mortgagor Name, Address & Zip Code:
----------------------------------

Reason for Requesting Documents (check one)
-------------------------------

____  1.    Mortgage Paid in Full

____  2.    Foreclosure

____  3.    Substitution

____  4.    Other Liquidation

____  5.    Nonliquidation                      Reason: ___________________

                                       By: _____________________________________
                                          (authorized signer of applicable
                                          Servicer)

                                       Issuer:__________________________________
                                       Address:_________________________________
                                       _________________________________________

                                       Date:____________________________________

Custodian
---------

Wachovia Bank, National Association

Please acknowledge the execution of the above request by your signature and date below:

___________________________________ ________________
Signature   Date

Documents returned to Custodian:


___________________________________ ________________
Custodian   Date

                                    EXHIBIT F

                FORM OF CERTIFICATION OF ESTABLISHMENT OF ACCOUNT


                                     [Date]

      [_______________] hereby certifies that it has established a [__________] Account pursuant to Section [________] of the Pooling and Servicing Agreement, dated April 28, 2005, among Banc of America Funding Corporation, as Depositor, GreenPoint Mortgage Funding, Inc., as servicer, and Wells Fargo Bank, N.A., as trustee.

                              [_______________],

                              By: ______________________________________________
                              Name: ____________________________________________
                              Title: ___________________________________________

                                   EXHIBIT G-1

                         FORM OF TRANSFEROR CERTIFICATE
                      FOR TRANSFERS OF PRIVATE CERTIFICATES

                                     [Date]

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota  55479
Attention: Corporate Trust Services - BAFC 2005-C

      Re: Banc of America Funding Corporation, Mortgage Pass-Through Certificates, Series 2005-C, Class ___, having an initial aggregate Certificate Balance as of April 28, 2005 of $___________

Ladies and Gentlemen:

      This letter is delivered to you in connection with the transfer by [______________] (the "Transferor") to [______________] (the "Transferee") of
the captioned Certificates (the "Transferred Certificates"), pursuant to Section
6.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated April 28, 2005, among Banc of America Funding Corporation, as Depositor, GreenPoint Mortgage Funding, Inc., as servicer (the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Trustee, that:

            1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

            2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Transferred Certificates under the Securities Act of 1933, as amended (the "1933 Act"), would render the disposition of the Transferred Certificates a violation of Section 5 of the 1933 Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the 1933 Act or any state securities laws.

                                    Very truly yours,

                                    ____________________________________________
                                    (Transferor)

                                    By:_________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________

                                  EXHIBIT G-2A

                        FORM I OF TRANSFEREE CERTIFICATE
                      FOR TRANSFERS OF PRIVATE CERTIFICATES

                                     [Date]

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota  55479
Attention: Corporate Trust Services - BAFC 2005-C

      Re: Banc of America Funding Corporation, Mortgage Pass-Through Certificates, Series 2005-C, Class ___, having an initial aggregate Certificate Balance as of April 28, 2005 of $_________]

Ladies and Gentlemen:

      This letter is delivered to you in connection with the transfer by [_______________] (the "Transferor") to [_________________________________] (the
"Transferee") of the captioned Certificates (the "Transferred Certificates"), pursuant to Section 6.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated April 28, 2005, among Banc of America Funding Corporation, as Depositor, GreenPoint Mortgage Funding, Inc., as servicer, and Wells Fargo Bank, N.A., as trustee (the "Trustee"). All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Trustee, that:

            1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "1933 Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Certificates for its own account or for the account of another Qualified Institutional Buyer, and understands that such Transferred Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of another Qualified Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the 1933 Act.

            2. The Transferee has been furnished with all information regarding
      (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans,
      (d) the Pooling and Servicing Agreement and the Trust created pursuant thereto, (e) any credit enhancement mechanism associated with the Transferred Certificate, and (f) all related matters, that it has requested.

            3. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.

                                    Very truly yours,

                                    ____________________________________________
                                    (Transferor)

                                    By:_________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________

                             Nominee Acknowledgment

      The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.

                                    ____________________________________________
                                    (Nominee)

                                    By:_________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________

                                                         ANNEX 1 TO EXHIBIT G-2A

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]

      The undersigned hereby certifies as follows to [__________________] (the "Transferor") and Wells Fargo Bank, N.A., as Trustee, with respect to the mortgage pass-through certificates (the "Transferred Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

      1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee").

      2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended, because (i) the Transferee owned and/or invested on a discretionary basis $______________________(1) in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

      ___ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

      ___ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any state, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale in the case of a foreign bank or equivalent institution.

      ___ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a state or federal authority having supervision over any such institutions, or is a foreign savings and loan association or equivalent institute and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

      ___   Broker-dealer. The Transferee is a dealer registered pursuant to
            Section 15 of the Securities Exchange Act of 1934, as amended.

      ___ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a state, U.S. territory or the District of Columbia.

      ___ State or Local Plan. The Transferee is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of the state or its political subdivisions, for the benefit of its employees.

      ___ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

      ___ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940.

      ___ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection
            (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

      3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include any of the securities referred to in this paragraph.

      4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee, unless the Transferee reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

      5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

            ____  ____           Will the Transferee be purchasing the
            Yes   No             Transferred Certificates only for the
                                 Transferee's own account?

      6. If the answer to the foregoing question is "no," then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

      7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

                                    ____________________________________________
                                    Print Name of Transferee

                                    By:_________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________
                                    Date:_______________________________________


-------------
(1) Transferee must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee is a dealer, and, in that case, Transferee must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                                                         ANNEX 2 TO EXHIBIT G-2A

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That Are Registered Investment Companies]

      The undersigned hereby certifies as follows to [_________________] (the "Transferor") and Wells Fargo Bank, N.A., as Trustee, with respect to the mortgage pass-through certificates (the "Transferred Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

      1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended, because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

      2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

      ____ The Transferee owned and/or invested on a discretionary basis $____________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

      ____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $__________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

      3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

      4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

      5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

            ____  ____           Will the Transferee be purchasing the
            Yes   No             Transferred Certificates only for the
                                 Transferee's own account?

      6. If the answer to the foregoing question is "no," then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

      7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                    ____________________________________________
                                    Print Name of Transferee or Adviser

                                    By:_________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________

                                    IF AN ADVISER:

                                    ____________________________________________
                                    Print Name of Transferee

                                    By:_________________________________________
                                    Date:_______________________________________

                                  EXHIBIT G-2B

                        FORM II OF TRANSFEREE CERTIFICATE
                      FOR TRANSFERS OF PRIVATE CERTIFICATES

                                     [Date]

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota  55479
Attention: Corporate Trust Services - BAFC 2005-C

      Re: Banc of America Funding Corporation, Mortgage Pass-Through Certificates, Series 2005-C, Class ___, having an initial aggregate Certificate Balance as of April 28, 2005 of $_________

Ladies and Gentlemen:

      This letter is delivered to you in connection with the transfer by [_______________________] (the "Transferor") to
[_________________________________] (the "Transferee") of the captioned
Certificates (the "Transferred Certificates"), pursuant to Section 6.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated April 28, 2005, among Banc of America Funding Corporation, as Depositor, GreenPoint Mortgage Funding, Inc., as servicer (the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Trustee, that:

      1. Transferee is acquiring the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "1933 Act"), or any applicable state securities laws.

      2. Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the 1933 Act or registered or qualified under any applicable state securities laws, (b) neither the Depositor nor the Trustee is obligated so to register or qualify the Transferred Certificates and
(c) neither the Transferred Certificates nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless such resale or transfer is exempt from the registration requirements of the 1933 Act and any applicable state securities laws or is made in accordance with the 1933 Act and laws, in which case (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Trustee or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both.

      3. The Transferee understands that it may not sell or otherwise transfer the Transferred Certificates, any security issued in exchange therefor or in lieu thereof or any interest in the foregoing except in compliance with the provisions of Section 6.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that the Transferred Certificates will bear legends substantially to the following effect:

      THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

      UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO BENEFIT
      PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH BENEFIT PLAN AND ALL OTHER BENEFIT PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER
      SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

      4. Neither the Transferee nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, that (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Transferred Certificates under the 1933 Act, would render the disposition of the Transferred Certificates a violation of Section 5 of the 1933 Act or any state securities law or would require registration or qualification of the Transferred Certificates pursuant thereto. The Transferee will not act, nor has it authorized nor will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to the Transferred Certificates, any interest in the Transferred Certificates or any other similar security.

      5. The Transferee has been furnished with all information regarding (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) nature, performance and servicing of the Mortgage Loans., (d) the Pooling and Servicing Agreement and the Trust created pursuant thereto, (e) any credit enhancement mechanism associated with the Transferred Certificates, and (f) all related matters, that it has requested.

      6. The Transferee is an "accredited investor" within the meaning of paragraph (1), (2), (3) or (7) of Rule 501 (a) under the 1933 Act or an entity in which all the equity owners come within such paragraphs and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Transferred Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such an investment and can afford a complete loss of such investment.

      7. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.

                                    Very truly yours,

                                    ____________________________________________
                                    (Transferee)

                                    By:_________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________
                                    Date:_______________________________________

                             Nominee Acknowledgment

      The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.

                                    ____________________________________________
                                    (Nominee)

                                    By:_________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________

                                    EXHIBIT H

                    FORM OF TRANSFEREE REPRESENTATION LETTER
                        FOR ERISA-RESTRICTED CERTIFICATES

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota  55479
Attention: Corporate Trust Services - BAFC 2005-C

      Re: Banc of America Funding Corporation, Mortgage Pass-Through Certificates, Series 2005-C, Class ___, having an initial aggregate Certificate Balance as of April 28, 2005 of $_________

Ladies and Gentlemen:

      This letter is delivered to you in connection with the transfer by [_______________________] (the "Transferor") to
[________________________________] (the "Transferee") of the captioned
Certificates (the "Transferred Certificates"), pursuant to Section 6.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated April 28, 2005, among Banc of America Funding Corporation, as Depositor, GreenPoint Mortgage Funding, Inc., as servicer, and Wells Fargo Bank, N.A., as trustee (the "Trustee"). All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement.

      The Transferee hereby certifies, represents and warrants to you, as Trustee that it is not, and is not acting on behalf of, an employee benefit plan or arrangement, including an individual retirement account, subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Internal Revenue Code of 1986, as amended (the "Code"), or any federal, state or local law ("Similar Law") which is similar to ERISA or the Code (collectively, a "Plan"), and it is not using the assets of any such Plan to effect the purchase of the Transferred Certificates; or

Capitalized terms used in and not otherwise defined herein shall have the meaning assigned to them in the Pooling and Servicing Agreement.

                                    Very truly yours,

                                    ____________________________________________
                                    (Transferee)

                                    By:_________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________
                                    Date:_______________________________________

                                    EXHIBIT I

                     FORM OF AFFIDAVIT REGARDING TRANSFER OF
                  RESIDUAL CERTIFICATE PURSUANT TO SECTION 6.02

                       Banc of America Funding Corporation
                       Mortgage Pass-Through Certificates,
                                  Series 2005-C

STATE OF               )
                       ) ss:
COUNTY OF              )

      The undersigned, being first duly sworn, deposes and says as follows:

      1. The undersigned is an officer of _______________________________, the proposed transferee (the "Transferee") of the Class R Certificate (the "Residual Certificate") issued pursuant to the Pooling and Servicing Agreement, dated April 28, 2005, (the "Agreement"), relating to the above-referenced Series, by and among Banc of America Funding Corporation, as depositor (the "Depositor"), GreenPoint Mortgage Funding, Inc., as servicer (the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

      2. The Transferee is, as of the date hereof, and will be, as of the date of the transfer, a Permitted Transferee. The Transferee is acquiring the Residual Certificate either (i) for its own account or (ii) as nominee, trustee or agent for another Person who is a Permitted Transferee and has attached hereto an affidavit from such Person in substantially the same form as this affidavit. The Transferee has no knowledge that any such affidavit is false.

      3. The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Residual Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and
(iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of transfer, such Person does not have actual knowledge that the affidavit is false.

      4. The Transferee has been advised of, and understands that a tax will be imposed on a "pass-through entity" holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is the record Holder of an interest in such entity. The Transferee understands that, other than in the case of an "electing large partnership" under Section 775 of the Code, such tax will not be imposed for any period with respect to which the record Holder furnishes to the pass-through entity an affidavit that such record Holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

      5. The Transferee has reviewed the provisions of Section 6.02 of the Agreement and understands the legal consequences of the acquisition of the Residual Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 6.02 of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the transfer to the Transferee contemplated hereby null and void.

      6. The Transferee agrees to require a transfer affidavit in the form of this Affidavit from any Person to whom the Transferee attempts to transfer the Residual Certificate, and in connection with any transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not transfer the Residual Certificate or cause the Residual Certificate to be transferred to any Person that the Transferee knows is not a Permitted Transferee.

      7. The Transferee historically has paid its debts as they have become due.

      8. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Residual Certificate.

      9. The taxpayer identification number of the Transferee's nominee is
___________.

      10. The Transferee is a U.S. Person as defined in Code Section
7701(a)(30).

      11. The Transferee is aware that the Residual Certificate may be a "noneconomic residual interest" within the meaning of Treasury Regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

      12. The Transferee will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Transferee or any other person.

      13. If the Transferee is purchasing the Residual Certificate in a transfer intended to meet the safe harbor provisions of Treasury Regulations Sections 1.860E-1(c), the Transferee has executed and attached Attachment A hereto.

      14. The Transferee is not an employee benefit plan or arrangement, including an individual retirement account, subject to ERISA, the Code or any federal, state or local law which is similar to ERISA or the Code, and the Transferee is not acting on behalf of such a plan or arrangement.

                                   *    *    *

      IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer this _____ day of ________________, ____.

                                    ____________________________________________
                                    Print Name of Transferee

                                    By:_________________________________________
                                       Name:
                                       Title:

      Personally appeared before me the above-named ___________________________, known or proved to me to be the same person who executed the foregoing instrument and to be the _______________________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

      Subscribed and sworn before me this _____ day of _______________________,
____

                                    ____________________________________________
                                                  NOTARY PUBLIC

                                    My Commission expires the ____ day of
                                    ______________, ____

                                  ATTACHMENT A

                                       to

    AFFIDAVIT PURSUANT TO SECTION 860E(e)(4) OF THE INTERNAL REVENUE CODE OF
                  1986, AS AMENDED, AND FOR NON-ERISA INVESTORS

Check the appropriate box:

[ ] The consideration paid to the Transferee to acquire the Residual Certificate equals or exceeds the excess of (a) the present value of the anticipated tax liabilities over (b) the present value of the anticipated savings associated with holding such Residual Certificate, in each case calculated in accordance with U.S. Treasury Regulations Sections 1.860E-1(c)(7) and (8), computing present values using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code and the compounding period used by the Transferee.

                                       OR

[ ] The transfer of the Residual Certificate complies with U.S. Treasury Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly:

      (i) the Transferee is an "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from Residual Certificate will only be taxed in the United States;

      (ii) at the time of the transfer, and at the close of the Transferee's two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Transferee within the meaning of U.S. Treasury Regulations Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

      (iii) the Transferee will transfer the Residual Certificate only to another "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of Sections 1.860E-1(c)(4)(i), (ii) and
            (iii) and Section 1.860E-1(c)(5) of the U.S. Treasury Regulations;

      (iv) the Transferee has determined the consideration paid to it to acquire the Residual Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee) that it has determined in good faith; and

      (v) in the event of any transfer of the Residual Certificate by the Transferee, the Transferee will require its transferee to complete a representation in the form of this Attachment A as a condition of such transferee's purchase of the Residual Certificate.

                                    EXHIBIT J

                           LIST OF RECORDATION STATES

                                    Maryland

                                     Florida

                                    EXHIBIT K

                [FORM OF INITIAL CERTIFICATION OF THE CUSTODIAN]

Banc of America Funding Corporation
214 North Tryon Street
Charlotte, North Carolina  28255

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attn:  BAFC 2005-C

      Re: The Pooling and Servicing Agreement, dated April 28, 2005, among Banc of America Funding Corporation, as depositor (the "Depositor"), GreenPoint Mortgage Funding, Inc., as servicer ("GreenPoint"), and Wells Fargo Bank, N.A., as trustee (the "Trustee") and the Custodial Agreement, dated April 28, 2005, among the Depositor, GreenPoint, the Trustee and Wachovia Bank, National Association, as custodian (the "Custodian")
            --------------------------------------------------------------------

Ladies and Gentlemen:

      In accordance with the provisions of Section 2.02 of the above-referenced Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), the undersigned, as Custodian, hereby certifies that, except as may be specified in any list of exceptions attached hereto, either (i) it has received the original Mortgage Note relating to each of the Mortgage Loans listed on the Mortgage Loan Schedule or (ii) if such original Mortgage Note has been lost, a copy of such original Mortgage Note, together with a lost note affidavit.

      The Custodian has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement and the Custodial Agreement in connection with this Initial Certification. The Custodian makes no representations as to: (i) the validity, legality, sufficiency, enforceability, recordability or genuineness of any of the documents contained in each Mortgage File or any of the Mortgage Loans identified in the Mortgage Loan Schedule or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

      Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Pooling and Servicing Agreement.

                                    Wachovia Bank, National Association
                                     as Custodian

                                    By: ________________________________________
                                    Name: ______________________________________
                                    Title: _____________________________________

                                    EXHIBIT L

                  FORM OF FINAL CERTIFICATION OF THE CUSTODIAN


                              [__________ __, ____]

Banc of America Funding Corporation
214 North Tryon Street
Charlotte, North Carolina  28255

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attn:  BAFC 2005-C

      Re: The Pooling and Servicing Agreement, dated April 28, 2005, among Banc of America Funding Corporation, as depositor (the "Depositor"), GreenPoint Mortgage Funding, Inc., as servicer ("GreenPoint"), and Wells Fargo Bank, N.A., as trustee (the "Trustee") and the Custodial Agreement, dated April 28, 2005, among the Depositor, GreenPoint, the Trustee and Wachovia Bank, National Association, as custodian (the "Custodian")
            --------------------------------------------------------------------

Ladies and Gentlemen:

      In accordance with the provisions of Section 2.02 of the above-referenced Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), the undersigned, as Custodian, hereby certifies that, as to each Mortgage Loan listed in the Mortgage Loan Schedule, except as may be specified in any list of exceptions attached hereto, such Mortgage File contains all of the items required to be delivered pursuant to Section 2.01(b) of the Pooling and Servicing Agreement.

      The Custodian has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement and the Custodial Agreement in connection with this Final Certification. The Custodian makes no representations as to: (i) the validity, legality, sufficiency, enforceability, recordability or genuineness of any of the documents contained in each Mortgage File or any of the Mortgage Loans identified in the Mortgage Loan Schedule or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

      Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Pooling and Servicing Agreement.

                                    Wachovia Bank, National Association
                                     as Custodian

                                    By: ________________________________________
                                    Name: ______________________________________
                                    Title: _____________________________________

                                    EXHIBIT M

                      Form of Sarbanes-Oxley Certification

                       Banc of America Funding Corporation
                Mortgage Pass-Through Certificates, Series 2005-C

      I, [________], a [_____________] of Banc of America Funding Corporation, certify that:

1. I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing distribution or servicing reports filed in respect of periods included in the year covered by this annual report of the Banc of America Funding 2005-C Trust;

2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

3. Based on my knowledge, the distribution or servicing information required to be provided to the Trustee by the Servicer under the Pooling and Servicing Agreement, dated April 28, 2005 (the "Pooling Agreement"), among Banc of America Funding Corporation, as Depositor, GreenPoint Mortgage Funding, Inc., as Servicer, and Wells Fargo Bank, N.A., as Trustee, for inclusion in these reports is included in these reports;

4. Based on my knowledge and upon the annual compliance statements included in the report and required to be delivered by the Servicer to the Trustee in accordance with the terms of the Pooling Agreement, and except as disclosed in the reports, the Servicer has fulfilled its obligations under the Pooling Agreement; and

5. The reports disclose all significant deficiencies relating to the Servicer's compliance with the minimum servicing standards based upon the reports provided by independent public accountants after conducting reviews in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure as set forth in the Pooling Agreement that are included in these reports.

      In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: GreenPoint Mortgage Funding, Inc. and Wells Fargo Bank, N.A.


                                       By:______________________________________
                                          Name:
                                          Title:

                                    EXHIBIT N

                     FORM OF CERTIFICATION TO BE PROVIDED BY
                          THE TRUSTEE TO THE DEPOSITOR

                       Banc of America Funding Corporation
                Mortgage Pass-Through Certificates, Series 2005-C

      The Trustee hereby certifies to the Depositor and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

      1. I have reviewed this annual report on Form 10-K for the calendar year [___] and all reports on Form 8-K containing distribution or servicing reports filed in respect of periods included in the year covered by this annual report of the Banc of America Funding 2005-C Trust;

      2. Based on my knowledge, the distribution information in these reports on Form 8-K filed in respect of periods included in the year covered by this annual report on Form 10-K for the calendar year [___], taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by that annual report; and

      3. Based on my knowledge, the distribution or servicing information required to be provided to the Trustee by the Servicer under the Pooling and Servicing Agreement, dated April 28, 2005, among Banc of America Funding Corporation, as depositor, GreenPoint Mortgage Funding, Inc., as servicer, and Wells Fargo Bank, N.A., as trustee, for inclusion in these reports is included in these reports.


                                       WELLS FARGO BANK, N.A.
                                          as Trustee

                                       By:______________________________________
                                          Name:
                                          Title:

                                    EXHIBIT O

                      FORM OF YIELD MAINTENANCE AGREEMENTS


BANK OF AMERICA, N.A.

TO:   Banc of America Funding Corporation 2005-C Trust
      c/o Wells Fargo Bank, N.A.

      Wells Fargo Bank, N.A. as Trustee on behalf of Banc of America Funding Corporation 2005-C Trust
      9062 Old Annapolis Road
      Columbia, MD 21046

ATTN: Chris Regnier
TEL:  410-884-2000
FAX:  410-715-2380

CC:   Eric Norquist/ Chris Farwell
      214 N Tryon St
      Charlotte, NC 28255

      704-387-0867

FROM: Bank of America, National Association
      233 South Wacker Drive, 28th Floor
      Chicago, Illinois 60606
      Attention: Suzanne Buchta

DATE: 28 April 2005

Our Reference Numbers:        [     ]
Internal Tracking Numbers:    [     ]

Dear Sir/Madam,

      The purpose of this letter agreement is to confirm the terms and conditions of the transaction entered into between Banc of America Funding Corporation 2005-C Trust and Bank of America, N.A., a national banking association organized under the laws of the United States of America (each a "party" and together "the parties") on the Trade Date specified below (the "Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the ISDA Master Agreement specified in paragraph 1 below. In this Confirmation, "Party A" means Bank of America, N.A., and "Party B" means Banc of America Funding Corporation 2005-C Trust.

      The definitions and provisions contained in the 2000 ISDA Definitions, as published by the International Swaps and Derivatives Association, Inc. (the "Definitions"), are incorporated into this Confirmation. In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern.

      Other capitalized terms used herein (but not otherwise defined) shall have the meaning specified in that certain Pooling and Servicing Agreement, dated April 28, 2005 (the "Pooling and Servicing Agreement"), among Banc of America Funding Corporation, GreenPoint Mortgage Funding, Inc., as a servicer, and Wells Fargo Bank, N.A., as trustee.

1. This Confirmation evidences a complete binding agreement between the parties as to the terms of the Transaction to which this Confirmation relates. In addition, the parties agree that for the purposes of this Transaction, this Confirmation will supplement, form a part of, and be subject to an agreement in the form of the 1992 ISDA Master Agreement (Multicurrency-Cross Border) as if the parties had executed an agreement in such form (but without any Schedule except for the elections noted below) on the Trade Date of the Transaction (such agreement, the "Form Master Agreement"). In the event of any inconsistency between the provisions of the Form Master Agreement and this Confirmation, this Confirmation will prevail for the purpose of this Transaction.

      Each party represents to the other party and will be deemed to represent to the other party on the date on which it enters into this Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

      (a) Non-Reliance. Each party has made its own independent decisions to enter into this Transaction and as to whether this Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into this Transaction; it being understood that information and explanations related to the terms and conditions of this Transaction shall not be considered investment advice or a recommendation to enter into this Transaction. Further, such party has not received from the other party any assurance or guarantee as to the expected results of this Transaction.

      (b) Evaluation and Understanding. It is capable of evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of this Transaction. It is also capable of assuming, and assumes, the financial and other risks of this Transaction.

      (c) Status of Parties. The other party is not acting as an agent, fiduciary or advisor for it in respect of this Transaction.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

       Notional Amount:         As per the attached Schedule A

       Trade Date:              27 April 2005

       Effective Date:          20 May 2005

       Termination Date:        [____], subject to adjustment in accordance
                                with the Following  Business Day Convention.

      Fixed Amount:

       Fixed Rate Payer:        Party B

       Fixed Rate Payer         28 April 2005
       Payment Date:

       Fixed Amount:            USD [______]

      Floating Amount:

       Floating Rate Payer:     Party A

       Strike Rate:             As per the attached Schedule A

       Ceiling Rate:            [____] per cent

       Floating Rate Payer      Early Payments shall be applicable - 2
       Payment Dates:           Business Days prior to each Floating
                                Rate Payer Period End Date

       Floating Rate Payer      The 20th of each Month, commencing on
       Period End Dates:        20th June 2005 and ending on the
                                Termination Date, subject to adjustment
                                in accordance with the Following
                                Business Day Convention

       Floating Amount:         The product of (a) the Notional Amount,
                                (b) the actual numbers of days in the
                                Calculation Period / 360 and (c) the
                                Settlement Spread which shall be
                                calculated in accordance with the
                                following formula:

                                If USD-LIBOR-BBA is greater than the Strike
                                Rate for the applicable Calculation Period, then Settlement Spread = (USD-LIBOR-BBA - applicable Strike Rate) provided, however, that if USD-LIBOR-BBA for any Calculation Period is greater than the Ceiling Rate then the USD-LIBOR-BBA for such Calculation Period shall be deemed to be the Ceiling Rate.

                                If 1 Month USD-LIBOR-BBA is less than or equal to the Strike Rate for the applicable Calculation Period, then Settlement Spread = Zero.

                                The Calculation Agent shall notify the Floating Amount Payer of the Floating Amount as soon as practicable after making its determinations.

       Floating Rate for        TO BE SET
       initial Calculation
       Period:

       Floating Rate Option:    USD-LIBOR-BBA

       Designated Maturity:     1 Month

       Spread:                  None

       Floating Rate Day Count  Actual/360
       Fraction:

       Averaging:               Inapplicable

       Reset Dates:             First day of each Calculation Period

       Business Days:           New York

       Calculation Agent:       Party A


3. Form Master Agreement.

      (a) "Specified Entity" means, in relation to Party A, for the purpose of
Section 5(a)(v), Section 5(a)(vi), Section 5(a)(vii) and Section 5(b)(iv): Not Applicable.

      (b) "Specified Entity" means, in relation to Party B, for the purpose of
Section 5(a)(v), Section 5(a)(vi), Section 5(a)(vii) and Section 5(b)(iv): Not Applicable.

      (c) "Specified Transaction" will have the meaning specified in Section 14 of the Form Master Agreement.

      (d) The "Credit Event Upon Merger" provisions of Section 5(b)(iv) of the Form Master Agreement will not apply to Party A or to Party B.

      (e) The "Automatic Early Termination" provision of Section 6(a) of the Form Master Agreement will not apply to Party A or to Party B.

      (f) The Form Master Agreement will be governed by, and construed in accordance with, the laws of the State of New York without reference to its conflict of laws provisions (except for Sections 5-1401 and 5-1402 of the New York General Obligations Law).

      (g) The phrase "Termination Currency" means United States Dollars.

      (h) For the purpose of Section 6(e) of the Form Master Agreement, Market Quotation and Second Method will apply.

4. Recording of Conversations.

      Each party to this Transaction acknowledges and agrees to the tape (and/or other electronic) recording of conversations between the parties to this Transaction whether by one or other or both of the parties or their agents, and that any such recordings may be submitted in evidence in any Proceedings relating to the Form Master Agreement and/or this Transaction.

5. Credit Support Document.

      In relation to Party A: Not Applicable.
      In relation to Party B: Not Applicable.

6. Credit Support Provider.

      In relation to Party A: Not Applicable.
      In relation to Party B: Not Applicable.

7. Account Details.

      Account for payments to Party A:

[Intentionally Omitted]

      Account for payments to Party B:

[Intentionally Omitted]

8. Offices.

      The Office of Party A for this Transaction is:  Charlotte, North Carolina
                                                      Please send notices to
                                                      fax no. 312-234-3603.

      The Office of Party B for this Transaction is:  Wells Fargo Bank, N.A. as
                                                      Trustee on behalf of Banc
                                                      of America Funding
                                                      Corporation 2005-C Trust
                                                      9062 Old Annapolis Road
                                                      Columbia, MD 21045
                                                      Attn: Corporate Trust
                                                      Securities BAFC 2005-C

9. Additional Provisions.

      (a) Fully-Paid Transactions. Notwithstanding the terms of Sections 5 and 6 of the Form Master Agreement, if at any time and so long as one of the parties to the Form Master Agreement ("X") shall have satisfied in full all its payment and delivery obligations under Section 2(a)(i) of the Form Master Agreement and shall at the time have no future payment or delivery obligations, whether absolute or contingent, under such Section, then unless the other party ("Y") is required pursuant to appropriate proceedings to return to X or otherwise returns to X (upon demand of X, or otherwise) any portion of any such payment or delivery: (i) the occurrence of an event described in Section 5(a)(i) of the Form Master Agreement with respect to X shall not constitute an Event of Default or a Potential Event of Default with respect to X as the Defaulting Party; and
(ii) Y shall be entitled to designate an Early Termination Date (a) pursuant to
Section 10 below and/or (b) pursuant to Section 6 of the Form Master Agreement only as a result of the occurrence of a Termination Event set forth in (i) either Section 5(b)(i) or 5(b)(ii) or 5(b)(v) of the Form Master Agreement with respect to Y as the Affected Party or (ii) Section 5(b)(iii) of the Form Master Agreement with respect to Y as the Burdened Party.

      (b) Downgrade of Party A. If a Ratings Event (as defined below) shall occur and be continuing with respect to Party A, then Party A shall (A) within 5 Business Days of such Ratings Event, give notice to Party B of the occurrence of such Ratings Event, and (B) use reasonable efforts to transfer (at its own cost) Party A's rights and obligations hereunder to another party, subject to satisfaction of the Rating Agency Condition (as defined below). Unless such a transfer by Party A has occurred within 20 Business Days after the occurrence of a Ratings Event, Party A shall post Eligible Collateral (as designated in the approved Credit Support Annex), to secure Party B's exposure or potential exposure to Party A, and such Eligible Collateral shall be provided in accordance with a Credit Support Annex to be attached hereto and made a part hereof within 10 Business Days. The Eligible Collateral to be posted and the Credit Support Annex to be executed and delivered shall be subject to the Rating Agency Condition. Notwithstanding the addition of the Credit Support Annex and the posting of Eligible Collateral, Party A shall continue to use reasonable efforts to transfer its rights and obligations hereunder to an acceptable third party; provided, however, that Party A's obligations to find a transferee and to post Eligible Collateral under such Credit Support Annex shall remain in effect only for so long as a Ratings Event is continuing with respect to Party A. For the purpose hereof, a "Ratings Event" shall occur with respect to Party A if the long-term and short-term senior unsecured deposit ratings of Party A cease to be at least A and A-1 by Standard & Poor's Ratings Service ("S&P") and at least A and F1 by Fitch Ratings ("Fitch"), to the extent such obligations are rated by S&P and Fitch. Party A acknowledges and agrees that if at any time during the term of this Transaction the long-term senior unsecured deposit rating by S&P of Party A is below "BBB-", then from the date that is 30 Business Days from the occurrence of such event, Party A shall transfer (at its own cost) its rights and obligations hereunder to another party, subject to satisfaction of the Rating Agency Condition. "Rating Agency Condition" means, with respect to any action taken or to be taken, a condition that is satisfied when S&P and Fitch have confirmed in writing that such action would not result in the downgrade, qualification (if applicable) or withdrawal of the rating then assigned by such Rating Agency to the applicable class of Certificates. The failure by Party A to post Eligible Collateral in accordance herewith or to transfer its rights and obligations hereunder shall constitute an Additional Termination Event for which Party A shall be the sole Affected Party.

10. Additional Termination Event.

It shall be an Additional Termination Event if any amendment and/or supplement to any document that pertains to the Form Master Agreement and/or this Transaction is made without the prior written consent of Party A (such consent not to be unreasonably withheld), if such amendment and/or supplement would: (i) adversely affect any of Party A's rights or obligations hereunder and/or under the Form Master Agreement; or (ii) modify the obligations of, or impair the ability of, Party B to fully perform any of Party B's obligations hereunder and/or under the Form Master Agreement. In connection with such Additional Termination Event, Party B shall be the sole Affected Party.

11. Waiver of Right to Trial by Jury.

      EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS TRANSACTION.

12. Eligible Contract Participant.

      Each party represents to the other party that it is an "eligible contract participant" as defined in Section 1a(12) of the U.S. Commodity Exchange Act, as amended.

13. Notice by Facsimile Transmission.

      Section 12(a) of the Form Master Agreement is hereby amended by deleting the parenthetical "(except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system)."

14. Representations.

      Wells Fargo Bank, N.A., acting on behalf of Party B represents that: (a) it is duly organized and validly existing as a national banking association under the laws of the jurisdiction of its organization/formation; (b) it is duly authorized to enter into this Transaction (including the Form Master Agreement) and to perform its obligations hereunder (and thereunder); (c) the Transaction and the performance of its obligations hereunder (and under the Form Master Agreement) do not violate any material obligation of such Party; (d) as of the date hereof, all conditions precedent to the issuance of the Certificates have been satisfied or waived; (e) each of the Pooling and Servicing Agreement and the other transaction documents related thereto (the "Transaction Documents") to which it is a party has been duly authorized, executed and delivered by it; (f) assuming the due authorization, execution and delivery thereof by the other parties thereto, each of the Pooling and Servicing Agreement and the other Transaction Documents to which Party B is a party constitutes the legal, valid and binding obligations of Party B, enforceable against Party B in accordance with the terms thereof, subject to applicable bankruptcy, insolvency and similar laws or legal principles affecting creditors' rights generally; (g) the Pooling and Servicing Agreement and the other Transaction Documents to which Party B is a party are in full force and effect on the date hereof and there have been no amendments or waivers or modifications of any of the terms thereof since the original execution and delivery of the Pooling and Servicing Agreement and the other Transaction Documents to which Party B is a party, except such as may have been delivered to Party A and to Party B; (h) to the best of its knowledge, no event of default (or event which would, with the passage of time or the giving of notice, or both, constitute an event of default) has occurred under any of the Transaction Documents to which Party B is a party; and (i) the person executing this Confirmation is duly authorized to execute and deliver it on behalf of Party B.

15. Multibranch Party.

      For purpose of Section 10(c) of the Form Master Agreement: (a) Party A is a Multibranch Party, and may act through its Charlotte, North Carolina, Chicago, Illinois, San Francisco, California, New York, New York, Boston, Massachusetts or London, England Office; and (b) Party B is not a Multibranch Party.

16. Other Provisions.

      (a) Addresses for notices. As set forth on page 1 hereof and, with respect to Party A, the fax no. set forth in Section 8 hereof.

      (b) For the purpose of Section 13(c) of the Form Master Agreement: (i) Party A appoints as its Process Agent, not applicable; and (ii) Party B appoints as its Process Agent, not applicable.

      (c) Section 12(a)(ii) of the Form Master Agreement is deleted in its entirety.

      (d) Party A may transfer or assign its rights and obligations hereunder to any entity so long as the Rating Agency Condition is satisfied.

      (e) USA PATRIOT Act Notice. Party A hereby notifies Party B that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies Party B, which information includes the name and address of Party B and other information that will allow Party A to identify Party B in accordance with the Act.

      (f) It is expressly understood and agreed by the parties hereto that insofar as this Confirmation is executed by the Trustee (i) this Confirmation is executed and delivered by Wells Fargo Bank, N.A., not in its individual capacity but solely as Trustee under the Pooling and Servicing Agreement in the exercise of the powers and authority conferred and vested in it thereunder, (ii) each of the representations, undertakings and agreements herein made on behalf of the trust formed under the Pooling and Servicing Agreement is made and intended not as personal representations, undertakings and agreements of the Trustee but is made and intended solely for the purpose of binding only Banc of America Funding Corporation 2005-C Trust, and (iii) under no circumstances shall Wells Fargo Bank, N.A., in its individual capacity be personally liable for the payment of any indebtedness or expenses or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by it on behalf of Banc of America Funding Corporation 2005-C Trust under this Confirmation. Notwithstanding the foregoing (or anything to the contrary herein), Wells Fargo Bank, N.A. shall be liable for its own fraud, negligence, willful misconduct and/or bad faith.

      (g) The Events of Default specified under Sections 5(a)(ii) - 5(a)(vi) of the Form Master Agreement will not apply to Party B.

      (h) With respect to Party B only, the provisions of Section 5(a)(vii) clause 2 of the Form Master Agreement will not be applicable as an Event of Default.

      (i) Without affecting the provisions of the Form Master Agreement requiring the calculation of certain net payment amounts, as a result of an Event of Default or Additional Termination Event or otherwise, all payments under the Form Master Agreement will be made without setoff.

      (j) Party A agrees that it will not, prior to the date that is one year and one day from the Trade Date, acquiesce, petition or otherwise invoke or cause Party B to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against Party B under any federal or state bankruptcy, insolvency or similar law or for the purpose of appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official for Party B or any substantial part of the property of Party B, or for the purpose of ordering the winding up or liquidation of the affairs of Party B. Nothing herein (nor in the Form Master Agreement) shall prevent Party A from participating in any such proceeding once commenced.

      (k) Section 9(b) of the Form Master Agreement is hereby amended by adding the following at the end of such Section: ", and unless the Rating Agency Condition is satisfied, unless such amendment clarifies any term or provision, corrects any inconsistency, cures any ambiguity, or corrects any typographical error."

      (l) Before any amendment and/or supplement is made to any document that pertains to the Form Master Agreement and/or any Transaction thereunder, Party B must first obtain the prior written consent of Party A (such consent not to be unreasonably withheld) if such amendment and/or supplement would: (a) adversely affect any of Party A's rights or obligations under the Form Master Agreement; or (b) modify the obligations of, or impact the ability of, Party B to fully perform any of Party B's obligations under the Form Master Agreement.

                [remainder of the page intentionally left blank]

Please confirm that the foregoing correctly sets forth the terms and conditions of our agreement by returning within three (3) Business Days via telecopier an executed copy of this Confirmation to the attention of Global Derivative Operations (_______). Failure to respond within such period shall not affect the validity or enforceability of this Transaction, and shall be deemed to be an affirmation of the terms and conditions contained herein, absent manifest error.

Yours sincerely,

Bank of America, N.A.

By:
      -----------------------------------------
      Name:
      Title:

Confirmed as of the date above:


Banc of America Funding Corporation 2005-C Trust

By: Wells Fargo Bank, N.A. acting as Trustee on behalf of Banc of America Funding Corporation 2005-C Trust

By:
      -----------------------------------------
      Name:
      Title:

                                   SCHEDULE A
                             Our Reference Numbers:

              Start Date  End Date  Notional Amount(USD)  Strike Rate
              ----------  --------  --------------------  -----------